PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-225060

Puhui Wealth Investment Management Co., Ltd.

Minimum Offering:	$8,000,000 (1,333,334 Ordinary Shares)
Maximum Offering:	$12,000,000 (2,000,000 Ordinary Shares)
Maximum Offering with Over-Subscription:	$13,800,000 (2,300,000 Ordinary Shares)

This is the initial public offering of our ordinary shares. We are offering a minimum of $8,000,000 and a maximum of $12,000,000 of our ordinary shares, par value $0.001 per share, subject to an over-subscription option, described below. The initial public offering price of our ordinary shares will be $6.00 per share.  Currently, no public market exists for our ordinary shares.   It is a condition to completing this offering that our ordinary shares be listed on the NASDAQ Capital Market (“NASDAQ”). We have applied for and obtained a conditional approval letter to have our ordinary shares listed on NASDAQ under the symbol “PHCF”. Such approval letter is conditioned upon certain conditions, including the closing of this offering, our satisfying all applicable initial listing standards and the receipt by NASDAQ of certain information about our shareholders, including investors that purchase shares in this offering. There is no guarantee or assurance that our ordinary shares will be approved for listing on NASDAQ.

We are an “emerging growth company”, as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investing in our ordinary shares is highly speculative and involves a significant degree of risk.  See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered before making a decision to purchase our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Minimum Offering	Maximum Offering
Public offering price	$6.00	$8,000,000	$12,000,000
Underwriter’s discount and commissions (1)	$0.36	$480,000	$720,000
Proceeds to us, before expenses	$5.64	$7,520,000	$11,280,000

(1)	Under the Underwriting Agreement, we will pay our underwriter, Joseph Stone Capital, LLC (the “Underwriter”), or its successors or assigns, a fee and commission equal to six (6%) percent of the gross proceeds raised in the offering and a non-accountable expense allowance equal to 1.5% of the gross proceeds raised in the offering. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable out-of-pocket expenses, including its legal and travel expenses, in an amount not to exceed $35,000. We will also be responsible for the costs and expenses incurred in conducting background checks of our officers and directors by a background search firm in the amount of $15,000.

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We expect our total cash expenses for this offering to be approximately $850,000, including cash expenses payable to the Underwriter for its reasonable out-of-pocket expenses, exclusive of the above commissions. The Underwriter must sell the minimum number of securities offered ($8,000,000 of ordinary shares) if any are sold. The Underwriter is only required to use its best efforts to sell the maximum number of securities offered ($12,000,000 of ordinary shares). In addition, the Underwriter has been granted an over-subscription option pursuant to which we may extend the offering for an additional 45 days and sell an additional $1,800,000 ordinary shares at the public offering price in the event that the maximum number of shares is sold. The Underwriter may exercise the over-subscription option on or prior to the final closing date of this offering. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter after which the minimum offering is sold or (ii) September 30, 2018, unless mutually extended by us and the Underwriter for up to an additional 90 days. On September 30, 2018, the offering was extended to December 29, 2018 upon mutual consent between us and the Underwriter. Until we sell at least $8,000,000 of ordinary shares, all investor funds will be held in an escrow account at Continental Stock Transfer & Trust Company. If we do not sell at least $8,000,000 of ordinary shares by September 30, 2018, unless mutually extended by the Company and the Underwriter all funds will be promptly returned to investors (within five (5) business days) without interest or deduction. One of the conditions to our obligation to sell any securities through the Underwriter is that, upon the final closing of the offering, the ordinary shares would qualify for listing on the NASDAQ Capital Market.

If we complete this offering, net proceeds will be delivered to us on each closing date. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on each closing date, we will issue to the Underwriter a warrant to purchase the number of ordinary shares in the aggregate equal to six (6%) percent of the gross proceeds received by the Company from such closing. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the date of such closing, which period shall not extend further than five years from the effective date of the registration statement of which this prospectus is a part, in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering and may also be exercisable on a cashless basis. See “Underwriting” on page 112.

JOSEPH STONE CAPITAL, LLC

The date of this prospectus is November 6, 2018

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You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any free-writing prospectus. We are offering to sell, and seeking offers to buy, the ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

We have not taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of the prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 15. We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to Puhui Wealth Investment Management Co., Ltd., a Cayman Islands company, including its consolidated subsidiaries and variable interest entity (“VIE”), unless the context otherwise indicates.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau. “RMB” or “Renminbi” refers to the legal currency of China and “$,” “US$” or “U.S. Dollars” refers to the legal currency of the United States. In addition, we commissioned Beijing Heading Century Consulting Co., Ltd., a third-party market research firm, to prepare a report in October 2017 about the third-party wealth management services industry in China and our market position in the industry in China. Information from this report, or the “Heading Report,” appears in “Prospectus Summary,” “Industry,” and other sections of this prospectus.

We amended our Memorandum and Articles of Association on May 18, 2018 in order to effect a 10-for-1 forward stock split of our ordinary shares. As a result of the forward stock split, there are 10,000,000 ordinary shares outstanding as of the date hereof. Throughout this prospectus, each reference to a number of our ordinary shares gives effect to the forward split, unless otherwise indicated.

Overview

We are a third-party wealth management service provider focusing on marketing financial products to, and managing funds for, individuals and corporate clients in the PRC. Our main operating activities are carried out through our VIE, Puhui Wealth Investment Management (Beijing) Co., Ltd. (“Puhui Beijing”), and its subsidiaries.

From its inception in 2013 to October 2016, Puhui Beijing was the investment advisory subsidiary of Finup Group (previously known as Puhui Finance Wealth Management Co., Ltd.), or Finup, which is primarily engaged in internet financial services, including peer-to-peer, or P2P, lending business in China. Puhui Beijing marketed Finup’s products primarily to retail investors with low transaction amounts, ranging from approximately $150 to approximately $10,000. Puhui Beijing charged Finup one-time commissions equal to a percentage of loan proceeds invested by its clients at the time of loan issuance. The commissions Puhui Beijing received from Finup, and one of its former shareholders, Shanghai Fengsui, accounted for substantially all of Puhui Beijing’s revenues prior to October 2016.

Due to new regulations promulgated by the China Banking Regulatory Commission in December 2015, which placed certain limitations on the P2P lending industry in China, we anticipated that our commissions from Finup would substantially decrease starting in 2016. Our management team decided to change our business focus from marketing P2P loans to retail customers to marketing financial products developed by financial institutions to high net worth and corporate clients.

From June 2016 to October 2016, Finup underwent a reorganization, pursuant to which Finup entered into various equity transfer agreements with the shareholders of Puhui Beijing pursuant to which such shareholders acquired all of Finup’s interests in Puhui Beijing. Consequently, following the registration of Puhui Beijing’s shareholders with the State Administration for Industry and Commerce (“SAIC”) on November 16, 2016, Finup’s ownership of Puhui Beijing terminated. One of Puhui Beijing’s five shareholders, Shanghai Fengsui, subsequently sold its ownership to Puhui Beijing’s majority shareholder, Beijing Dongfang Henghui Consulting Center (Limited Partnership) (“Dongfang Henghui”), an affiliate of Mr. Zhe Ji, our Chief Executive Officer and Chairman.

In anticipation of higher growth of investable assets among potential high-net-worth clients in China in 2017, we also started marketing financial products to high-net worth individuals with investable assets of between RMB 3 million and RMB 15 million (approximately US$0.44 million to $2.21 million) and small and medium enterprises with investable assets of RMB 5 million to RMB 20 million (approximately US$0.73 million to $2.93 million). As of June 30, 2018, we have facilitated the sale of financial products from 20 financial institutions to our clients. These products include primarily private equity fund products, securities investment fund products and private placement bond products. We charge financial institutions one-time commissions, calculated as a percentage of the value of the financial products purchased by our clients from such institutions. In addition, during the life cycle of certain of the security investment funds, private equity funds and fixed income products sold by such institutions to our clients, we charge such institutions recurring service fees for our ongoing services, such as investment relationship maintenance and coordination and product reports distribution. In December 2017, Puhui Beijing was issued a convertible note in the principal amount of $1,075,814 (approximately $963,034 of the funds were contributed by investors for this investment) by SSLJ.com Limited, a home improvement service and product providers in China. The note was automatically convertible into the ordinary shares of SSLJ.com Limited upon its successful listing on NASDAQ. SSLJ.com Limited’s shares commenced trading on NASDAQ on February 5, 2018. We received 213,642 shares of ordinary shares of SSLJ.com Limited upon conversion of such note at a rate of $5.00 per share on February 8, 2018. The Company subsequently recorded impairment of $778,638 against the investment cost as at June 30, 2018, among which $78,984 were recorded as impairment loss, $713,568 were recorded against customer deposits, and $13,914 were caused by exchange rate difference.

Starting in June 2017, we launched our asset management business, acting as manager or general partner of funds in which our clients invest. Our subsidiaries, Qingdao Puhui and Shanghai Pucai, serve as the manager of their respective funds. As of June 30, 2018, we served as manager or general partner of four funds with an aggregate of over RMB155.4 million (approximately US$23.5 million) under management. Two of these funds are in the form of a limited partnership in which we serve as general partner and we are also limited partner in one of the limited partnerships. See “Critical Accounting Policies – Principal of Consolidation” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below. With respect to two of the funds we manage, we charge investors subscription fees, as well as performance fees and recurring management fees in exchange for our managing such funds as general partner or manager. Subscription fees are computed as a percentage of the capital contributions made to the funds. Recurring management fees are paid to us on a quarterly basis. Performance fees and carried interest are required to be paid to us upon maturity of such funds. We do not charge separate advisory fees for our services. Our funds are set to mature within three to five years of formation with the exception of one securities investment fund, Pucai-Fengsui Wenying No.1 Private Securities Fund (“Pucai”), which invested in publicly traded securities in China. Pucai was liquidated in February 2018 with the consent of all the investors and the fund manager. 100% of the funds were returned to the investors.

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Below is a table describing the five operating funds for which we currently serve or have served as manager or general partner.

Name of the Fund	Type of fund	Role	Structure	Maturity
Pucai-Fengsui Wenying No.1 Private Securities Fund	Securities investment fund	Shanghai Pucai as Manager	Contractual Fund	Liquidated in 2/2018
Puhui-Fengsui No.4 Private Equity Fund	Private equity fund	Qingdao Puhui as Manager	Contractual Fund	5/23/2020
Puhui-Fengsui No.5 Private Equity Fund	Private equity fund	Qingdao Puhui as Manager	Contractual Fund	9/3/2020
Beijing Ruying Consulting Center (LP)	Private equity fund	Qingdao Puhui as Manager & GP	Limited partnership	5/7/2022
Xinyu JiJi Investment Center (LP)	Private equity fund	Qingdao Puhui as Manager & GP	Limited partnership	5/23/2022

On April 12, 2018, we entered into a Memorandum of Understanding with a Hong Kong based financial services company. Pursuant to the Memorandum of Understanding, we have initiated due diligence to determine whether or not to proceed to enter into a binding agreement to acquire such company. We have made an approximately $420,000 refundable down payment to date. In the event that we determine to proceed with the acquisition, we expect to use cash currently available on our balance sheet to consummate the transaction. The total cost of such acquisition would amount to HKD26,600,000 (approximately $3.4 million).

Our Industry and Market Trends

According to the Heading Report, by the end of 2016, the total amount of private investable assets in China reached RMB165 trillion (approximately US$24.8 trillion). The total amount of private investable assets is expected to achieve RMB188 trillion (US$27.8 trillion) in 2017. The increasing private investable assets have provided, and are expected to continue to provide, significant development potential for wealth management companies in China.

In 2016, global wealth reached US$255.7 trillion, increased by 1.4% from 2015, with per capita wealth of US$52,800. On the other hand, the total wealth in China has achieved US$23.39 trillion in 2016, grown from US$12.75 trillion in 2008, the annual compounding growth reached 7.9%. In 2016, as shown in the chart below, the wealth in China accounts for 9.15% of the global total wealth, ranking right behind the United States (33.2%) and Japan (9.4%).

Wealth Distribution

Unit: trillion USD

Data source: Heading Report

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According to the Heading Report, data shows that there was a total of 4.4 billion individuals with personal wealth below $100,000 in 2016 worldwide. 990 million of them are from China, accounting for 22.5% of the total population of middle and low-income group. In the meantime, the total population of wealth group (individual wealth above US$100,000) reached 398 million, among which 12.5% are from China, increased by 1.9% from 2015. With the economic development and increasing per capita disposable income, the populations of wealthy and high-net-worth individuals are expected to continue to increase accordingly in the near future.

The average wealth of Chinese adults reached US$22,900 in 2016, which is approximately US$30,000 lower than the global average level. The average wealth of Chinese residents is only 6.6% of that in the United States. However, the average wealth of Chinese adults has experienced a significant increase from 2000 to 2016, during which annual compounding growth rate was 303.1%, while the average wealth growth of the world was 66.9% and the average wealth growth of the United States was 67.2%. The accumulation of wealth in China is much faster than the global, which indicates an enormous market potential in the foreseeable future.

Average Wealth and Financial Asset, 2010-2016

Unit: USD

	2010	2011	2012	2013	2014	2015	2016
China
Average wealth	18,686	20,345	20,762	22,904	22,753	23,751	22,864
Average financial assets	9,478	10,279	10,570	11,320	11,857	12,820	11,835
World
Average wealth	49,852	50,543	52,365	54,561	53,048	52,874	52,819
Average financial assets	30,516	31,303	32,618	34,326	33,909	33,941	33,517
US
Average wealth	262,278	263,555	285,374	321,397	336,522	341,609	344,692
Average financial assets	227,742	229,256	245,265	273,247	285,478	288,786	287,782

Data source: Heading Report

History and Corporate Structure

We operate in China through Puhui Beijing, formed on September 24, 2013 under the PRC laws. We incorporated Puhui Wealth Investment Management Co., Ltd. under the laws of the Cayman Islands as our offshore holding company on November 30, 2017. Puhui Wealth Investment Management Co., Ltd. owns 100% of the equity interest in PCZ Limited, a company formed under the laws of the British Virgin Islands on December 6, 2017. Through PCZ Limited, we indirectly own 100% of the equity interest in HZF (HK) Limited, a Hong Kong company established on December 18, 2017. Beijing Rucong Enterprise Management and Advisory Co., Ltd. (“Rucong,” “WFOE” or “PRC subsidiary”), a wholly owned PRC subsidiary of HZF (HK) Limited established on January 30, 2018, entered into a series of agreements with Puhui Beijing and the majority of Puhui Beijing’s shareholders, through which we effectively control 90.21% of Puhui Beijing and derive 90.21% of the economic interest from Puhui Beijing. As consideration for entry into such agreements, such shareholders of Puhui Beijing received an aggregate of 10,000,000 ordinary shares of our company.

On July 8, 2014, Shanghai Pucai Investment Management Co., Ltd. (“Shanghai Pucai”) was incorporated under PRC laws as a wholly-owned subsidiary of Puhui Beijing. On October 29, 2015, Qingdao Puhui Zhuoyue Investment Management Co., Ltd. (“Qingdao Puhui”) was incorporated under PRC laws as a wholly-owned subsidiary of Puhui Beijing. On April 27, 2017, Shanghai Ruyue Enterprise Management Consulting Co., Ltd. (“Shanghai Ruyue”) was incorporated under PRC laws as a wholly-owned subsidiary of Puhui Beijing.

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Until June 2016, Finup was Puhui Beijing’s sole shareholder. Finup transferred (i) 62.11% shares of Puhui Beijing pursuant to an equity transfer agreement with Dongfang Henghui, Xizang Rongshun Consulting Partnership Enterprise (Limited Partnership) (“Xizang Rongshun”), Banyan Capital (Shenzhen) Investment Center (Limited Partnership) (“Banyan”), Shanghai Fengsui Investment Management Co., Ltd. (“Fengsui”), and Qianyi Investment Management (Shanghai) Co., Ltd. (“Qianyi”) dated June 28, 2016 and (ii) 37.89% shares of Puhui Beijing pursuant to another equity transfer agreement with Dongfang Henghui, Fengsui, Xizang Rongshun and Banyan dated October 14, 2016. As a result of the above equity transactions, Finup transferred 100% of its equity interest in Puhui Beijing. Puhui Beijing started its own business of wealth management advisory.

Puhui Wealth Investment Management Co., Ltd. is a Cayman Islands holding company that conducts its business in China through its subsidiary and variable interest entity, Puhui Beijing. We may rely on dividends from our wholly foreign-owned subsidiary in China for our cash requirements. Under PRC laws and regulations, our wholly foreign-owned subsidiary in China may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. See “Risk Factors—Risks Related to Our Corporate Structure—We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.”

The following diagram illustrates our corporate structure, including our subsidiary and consolidated variable interest entity and its subsidiaries, as of the date of this prospectus:

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Notes:

(1) Beijing Synergetic SIFT Asset Management Company Limited is not a party to any of the VIE Agreements.

Below is additional information of our subsidiaries and operating entities on an unconsolidated basis:

						Revenue	Profit/(Loss)
Entity	Date Formed	Business Purpose	Assets as of 6/30/2018 USD	Equity (Deficiency) as of 6/30/2018 USD	Number of Employees	Year ended 6/30/2018 USD (including intercompany)	Year ended 6/30/2018 USD	Revenue Source
Puhui Wealth Investment Management Co., Ltd.	11/30/2017	Listed entity	7,922,279	7,922,279		475,346	475,346	Investment income
PCZ Limited	12/6/2017	For tax planning purpose	3,964,527	3,964,527		475,346	475,346	Investment income
HZF (HK) Limited	12/18/2017	For tax planning purpose	3,964,527	3,964,527		475,346	475,346	Investment income
Beijing Rucong Enterprise Management and Advisory Co., Ltd.	1/30/2018	Manager of Puhui Beijing through VIE agreements	3,964,527	3,964,527		475,346	475,346	Management fee
Puhui Wealth Investment Management (Beijing) Co. Ltd.	9/24/2013	Third-party wealth management service provider	11,271,533	4,394,450	84	2,687,543	595,133	One-time commissions, recurring service fees and other service fees
Qingdao Puhui Zhuoyue Investment management Co., Ltd.	10/29/2015	Serve as Fund Manager of Private Equity and Venture Capital	886,269	443,098	7	136,129	(236,965)	One-time commissions, subscription fees and recurring management fees
Shanghai Pucai Investment Management Co., Ltd.	7/8/2014	Serve as Private Securities Investment Fund Manager	296,088	(970,251)	6	255	(356,206)	One-time commissions, recurring service fees
Beijing Pusheng Management Consulting Co., Ltd	3/19/2018	No operations
Shanghai Ruyue Enterprise Management Consulting Co., Ltd.	4/27/2017	Engage in direct investment	888,441	262,282		1,306,623	267,003	One-time commissions
Beijing Haidai Puhui Information Consulting Co., Ltd.	5/30/2018	Operation and management	151,000	141,747		—	(9,420)	None
Beijing Ruyue Haipeng Management Consulting Co., Ltd.	6/23/2017	Operation and management	-	(175,894)		—	(179,060)	None
Shanghai Hengshi Business Consulting Co., Ltd.	7/21/2017	Operation and management	5,968	(51,518)		8,632	(52,445)	Other service fees
Shanghai Shengshi Business Management Consulting Co., Ltd.	8/15/2017	Operation and management	517	(279,054)		—	(284,077)	None
Beijing Puhui Shanying Management Consulting Co., Ltd.	9/5/2017	Operation and management	286	(64,877)		—	(66,045)	None
Beijing Ruyue Jiahe Management Consulting Co., Ltd.	7/14/2017	Operation and management	(35,315)	(349,933)		—	(356,232)	None
Beijing Zhangpuji Management Consulting Co., Ltd.	9/15/2017	No operations
Beijing Fenghui Management Consulting Co., Ltd. (“Beijing Fenghui”)	10/23/2017	Operation and management	(6,265)	(114,829)		—	(116,895)	None
Beijing Lingsheng Chuangyuan Management Consulting Co., Ltd.	1/22/2018	Operation and management	(8,106)	(46,590)		—	(47,429)	None
Suzhou Shanghui Management Consulting Co., Ltd..	3/13/2018	Operation and management	10,401	(19,441)		—	(19,791)	None
Beijing Puhui Ruihe Management Consulting Co., Ltd.	6/26/2018	Operation and management	—	(15,304)		—	(15,579)	None

Our Competitive Strengths

We believe the following competitive strengths have contributed to, or will contribute to, our recent and ongoing growth:

●	Extensive and targeted coverage of China’s high-net-worth population;

●	Carefully selected products;

●	Loyal client base; and

●	Experienced management team.

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Our Strategies

We aspire to become a trusted management institution of privately offered investment funds among China’s high-net-worth population. To achieve this goal, we intend to leverage on our existing strengths and pursue the following strategies:

●	Further enhance our brand recognition among high-net-worth population and small and midsize enterprises (“SMEs”) in China;

●	Further grow our client base and increase our market penetration;

●	Broaden our individual and corporate client base;

●	Continue product innovation to enhance our value proposition to clients;

●	Enhance our IT infrastructure and proprietary database; and

●	Pursue strategic investments and acquisition opportunities.

Our Challenges

Our ability to achieve our goal and execute our strategies is subject to risks and uncertainties, including those relating to:

●	manage our growth or implement our business strategies sustainably;

●	further development of the laws and regulations governing the wealth management services industry in China;

●	attract and retain qualified wealth management product advisors and product development personnel and maintain a healthy employee turnover rate;

●	maintain and further grow our active high-net-worth and SME client base or maintain or increase the amount of investment made by our clients in the products we distribute;

●	fail to identify or fully appreciate various risks involved in the wealth management products we distribute; and

●	fail to protect our reputation and enhance our brand recognition.

Please see “Risk Factors” and other information included in this prospectus for a detailed discussion of these challenges and risks.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	Subject to NASDAQ rules, for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

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●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Our insiders are not required to comply with Section 16 of the Exchange Act requiring such insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. Our company and Rucong are considered as foreign investors or foreign invested enterprises under PRC law. The provision of market surveys business, which we conduct through our VIE, is within the category under the Catalog in which foreign investment is currently restricted, which makes a VIE structure necessary. In addition, we currently hold licenses to act as fund managers of private equity products through our VIE, which may be hard to maintain if we are considered as foreign-invested enterprises in practice. In addition, we intend to centralize our management and operation in the PRC without being restricted to conduct certain business activities which are important for our current or future business but are restricted or might be restricted in the future. As such, we believe the agreements between Rucong and Puhui Beijing are essential for our business operation. These contractual arrangements with Puhui Beijing and its major shareholders enable us to exercise effective control over Puhui Beijing and hence consolidate its financial results as our VIE.

In our case, Rucong effectively assumed management of the business activities of Puhui Beijing through a series of agreements which are referred to as the VIE Agreements. The VIE Agreements are comprised of a series of agreements, including Equity Pledge Agreements, a Technical Consultation and Service Agreement, a Business Cooperation Agreement, Equity Option Agreements, and Voting Rights Proxy and Finance Supporting Agreements. Through the VIE Agreements, Rucong has the right to advise, consult, manage and operate Puhui Beijing for an annual consulting service fee in the amount of 90.2077% of Puhui Beijing’s net profit (9.7923% of the equity owned by SIFT will not be part of the VIE structure). Beijing Dongfang Henghui Consulting Center (Limited Partnership), Beijing Dongfang Puzhong Consulting Center (Limited Partnership), Beijing Huicai Hengyun Consulting Center (Limited Partnership), Xizang Rongshun and Banyan (each a “Beijing Puhui Shareholder”, collectively, the “Puhui Beijing Shareholders” or “Participating Shareholders”) have each pledged all of their right, title and equity interests in Puhui Beijing as security for Rucong to collect consulting services fees provided to Puhui Beijing through the Equity Pledge Agreement. In order to further reinforce Rucong’s rights to control and operate Puhui Beijing, the Puhui Beijing Shareholders have granted Rucong an exclusive right and option to acquire all of their equity interests in Puhui Beijing through the Equity Option Agreement.

The VIE Agreements are detailed below as follows:

Technical Consultation and Service Agreement. Pursuant to the Technical Consultation and Service Agreement between Rucong and Puhui Beijing dated January 30,2018, Rucong has the exclusive right to provide consultation and services to Puhui Beijing in the area of fund, human, technology and intellectual property rights. For such services, Puhui Beijing agrees to pay service fees in the amount of 90.2077% of its net income and also has the obligation to absorb 90.2077% of Puhui Beijing’s losses. Rucong exclusively owns any intellectual property rights arising from the performance of this Technical Consultation and Service Agreement. The amount of service fees and payment term can be amended by Rucong and Puhui Beijing’s consultation and the implementation. The term of the Technical Consultation and Service Agreement is 20 years. Rucong may terminate this agreement at any time by giving 30 days’ written notice to Puhui Beijing.

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Business Cooperation Agreement. Pursuant to the Business Cooperation Agreement between Rucong and Puhui Beijing dated January 30,2018, Rucong has the exclusive right to provide Puhui Beijing with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Rucong is entitled to a service fee that equals to 90.2077% of the net income of Puhui Beijing determined by U.S. GAAP, the service fees may be adjusted based on the services rendered by Rucong in that month and the operational needs of Puhui Beijing. Rucong also exclusively owns any intellectual property rights arising from the performance of the Business Cooperation Agreement. The Business Cooperation Agreement shall remain effective unless it is terminated or is compelled to terminate under applicable PRC laws and regulations. Rucong may terminate this Business Cooperation Agreement at any time by giving 30 days’ prior written notice to Puhui Beijing.

Equity Pledge Agreement. Pursuant to a series of Equity Pledge Agreements among Rucong, Puhui Beijing and Puhui Beijing Shareholders dated January 30, 2018, Puhui Beijing Shareholders pledged all of their equity interests in Puhui Beijing to Rucong to guarantee Puhui Beijing’s performance of relevant obligations and indebtedness under the Technical Consultation and Service Agreement and other control agreements (“Control Agreement”). In addition, Puhui Beijing Shareholders have completed the registration of the equity pledge under the Equity Pledge Agreement with the competent local authority. If Puhui Beijing breaches its obligation under the Control Agreement, Rucong, as pledgee, will be entitled to certain rights, including the right to dispose the pledged equity interests in order to recover these breached amounts. The Equity Pledge Agreements shall be continuously valid until all of the Puhui Beijing Shareholders are no longer shareholders of Puhui Beijing or the satisfaction of all its obligations by Puhui Beijing under the Control Agreements.

Equity Option Agreement. Pursuant to a series of Equity Option Agreements among Rucong, Puhui Beijing and Puhui Beijing Shareholders dated January 30, 2018, Rucong has the exclusive right to require the Puhui Beijing Shareholders to fulfill and complete all approval and registration procedures required under PRC laws for Rucong to purchase, or designate one or more persons to purchase, Puhui Beijing Shareholders’ equity interests in Puhui Beijing, once or at multiple times at any time in part or in whole at Rucong’s sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws (currently estimated to be RMB 1.00). The Equity Option Agreements shall remain effective until all the equity interest owned by each Puhui Beijing Shareholder has been legally transferred to Rucong or its designee(s).

Voting Rights Proxy and Finance Supporting Agreement. Pursuant to the Voting Rights Proxy and Finance Supporting Agreements among Rucong, Puhui Beijing and Puhui Beijing Shareholders dated January 30, 2018, each Puhui Beijing Shareholder irrevocably appointed Rucong or Rucong’s designee to exercise all his or her rights as Puhui Beijing Shareholders under the Articles of Association of Puhui Beijing, including but not limited to the power to exercise all shareholders’ voting rights with respect to all matters to be discussed and voted in the shareholders’ meeting of Puhui Beijing. The term of the Voting Rights Proxy and Finance Supporting Agreements is 20 years.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

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We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at Suite 1002, W3 Office Building, Oriental Commerce Tower, No.1 Chang An Street, Dong Cheng District, Beijing, People’s Republic of China. Our telephone number at this address is (+86) 10 53605158. Our registered office in the Cayman Islands is located at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KYI-1104. Our agent for service of process in the United States is Law Debenture Corporate Services Inc.

Our website is http://www.puhuiwealth.com. The information contained on our website or any third-party websites is not a part of this prospectus.

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The Offering

Shares Being Offered:	A minimum of $8,000,000 and a maximum of $12,000,000 of ordinary shares. (1)

Initial Offering Price:	The purchase price for the shares will be $6.00 per share.

Number of Ordinary Shares Outstanding Before the Offering:	10,000,000 of our ordinary shares are outstanding as of the date of this prospectus.

Number of Ordinary Shares Outstanding After the Offering (2):	Minimum Offering: 11,333,334 of our ordinary shares will be outstanding. Maximum Offering: 12,000,000 of our ordinary shares will be outstanding.

Gross Proceeds to us, net of Underwriting Discount, but before Expenses (2):	$7,520,000, assuming completion of the minimum offering. $11,280,000, assuming completion of the maximum offering.

Best Efforts:	The Underwriter is selling our ordinary shares on a “best efforts” basis. Accordingly, the Underwriter has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number or dollar amount of ordinary shares, but will use its best efforts to sell the ordinary shares offered. We do not intend to close this offering unless we sell at least the minimum number of ordinary shares, at the price per ordinary share set forth on the cover page of this prospectus, which would result in sufficient proceeds to list our ordinary shares on the NASDAQ Capital Market.

Closing of Offering

The offering contemplated by this prospectus will terminate upon the earlier of: (i) a date mutually acceptable to us and the Underwriter after the minimum offering is sold or (ii) September 30, 2018, unless mutually extended by us and the Underwriter for up to an additional 90 days. On September 30, 2018, the offering was extended to December 29, 2018 upon mutal consent between us and the Underwriter. If we complete this offering, net proceeds will be delivered to us on each closing date (such closing date being the above mutually acceptable date, provided the minimum offering has been sold). We will not complete this offering unless our application to list on the NASDAQ Capital Market is approved.

Use of Proceeds:	We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include establishing branches and hiring financial advisors in affluent cities in mainland China, acquiring other companies in our industry, working capital and other general and administrative matters. For more information on the use of proceeds, see “Use of Proceeds” on page 44.

Lock-up	We, all of our directors and officers and shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of six or twenty-four months after the closing of this offering. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

NASDAQ Symbol:	PHCF

Risk Factors:	Investing in our ordinary shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15.

(1)	In addition, the Underwriter has been granted an over-subscription option pursuant to which we may extend the offering for an additional 45 days and sell up to an additional $1,800,000 ordinary shares at the public offering price in the event that the maximum number of ordinary shares is sold. The Underwriter may exercise the over-subscription option on or prior to the final closing date of this offering.

(2)	Assumes the Underwriter’s over-subscription option has not been exercised and excludes the 1,500,000 ordinary shares available for future issuance under our 2018 Equity Incentive Plan.

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Summary Consolidated Financial and Operating Data

The following summary consolidated financial statements for the years ended June 30, 2018, 2017 and 2016 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial statements as of June 30, 2018 and 2017 are derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the years ended June 30,
	2018	2017	2016
Revenues:
Revenues	$2,808,346	$1,510,181	$71,804
Revenues – related parties	1,351,515	5,174,464	14,491,366
Sales taxes	(20,680)	(35,109)	(95,233)
Total revenues	4,139,181	6,649,536	14,467,937
Operating expense
Cost of revenues	(367,548)	(82,076)	-
Selling	(1,500,572)	(3,533,367)	(11,826,919)
General and administrative	(1,888,310)	(1,860,962)	(1,989,468)
Impairment loss	(78,984)	-	-
Total operating expenses	(3,835,414)	(5,476,405)	(13,816,387)

Other income (expense)
Other income (expense), net	(29,620)	(40,474)	13,018

Income before income taxes	274,147	1,132,657	664,568

Provision for income taxes	148,320	175,435	209,923

Net income	125,827	957,222	454,645

Less: Net loss attributable to non-controlling interest	(349,519)	-	-

Net income attributable to Puhui Wealth Investment Management Co., Ltd.	$475,346	$957,222	$454,645

	June 30, 2018	June 30, 2017
Summary Consolidated Balance Sheet Data:
Current assets	$10,224,663	$1,116,007
Other assets	918,593	704,186
Total assets	11,143,256	1,820,193
Total liabilities	3,294,125	532,369
Total shareholders’ equity	$7,849,131	$1,287,824

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RISK FACTORS

An investment in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ordinary shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our limited operating history makes it difficult to evaluate the prospects of our current business model.

We have a limited operating history. We commenced our wealth management services to market financial products to high-net-worth individuals and corporate clients in October 2016. In addition, in June 2017, we launched our asset management business. Our high-net-worth clientele has grown from 39 as of June 30, 2016 to 622 as of June 30, 2018, representing a substantial increase. However, our historical growth rate may not be indicative of our future performance, especially if we are unable to develop maintain and further improve our wealth management marketing and asset management capabilities to achieve our clients’ expectations of investment returns.

Substantially all of our revenue during the year ended June 30, 2018 was attributable to one-time commissions and recurring service fees generated through our wealth management product related services. However, these revenues may not grow at the same rate as they have in the past. In addition, as the provision of our asset management and financial product marketing is at an early stage, we cannot assure you that these businesses will continue to grow or our attempts to further expand our business will be successful.

In addition, the development of our business will primarily depend on the continued and growing demand for our services and products. Any failure on our part to keep up with the development of the wealth management service and asset management sectors may materially and adversely affect the growth of our business.

You should consider our prospects in light of the risks and uncertainties that fast-growing companies with limited operating histories may encounter.

We have incurred net losses in the past and may incur net losses in the future.

We incurred net income of $125,827 during the year ended June 30, 2018. We had accumulated deficits of $6,764,155, $7,239,501 and $8,196,723 as of June 30, 2018, 2017 and 2016, respectively. We cannot assure you that we will be able to continue to generate net income or will have retained earnings in the future. We anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing, our revenue growth may slow, we may fail to generate net income or we may incur additional net losses in the future and may not be able to maintain profitability on an annual basis.

Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and results of operations.

We generated negative cash flow from operating activities of $320,272 for the year ended June 30, 2018. Although we have been able to maintain adequate working capital primarily through cash from operations, capital contribution from shareholders, short term advances from related parties and proceeds from long term loans, we cannot assure you our business model will allow us to generate positive cash flow, given our substantial expenses in relation to our revenue at this stage of our development. Our inability to collect our fees from product providers in a timely manner, our inability to generate profits from our asset management business, our inability to offset our expenses with adequate revenue and our inability to raise sufficient capital in the future could materially and adversely affect our cash flow, financial condition and results of operations.

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

We may not be able to effectively manage our growth or implement our future business strategies, in which case our business and results of operations may be materially and adversely affected.

We are experiencing a period of growth and expansion that has placed, and continues to place, significant strain on our management and resources. Factors relating to our business that may impact our growth and cause fluctuations include:

●	a decline or slowdown of the growth in the value of financial products we market or manage;

●	a reduction of the value of our invested assets and the investment returns credited to investors, which could reduce revenues from our asset management business;

●	changes in laws or regulatory policies that could impact our ability to provide wealth management marketing services and/or asset management services to our clients;

●	negative publicity regarding the financial services industry in China;

●	unanticipated delays of product or service rollouts;

●	unanticipated changes to economic terms in contracts with our financial product providers, including renegotiations that may not be favorable to us or our clients;

●	failure to enter into contracts with new financial product providers and cancellations of existing contracts with financial product providers;

●	increases in the number of clients who decide to terminate their relationship with us or who ask us to redeem their investment in the products that we market; and

●	volatility or declines in the equity, debt, real estate or other markets that reduce the assets under our management and may result in the clients’ withdrawing their investments.

We believe that our growth will depend on our ability to effectively implement our business strategies and address the above listed factors that may affect us.

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In order to strengthen our market position in the third-party wealth management service industry in China, we need to allocate substantial resources to design and develop high-quality financial products, enhance our ability to source and distribute third-party financial products and continue to grow our asset management business, all of which require us to further expand, train, manage and motivate our workforce and maintain our relationships with our clients, third-party issuers and other industry players such as financial institutions and asset management companies. Our operational expenses may increase due to establishment of additional offices and client centers so as to increase our market penetration. We anticipate that we will also need to implement a variety of enhanced and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. All of these endeavors involve risks and will require substantial management efforts, attention and skills, and significant additional expenditure. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. In addition, we cannot assure you that we will be able to manage our growth or implement our future business strategies effectively, and failure to do so may materially and adversely affect our business and results of operations.

We may fail to obtain and maintain licenses and permits necessary to conduct our operations in China, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services industry in China.

The laws and regulations governing the financial services industry in China are still evolving. Substantial uncertainties exist regarding the regulatory system and the interpretation and implementation of current and any future PRC laws and regulations applicable to the financial services industry and companies that operate wealth management or asset management businesses. Depending on the type of products and services being offered, the business operation may be subject to the supervision and scrutiny by different authorities. To date, the PRC government has not adopted a unified regulatory framework governing the distribution or management of wealth management products. However, there are laws and regulations governing certain wealth management products that we distribute or manage, such as private equity funds, securities investment funds and private placement bonds.

We currently hold licenses to act as fund managers of private equity products through Qingdao Puhui and private security products through Shanghai Pucai. We cannot assure you that we will be able to maintain our existing licenses, qualifications or permits, renew any of them when their current term expires or obtain additional licenses necessary for our future business expansion. Any violation of China Securities Regulatory Commission (“CSRC”) or Asset Management Association of China (“AMAC”) regulation would negatively impact our registration with AMAC. We cannot assure you that we will be able to maintain our qualification to sell private fund products or other regulated fund products.

In addition, if future PRC regulations require that we obtain additional licenses or permits in order to continue to conduct our business operations, there is no guarantee that we would be able to obtain such licenses or permits in a timely fashion, or at all. If any of these situations occur, our business, financial condition and prospects would be materially and adversely affected.

Puhui Beijing signed agreements with several individuals, pursuant to which, the clients have entrusted Puhui Beijing to invest in a private company in China. According to the Provisional Measures on Supervision and Administration of Privately-offered Investment Funds, the above mentioned deal structure may be considered as a private equity fund investment activity, and Puhui Bejing may be identified as a fund manager of private equity funds. Puhui Beijing has not been granted the license to act as a fund manager of private equity funds so far. Therefore, there is a possibility that Puhui Beijing may be ordered to make correction and be subject to a warning and a fine of not more than RMB30,000 and the direct accountable persons-in-charge and other direct accountable personnel shall be subject to a warning and a fine of not more than RMB30,000 by CSRC.

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We may not be able to continue to retain or expand our high-net-worth and SME client base or maintain or increase the amount of investments made by our clients in the products we distribute.

We target China’s large populations of high-net-worth individuals and SMEs as our clients. In light of China’s ever-evolving wealth management industry for high-net-wealth individuals and SMEs we cannot assure you that we will be able to maintain and increase the number of our clients or that our existing clients will maintain the same level of investment in the wealth management products that we distribute. As this industry in China is at an early stage of development and highly fragmented and has low barriers to entry, our existing and future competitors may be better equipped to capture market opportunities and grow their client bases faster than us. In addition, the evolving regulatory landscape of China’s financial service industry may not affect us and our competitors proportionately with respect to the ability to maintain or grow our client base. We may lose our position if we fail to maintain or further grow our client base at the same pace. A decrease in the number of our clients or a decrease in their spending on the products that we distribute or manage may reduce revenues derived from commissions and recurring service fees and monetization opportunities for our asset management services. If we fail to continue to meet our clients’ expectations on the returns from the products we distribute or manage or if they are no longer satisfied with our services, they may leave us for our competitors and our reputation may be damaged by these clients, affecting our ability to attract new clients, which will in turn adversely affect our financial condition and operational results.

The funds we manage can be liquidated before maturity, which has occurred and may occur in the future, which may result in an adverse effect on our business, results of operations and/or financial condition.

According to the relevant PRC laws and regulations governing private funds, private funds can be liquidated before the maturity date either as permitted by law or as contractually agreed to by the fund manager and fund investors. Pursuant to the fund documents signed by fund investors and us, our funds can be liquidated early by unanimous written consent of all fund investors or consent by two-thirds of the fund investors at an investors' meeting. Pucai, our securities investment fund, was liquidated in February 2018 pursuant to unanimous consent of all fund investors and us. Pursuant to the fund documents of Puhui-Fengsui No. 4 Private Equity Fund and Puhui-Fengsui No.5 Private Equity Fund, we, as fund manager, also have the right to liquidate the two funds before the maturity date upon the occurrence of certain events as provided in the fund documents.

As such, all of the funds we currently manage may be liquidated before the maturity date. If the funds are liquidated before the maturity date, the investors may not be able to achieve the expected investment returns. Such events could cause our clients to lose their trust and confidence in us, which could result in an adverse effect on our business, results of operations and/or financial condition. In addition, the early liquidation of private funds may cause us to be unable to receive our performance fees and carried interest as expected.

If we cannot identify or effectively control the various risks involved in the wealth management products that we distribute or manage, our reputation, client relationships and overall business operations will be adversely affected.

We distribute a selection of third-party and self-developed wealth management products and private equity funds, for which we may generate revenue based on one-time commissions and recurring fees. These products often have complex structures and involve various risks, including default risks, interest risks, liquidity risks and others. In addition, we are subject to risks arising from any potential misconduct or violation of law by the product providers. These incidences may negatively impact the performance of the applicable products that we distribute and adversely affect our reputation. Our success in maintaining our brand image depends, in part, on our ability to effectively control the risks associated with these products. Our wealth management product advisors not only need to understand the nature of the products but also need to accurately describe the products to, and evaluate them for, our clients. Although we enforce and implement strict risk management policies and procedures, they may not be fully effective in mitigating the risk exposure of our clients in all market environments or against all types of risks.

If we fail to identify and effectively control the risks associated with the products that we distribute or manage, or fail to disclose such risks to our clients in a sufficiently clear manner, and as a result our clients suffer financial loss or other damages resulting from their purchase of the wealth management products following our recommendations, our reputation, client relationship, business and prospects will be materially and adversely affected. The poor performance of such products and services, whether self-developed or sourced from third parties, or negative perceptions of the firms offering such products and services, may adversely:

●	affect our distribution of such products and reduce our revenue;

●	impact client confidence in the products we distribute; or

●	impede the launch of new products or private fund-raising activities in connection with our asset management business.

Any harm to our reputation or failure to further enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition is critical to the success of our business. We believe a well-recognized brand is crucial to increasing our high-net-worth and SME client base and, in turn, facilitate our effort to monetize our services and enhancing our attractiveness to our clients and product providers. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits and other claims in the ordinary course of our business, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or satisfactorily addressed.

Any perception that the quality of our wealth management product recommendations or the management capabilities of our fund products may not be the same as or better than that of other wealth management advisory firms or product distributors or other asset management firms can also damage our reputation. Moreover, any negative media publicity about any of the products that we distributed, the financial services industry or wealth management service industry in general, or product or service quality problems at other firms in the industry, including our competitors, may also negatively impact our reputation and brand. Negative perceptions of certain financial products and services, or the financial industry in general, may increase the number of withdrawals and redemptions or reduce purchases made by our clients, which would adversely impact our revenues and liquidity position.

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If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients, wealth management product providers and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

Our future success depends on our continued efforts to retain our existing management team and other key management as well as to attract, integrate and retain highly skilled and qualified personnel, and our business may be disrupted if we lose their services.

Our future success depends heavily on the continued services of our current executive officers. If any of our executive officers or other key management are unable or unwilling to stay in their present positions, we may not be able to find suitable replacements, which may disrupt our business operations. We do not have key personnel insurance in place. If any of our executive officers or other key management joins a competitor or forms a competing company, we may lose clients, know-how, key professionals and staff members. Each executive officer has entered into confidentiality and non-competition agreements with us. However, if any dispute arises between our executive officers and us, we cannot assure you of the extent to which any of these agreements could be enforced in China, where these executive officers reside, because of the uncertainties of China’s legal system.

We also rely on the skills, experience and efforts of our experienced service professionals, including our wealth management product advisors, client managers and product development personnel. Our wealth management product advisors and client managers mainly recommend wealth management products. Our asset management personnel also design our self-developed products. The investment performance of products distributed or managed by us and the retention of our clients are dependent upon the strategies carried out and performance by such employees. The market for these talents is extremely competitive. If we are unable to attract and retain qualified individuals or our recruiting and retention costs increase significantly, our financial condition and results of operations could be materially and adversely impacted.

Our acquisition of or investment in complementary businesses and assets as well as formation of strategic alliances involves significant risk and uncertainty that may prevent us from achieving our objectives and harm our financial condition and results of operations.

We from time to time consider opportunities for strategic acquisitions or investments in complementary businesses and assets and strategic alliances. We may not be able to complete proposed acquisitions. Our future strategic acquisitions and investments could subject us to uncertainties and risks, including:

●	costs associated with, and difficulties in, integrating acquired businesses and managing newly acquired business;

●	potentially significant goodwill impairment charges;

●	high acquisition and financing costs;

●	potential ongoing financial obligations and unforeseen or hidden liabilities;

●	failure to achieve our intended objectives, benefits or revenue-enhancing opportunities;

●	potential claims or litigation regarding our board’s exercise of its duty of care and other duties required under applicable law in connection with any of our significant acquisitions or investments approved by the board; and

●	diversion of our resources and management attention.

Our failure to address these uncertainties and risks may affect our ability in implementing our acquisition strategies, which may in turn have a material adverse effect on our liquidity, financial condition and results of operations.

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A drop in the investment performance for products distributed or managed by us, a decline in the value of the assets under our management or any decrease in our other services could negatively impact our revenues and profitability.

Investment performance is a key competitive factor for products distributed or managed by us. Strong investment performance helps us to retain and expand our client base and helps generate new sales of products and services. Strong investment performance is therefore an important element to our goals of maximizing the value of products and services provided to our clients or the assets under our management. There can be no assurance as to how future investment performance will compare to our competitors or that historical performance will be indicative of future returns. Any drop or perceived drop in investment performance as compared to our competitors could cause a decline in sales of our investment products and services. These impacts may also reduce our aggregate amount of assets under management and management fees. Poor investment performance could also adversely affect our ability to expand the distribution of third-party wealth management products and our self-developed products.

In addition, the profitability of our growing asset management services depends on fees charged based on the value of assets under management. Any impairment on the value of the assets we manage, whether caused by fluctuations or downturns in the underlying markets or otherwise, will reduce our revenues generated from asset management business, which in turn may materially and adversely affect our overall financial performance and results of operations.

If we breach the contractual obligations under the fund management documents or fiduciary duties we owe to fund counterparties in connection with our asset management business, our results of operations will be adversely impacted.

Our asset management business is expected to continue to grow in the future. Our asset management business involves inherent risks. We may be exposed to indemnity or other legal liabilities if we are deemed to have breached our legal obligations as fund managers under the fund management documents or fund subscription agreements, and are therefore susceptible to legal disputes and potentially significant damages. In cases where we serve as the general partner for the funds that are in the form of a limited partnership, we are required to manage the funds for the limited partners or the investors. We may be removed by the limited partners without cause by their exercising their kick-out rights if they are not satisfied with our services in the roles of executive partner and fund manager of the funds. If we are deemed to have breached our fiduciary duty, we may be exposed to risks and losses related to legal disputes. We could also experience losses on our principal for funds invested by us and the entity as the general partner shall bear unlimited joint and several liabilities for the debts of any fund managed by it out of all its assets. We cannot assure you that our efforts to further develop the fund management business will be successful. If our asset management business fails, our future growth may be materially and adversely affected and our reputation and credibility may be damaged among high-net-worth individuals and SMEs, which in turn may affect our wealth management product advisory services business.

Our risk management policies and procedures may not be fully effective in identifying or mitigating risk exposure in all market environments or against all types of risk, including employee and financial advisor misconduct.

We have devoted significant resources to developing our risk management policies and procedures and will continue to do so. Nonetheless, our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, which could be significantly greater than what our models indicate. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.

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Moreover, we are subject to the risks of errors and misconduct by our employees and advisors, which include:

●	engaging in misrepresentation or fraudulent activities when marketing or distributing wealth management products to clients;

●	improperly using or disclosing confidential information of our clients, third-party wealth management product providers or other parties;

●	concealing unauthorized or unsuccessful activities; or

●	otherwise not complying with laws and regulations or our internal policies or procedures.

Although we have established an internal compliance system to supervise service quality and regulation compliance, these risks may be difficult to detect in advance and deter, and could harm our business, results of operations or financial performance.

In addition, although we perform due diligence on potential clients, we cannot assure you that we will be able to identify all the possible issues based on the information available to us. If certain investors do not meet the relevant qualification requirements for products we distribute or under applicable laws, we may also be deemed in default of the obligations required in our contract with the product providers. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events, and these policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

Non-compliance on the part of third parties with which we conduct business could disrupt our business and adversely affect our results of operations.

Our third-party financial product providers or other business counterparties may be subject to regulatory penalties or punishments because of their regulatory compliance failures, which may affect our business activities and reputation and in turn, our results of operations. Although we conduct due diligence on our business counterparties, we cannot be certain whether any such counterparty has infringed or will infringe any third parties’ legal rights or violate any regulatory requirements. We cannot assure you that these counterparties will continue to maintain all applicable permits and approvals, and any noncompliance on the part of these counterparties may cause potential liabilities to us and in turn disrupt our operations.

A portion of our revenue, net income and cash flow are variable, which may make it difficult for us to achieve steady earnings growth from period to period.

A portion of our revenue, net income and cash flow are variable. For example, we are entitled to receive performance fees from the funds we manage only upon the maturity of such funds. Such variability in the timing and amount of performance fees may affect our results of operations and cash flow during a particular period, which may not be indicative of our performance in a future period. We may not achieve steady growth in net income and cash flow from period to period. In addition, even if an investment proves to be profitable, it may be a number of years before any profits can be realized. We cannot predict precisely when, or if, realizations of investments will occur. A downturn in the equity markets also makes it more difficult to exit investments by selling equity securities. If we were to have a realization event in a particular period, the event may have a significant impact on our results and cash flow for that particular period.

Poor performance of the funds that we manage would cause a decline in our revenue, income and cash flow, and could adversely affect our ability to raise capital for future investment funds.

In the event that any of the funds that we manage were to perform poorly, our revenue, income and cash flow could decline. Poor performance of our investment funds could also make it more difficult for us to raise new capital. Investors might decline to invest in future investment funds we raise. Investors and potential investors in our funds continually assess the performance of the funds that we manage, and our ability to raise capital for existing and future investment funds will depend on the continued satisfactory performance of such funds. Accordingly, poor fund performance may deter future investment in the funds we manage and thereby decrease the capital invested in such funds and ultimately our management fee income. Alternatively, in the face of poor fund performance, investors could demand lower fees or fee concessions for existing or future funds which would likewise decrease our revenue.

We rely heavily on our relationships with financial institutions and corporate partners in China.

Our business is heavily dependent upon our relationship with a number of financial institutions as well as other financial intermediaries and corporate partners in China. For the year ended June 30, 2018, YingKe Innovation Asset Management Co., Ltd., Beijing Dongfang Henghui, a majority shareholder of Puhui Beijing, Greenland Asset Management Corporation and Whale Management Corporation accounted for 17.2%, 15.7%, 13.7% and 13.0% of the Company’s revenues, respectively. Accordingly, any material deterioration or termination in our relationship with one or more of our institutional or corporate partners could have a material adverse effect on our business, financial condition and prospects.

Our investment approach may fail.

The success of our investment approach depends, in part, upon our ability to correctly interpret market data and other information. It also depends on our ability to conduct or obtain useful investment research and analysis and/or predict market conditions and developments. Failure to do so could have a material adverse effect on the performance of the funds. Some of our strategies may be new or may be rapidly developing. This could increase the difficulties that we face in successfully pursuing such strategies on behalf of our funds. As the approach and strategies that we currently employ may be modified and altered from time to time, it is possible that strategies used in the future may be different from those currently in use. No assurance can be given that our current and/or future strategies will be successful under all or any market conditions.

The impairment or negative performance of other financial services companies could adversely affect us.

We routinely work with counterparties in the financial services industry, including asset management companies, custodian banks and other institutions, when providing our services. A decline in the financial condition of one or more financial services institutions may expose us to credit losses or defaults, limit our access to liquidity or otherwise disrupt the operations of our businesses. While we regularly assess our exposure to different industries and counterparties, the performance and financial strength of specific institutions are subject to rapid change, the timing and extent of which cannot be known.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact or other adverse reputational impacts to such counterparties could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. As a result, our operations and financial performances may be adversely impacted.

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Any material decrease in the commission and fee rates for our services may have an adverse effect on our revenues, cash flow and results of operations.

We derive a significant portion of our revenues from commissions and recurring fees paid by wealth management product providers when our clients invest in the products we distribute. The commission and recurring fee rates are set by such product providers or negotiated between such parties and us, and vary from product to product. Future commission and recurring fee rates may be subject to change based on the prevailing political, economic, regulatory, taxation and competitive factors that affect product providers. These factors, which are not within our control, include the capacity of product providers to place new business and realize profits, client demand and preference for wealth management products, the availability of comparable products from other product providers at a lower cost, the availability of alternative wealth management products to clients and the tax deductibility of commissions and fees. In addition, the historical volume of wealth management products that we distributed or managed may have a significant impact on our bargaining power with third-party wealth management product providers in relation to the commission and fee rates for future products. Because we do not determine, and cannot predict, the timing or extent of commission and fee rate changes with respect to the wealth management products, it is difficult for us to assess the effect of any of these changes on our operations. In order to maintain our relationships with the product providers and to enter into contracts for new products, we may have to accept lower commission rates or other less favorable terms, which could reduce our revenues. If some of our key wealth management product providers decide not to enter into new contracts with us, or our relationships with them are otherwise impacted, our business and operating results could be materially and adversely affected. Furthermore, as we continue to grow our asset management services, we may face similar fee rates risk in connection with our asset management services.

We face substantial competition and if we are unable to compete successfully, we could lose our market share and our results of operations and financial condition may be materially and adversely affected.

The wealth management market in China is at an early stage of development and is highly fragmented. As the industry develops, we expect to face increased competition. In distributing wealth management products, we face direct competition primarily from other third-party wealth management service providers. In addition, there is a risk that we may not successfully identify new product and service opportunities or develop and introduce these opportunities in a timely and cost-effective manner. New competitors that are better adapted to the wealth management service industry may emerge, which could cause us to lose market share in key market segments.

Many of our competitors have better brand recognition, stronger market influence, greater financial and/or marketing resources. For example, many wealth management product providers are engaged in, or may in the future engage in, the distribution of wealth management products and may benefit from the integration of wealth management products with their other product offerings.

In addition, we face competition from other private fund management companies that have emerged or will emerge in the asset management business in China in the foreseeable future. With an increasing portion of wealth management products being distributed through online or mobile platforms, we expect to continue to compete with an increasing number of internet finance enterprises.

Any failure to protect our clients’ privacy and confidential information could lead to legal liability, adversely affect our reputation and have a material adverse effect on our business, financial condition or results of operations.

Our services involve the exchange, storage and analysis of highly confidential information, including detailed personal and financial information regarding our high-net-worth and SME clients, through a variety of electronic and non-electronic means, and our reputation and business operations are highly dependent on our ability to safeguard the confidential personal data and information of our clients. We rely on a network of process and software controls to protect the confidentiality of data provided to us or stored on our systems.

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If we do not maintain adequate internal controls or fail to implement new or improved controls, this data could be misappropriated or confidentiality could otherwise be breached. We could be subject to liability if we inappropriately disclose any client’s personal information, or if third parties are able to illegally gain access to any client’s name, address, portfolio holdings, or other personal and confidential information. Any such event could subject us to claims for identity theft or other similar fraud claims or claims for other misuses of personal information, such as unauthorized marketing or unauthorized access to personal information. In addition, such events would cause our clients to lose their trust and confidence in us, which may result in a material adverse effect on our business, results of operations and financial condition.

We may not be able to prevent unauthorized use of our intellectual property, which could reduce demand for the products that we distribute and our services, adversely affect our revenues and harm our competitive position.

We rely primarily on a combination of copyright, trade secret, trademark and anti-unfair competition laws and contractual rights to establish and protect our intellectual property rights. We cannot assure you that the steps we have taken or will take in the future to protect our intellectual property or piracy will prove to be sufficient. For example, although we require our employees, wealth management product providers and others to enter into confidentiality agreements in order to protect our trade secrets, other proprietary information and, most importantly, our client information, these agreements might not effectively prevent disclosure of our trade secrets, know-how or other proprietary information and might not provide an adequate remedy in the event of unauthorized disclosure of such confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Implementation of intellectual property-related laws in China has historically been lacking, primarily due to ambiguity in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protection in China may not be as effective as in the United States or other countries. Current or potential competitors may use our intellectual property without our authorization in the development of products and services that are substantially equivalent or superior to ours, which could reduce demand for our solutions and services, adversely affect our revenues and harm our competitive position. Even if we were to discover evidence of infringement or misappropriation, our recourse against such competitors may be limited or could require us to pursue litigation, which could involve substantial costs and diversion of management’s attention from the operation of our business.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future. Some third parties may own technology patents, copyrights, trademarks, trade secrets and Internet content, which they may use to assert claims against us. We require our advisors, managers and relevant staff to follow certain procedures designed to reduce the likelihood that we may use, develop or make available any content or applications without the proper licenses or necessary third-party consents. However, these procedures may not be effective in completely preventing the unauthorized posting or use of copyrighted material or the infringement of other rights of third parties.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and/or obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

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Legal or administrative proceedings or allegations against us or our management could have a material adverse impact on our reputation, results of operations, financial condition and liquidity.

We have not been subject to legal or administrative proceedings or third-party allegations historically which were likely to have had a material adverse effect on our business, financial condition or results of operations. We have been, and may from time to time in the future become, a party to such proceedings or claims arising in the ordinary course of our business. Any lawsuit or allegation against us, with or without merit, or any perceived unfair, unethical, fraudulent or inappropriate business practice by us or perceived wrong doing by any key member of our management team could harm our reputation, distract our management from day-to-day operations and cause us to incur significant expenses in the defense of such matters. A substantial judgment, award, settlement, fine, or penalty may generate negative publicity against us and could be materially adverse to our operating results or cash flows for a particular future period, depending on our results for that period. This risk may be heightened during periods when credit, equity or other financial markets are volatile, or when clients or investors are experiencing losses.

Our principal shareholder has substantial influence over our company and his interests may not be aligned with the interests of our other shareholders.

As of the date of this prospectus, Mr. Zhe Ji beneficially owns an aggregate of approximately 50.2% of our issued and outstanding ordinary shares (excluding the issuance of any shares under our 2018 Equity Incentive Plan). As a result of Mr. Ji substantial shareholding, Mr. Ji has a substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Mr. Ji may take actions that are not in the best interests of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ordinary shares. These actions may be taken even if they are opposed by our other shareholders.

We are not an “investment company” and do not intend to become registered as an “investment company” under the Investment Company Act of 1940, or the 1940 Act, because our primary business is asset management services.

An entity will generally be deemed an “investment company” for purposes of the 1940 Act if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are engaged primarily in the business of marketing third party and self-developed financial products and providing asset management services, and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as an asset management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. We recently restructured certain of our assets and currently none of our subsidiaries holds investment securities having a value exceeding 40% of the value of its total assets. As such, we believe that none of our consolidated and/or unconsolidated entities is an investment company under the Investment Company Act.

If we were to be deemed an investment company, as a foreign private issuer, we would not be eligible to register under the 1940 Act, and if a sufficient amount of our assets are deemed to be “investment securities” within the meaning of the 1940 Act, we would either have to obtain exemptive relief from the SEC, modify our contractual rights or dispose of investments in order to fall outside the definition of an investment company. Additionally, we may have to forego potential future acquisitions of interests in companies that may be deemed to be investment securities within the meaning of the 1940 Act. Failure to avoid being deemed an investment company under the 1940 Act coupled with our inability as a foreign private issuer to register under the 1940 Act could make us unable to comply with our reporting obligations as a public company in the United States and lead to our being delisted from NASDAQ, which would have a material adverse effect on the liquidity and value of our ordinary shares.

We have limited insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Other than casualty insurance on some of our assets, we do not have commercial insurance coverage on our other assets and we do not have insurance to cover our business or interruption of our business, litigation or product liability. Moreover, the low coverage limits of our property insurance policies may not be adequate to compensate us for all losses, particularly with respect to any loss of business and reputation that may occur. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured occurrence of loss or damage to property, litigation or business disruption may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are acting as a private fund manager to high-net-worth individuals and enterprises in China from time to time. While the distribution of private equity funds or securities investment funds is not explicitly categorized as restricted to foreign investment, a qualification is required for the sales of private equity funds or securities investment funds by private fund management companies. In practice, such qualification is generally unavailable to foreign-invested enterprises or their subsidiaries. And although foreign-invested enterprises incorporated in China are not expressly prohibited from providing private fund management services in China, in practice, when managing the various funds, we may also need to invest in projects or funds at the same time. Some targeted projects, such as high-end hotel and office building rental projects are in prohibited or restricted categories for foreign investment. In order to conduct our sales services in the future, we have entered into contractual arrangements through Qingdao Puhui and Shanghai Pucai which have such qualifications.

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Part of our business includes conducting market surveys, which is defined by the current Foreign Investment Catalogue to mean the collection and analysis of information concerning the performance and prospects of certain commercial products and/or services. Market survey is categorized as restricted to foreign investment. The Measures for the Administration of Foreign-Related Investigation, promulgated by the National Bureau of Statistics on July 19, 2004, states that foreign-invested entities cannot conduct market survey unless a license has been granted by the relevant authority. The license application is subject to stringent requirements and is ultimately subject to the discretion of the relevant authority. Because Rucong is unable to obtain such license, we conduct such activities through Puhui Beijing, which, as a domestic PRC company, is not required to obtain such license for market survey.

Our contractual arrangements with Puhui Beijing and its shareholders enable us to (1) have power to direct the activities that most significantly affect the economic performance of Puhui Beijing; (2) receive substantially 90.2077% of the economic benefits from Puhui Beijing in consideration for the services provided by Puhui Beijing; and (3) have an exclusive option to purchase most or part of the equity interests in Puhui Beijing when and to the extent permitted by PRC law, or request any existing shareholder of Puhui Beijing to transfer any or part of the equity interest in Puhui Beijing to another PRC person or entity designated by Rucong at any time at our discretion. Because of these contractual arrangements, we are the primary beneficiary of Puhui Beijing and hence treat each of Puhui Beijing as our VIE, and consolidate Puhui Beijing and its subsidiaries’ results of operations into ours.

If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment in the wealth management or asset management business, or if the PRC government otherwise finds that we, Puhui Beijing or any of its subsidiaries or branches are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, including the CSRC, would have broad discretion in dealing with such violations or failures, including, without limitation:

●	revoking our business and operating licenses;

●	discontinuing or restricting our operations;

●	imposing fines or confiscating any of our income that they deem to have been obtained through illegal operations;

●	imposing conditions or requirements with which we or our PRC subsidiary and consolidated entities may not be able to comply;

●	requiring us or our PRC subsidiary and consolidated entities to restructure the relevant ownership structure or operations;

●	restricting or prohibiting our use of the proceeds from the initial public offering or other financing activities of foreign investors to finance the business and operations of our VIE and their respective subsidiary; or

●	taking other regulatory or enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations, and may materially and adversely affect our business, financial condition and results of operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of any of our consolidated entities in our consolidated financial statements, if the PRC government authorities find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If any of these penalties results in our inability to direct the activities of Puhui Beijing that most significantly impact its economic performance and/or our failure to receive the economic benefits from Puhui Beijing, we may not be able to consolidate Puhui Beijing into our consolidated financial statements in accordance with U.S. GAAP.

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We rely on contractual arrangements with our VIE, and its shareholders for a portion of our China operations, which may not be as effective as direct ownership in providing operational control.

We rely on contractual arrangements with our VIE, Puhui Beijing, and its Participating Shareholders to operate a portion of our operations in China, including wealth management advisory service, market survey and the sale of private funds by private fund management companies. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE. For example, our VIE and its Participating Shareholders could breach their contractual arrangements with us by, among other things, failing to operate our business in an acceptable manner or taking other actions that are detrimental to our interests. These risks exist throughout the period in which we operate our businesses through the contractual arrangements with our VIE. If we were the controlling shareholder of the VIE with direct ownership, we would be able to exercise our rights as shareholders to effect changes to their board of directors, which in turn could implement changes at the management and operational level. However, under the current contractual arrangements, as a legal matter, if our VIE or its shareholders fail to perform their obligations under these contractual arrangements, we may have to incur substantial costs to enforce such arrangements, and rely on legal remedies under PRC law, including contract remedies, which may be time-consuming, unpredictable and expensive. If we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our business and operations could be severely disrupted, which could materially and adversely affect our results of operations and damage our reputation.

For fiscal year 2018 and 2017, Puhui Beijing and its subsidiaries and branches contributed 100% and 100% of our total net revenues. In the event we are unable to enforce the contractual arrangements, we may not be able to have the power to direct the activities that most significantly affect the economic performance of Puhui Beijing and its subsidiaries and branches, and our ability to conduct our business may be negatively affected, and we may not be able to consolidate the financial results of Puhui Beijing and its subsidiaries and branches into our consolidated financial statements in accordance with U.S. GAAP.

The shareholders of our VIE may have potential conflicts of interest with us, and if any such conflicts of interest are not resolved in our favor, our business may be materially and adversely affected.

We have designated individuals who are PRC nationals to be the shareholders of Puhui Beijing. These individuals may have conflicts of interest with us. Puhui Beijing is approximately 53.6764 % owned by Mr. Zhe Ji, our chairman of the board of directors and chief executive officer. Conflicts of interest may arise between the roles of Mr. Zhe Ji as shareholder, director and officer of our company and as shareholder, director and officer of our VIE. We rely on these individuals to abide by the laws of the Cayman Islands, which provide that directors and officers owe a fiduciary duty to our company that requires them to act in good faith and in the best interest of our company and not to use their positions for personal gains. On the other hand, PRC laws also provide that a director or an executive officer owes a fiduciary duty to the company he or she directs or manages. We cannot assure you that when conflicts arise, shareholders of our VIE will act in the best interest of our company or that conflicts will be resolved in our favor. These individuals may breach or cause the VIE to breach the existing contractual arrangements. If we cannot resolve any conflicts of interest or disputes between us and these shareholders, we would have to rely on legal proceedings, which may be expensive, time-consuming and disruptive to our operations. There is also substantial uncertainty as to the outcome of any such legal proceedings.

Our ability to enforce the equity pledge agreements between us and the Participating Shareholders of Puhui Beijing may be subject to limitations based on PRC laws and regulations.

Pursuant to the equity pledge agreements relating to Puhui Beijing, Puhui Beijing shareholders pledged their equity interests in Puhui Beijing to Rucong to secure Puhui Beijing’s performance of the obligations and indebtedness under the Technical Consultation and Service Agreement and the Business Cooperation Agreement. The equity pledges under these equity pledge agreements have been registered with the relevant local branch of the State Administration for Industry and Commerce, or the SAIC. Under the PRC Property Law, when an obligor fails to pay its debt when due, the pledgee may choose to either conclude an agreement with the pledger to obtain the pledged equity or seek payments from the proceeds of the auction or sell-off of the pledged equity. If Puhui Beijing fails to perform its obligations secured by the pledges under the equity pledge agreements, one remedy in the event of default under the agreements is to require the pledger to sell the equity interests in Puhui Beijing, as applicable, in an auction or private sale and remit the proceeds to our subsidiary in China, net of related taxes and expenses. Such an auction or private sale may not result in our receipt of the full value of the equity interests in our VIEs. We consider it very unlikely that the public auction process would be undertaken since, in an event of default, our preferred approach would be to ask our PRC subsidiary that is a party to the exclusive Equity Option Agreements with the Puhui Beijing Shareholders, to designate another PRC person or entity to acquire the equity interests in such VIE and replace the existing shareholders pursuant to the exclusive Equity Option Agreements.

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In addition, in the registration forms of the local branch of the SAIC for the pledges over the equity interests under the equity pledge agreements, the amount of registered equity interests pledged to our PRC subsidiary was stated as the pledger’s portion of the registered capital of the VIE. The equity pledge agreements with the shareholders of our VIE provide that the pledged equity interest constitute continuing security for any and all of the indebtedness, obligations and liabilities of our VIE under the relevant contractual arrangements, and therefore the scope of pledge should not be limited by the amount of the registered capital of the applicable VIE. However, there is no guarantee that a PRC court will not take the position that the amount listed on the equity pledge registration forms represents the full amount of the collateral that has been registered and perfected. If this is the case, the obligations that are supposed to be secured in the equity pledge agreements in excess of the amount listed on the equity pledge registration forms could be determined by the PRC court to be unsecured debt, which takes last priority among creditors and often does not have to be paid back at all. We do not have agreements that pledge the assets of our VIE and its subsidiaries for the benefit of us or our PRC subsidiary, although our VIE grant our PRC subsidiary options to purchase the assets of our VIE and their equity interests in its subsidiaries under the exclusive Equity Option Agreements.

If any of our VIE and its subsidiaries become the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy their assets, which could reduce the size of our operations and materially and adversely affect our business.

We do not have priority pledges and liens against the assets of our VIE. As a contractual and property right matter, this lack of priority pledges and liens has remote risks. If Puhui Beijing undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets and we may not have priority against such third-party creditors on the assets of our VIE. If our VIE liquidate, we may take part in the liquidation procedures as a general creditor under the PRC Enterprise Bankruptcy Law and recover any outstanding liabilities owed by Puhui Beijing or by Puhui Beijing under the applicable service agreement.

If the shareholders of our VIE were to attempt to voluntarily liquidate our VIE without obtaining our prior consent, we could effectively prevent such unauthorized voluntary liquidation by exercising our right to request the shareholders of our VIE to transfer 90.2077% of its equity ownership interests to a PRC entity or individual designated by us in accordance with the Equity Option Agreements with the shareholders of our VIE. In addition, under the Equity Pledge Agreement signed by Puhui Beijing and its Participating Shareholders and according to the PRC Property Law, the shareholders of Puhui Beijing do not have the right to issue dividends to themselves or otherwise distribute the retained earnings or other assets of Puhui Beijing without our consent. In the event that the shareholders of our VIE initiate a voluntary liquidation proceeding without our authorization or attempts to distribute the retained earnings or assets of our VIE without our prior consent, we may need to resort to legal proceedings to enforce the terms of the contractual arrangements. Any such litigation may be costly and may divert our management’s time and attention away from the operation of our business, and the outcome of such litigation will be uncertain.

Our contractual arrangements with our VIE may result in adverse tax consequences to us.

As a result of our corporate structure and the contractual arrangements among our PRC subsidiary, our VIE, its Participating Shareholders and us, we are effectively subject to the PRC value-added tax at rates from 3% to 6% and related surcharges on revenues generated by our subsidiary from our contractual arrangements with our VIE. The PRC Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its affiliates or related parties to the relevant tax authorities. These transactions may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year during which the transactions are conducted. We may be subject to adverse tax consequences if the PRC tax authorities were to determine that the contracts between us and our VIE were not on an arm’s length basis and therefore constitute a favorable transfer pricing arrangements. If this occurs, the PRC tax authorities could request that our VIE and any of its subsidiaries adjust their taxable income upward for PRC tax purposes. Such a pricing adjustment could adversely affect us by reducing expense deductions recorded by such VIE and thereby increasing the VIE’s tax liabilities, which could subject the VIE to late payment fees and other penalties for the underpayment of taxes. Our consolidated net income may be materially and adversely affected if our VIE’ tax liabilities increase or if either of them becomes subject to late payment fees or other penalties.

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Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations and financial results.

The Ministry of Commerce, or the MOFCOM, published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming, upon its enactment, to replace the trio of existing laws regulating foreign investment in China, namely, the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. While the MOFCOM  has submitted the draft to the State Council for approval, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the entire legal framework regulating foreign investments in China and may also impact the viability of our current corporate structure, corporate governance, business operations and financial results to some extent.

Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that an entity established in China but “controlled” by foreign investors will be treated as an FIE, whereas an entity set up in a foreign jurisdiction would nonetheless be, upon market entry clearance by the MOFCOM, treated as a PRC domestic investor provided that the entity is “controlled” by PRC entities and/or citizens. In this connection, “control” is broadly defined in the draft law to cover any of the following summarized categories: (i) holding 50% or more of the voting rights or similar equity interest of the subject entity; (ii) holding less than 50% of the voting rights or similar equity interest of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. Once an entity is determined to be an FIE, and if its investment amount exceeds certain thresholds or if its business operation falls within a “negative list” to be separately issued by the State Council in the future, market entry clearance by the MOFCOM or its local counterparts will be required. Otherwise, all foreign investors may make investments on the same terms as Chinese investors without being subject to additional approval from the government authorities as mandated by the existing foreign investment legal regime.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, a VIE that is controlled via contractual arrangements will also be deemed as an FIE, if it is ultimately “controlled” by foreign investors. Therefore, for companies with a VIE structure in an industry category that is on the “negative list,” the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the VIE will be treated as an FIE and any operation in the industry category on the “negative list” without market entry clearance may be found illegal.

The draft Foreign Investment Law has not taken a position on what will happen to the existing companies with a VIE structure, although a few possible options were proffered at the comment solicitation stage. Under these options, a company with VIE structures and in the business on the “negative list” at the time of enactment of the new Foreign Investment Law has either the option or obligation to disclose its corporate structure to the authorities, while the authorities, after reviewing the ultimate control structure of the company, may either permit the company to continue its business by maintaining the VIE structure (when the company is deemed ultimately controlled by PRC citizens), or require the company to dispose of its businesses and/or VIE structure based on circumstantial considerations. Moreover, it is uncertain whether the market survey services and the sales of private fund that we operate or plan to operate through our consolidated entities, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” to be issued. If the enacted version of the Foreign Investment Law and the final “negative list” mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure like us, we will face uncertainties as to whether such clearance can be timely obtained, if at all. Furthermore, due to lack of guidance under this draft law, we are unable to ascertain the controlling status of our company although no more than 50% of the total share capital of our company is held on record by PRC residents, and we cannot assure you of the controlling status of our company after the completion of our initial public offering. If we are not considered as ultimately controlled by PRC domestic investors, further actions required to be taken by us under the enacted Foreign Investment Law may materially and adversely affect our business and financial condition.

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The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

Risks Related to Doing Business in China

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of financial services businesses, service providers and financial products we distribute.

The PRC government extensively regulates the financial services industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the financial services industry, including wealth management and asset management companies. These financial service-related laws and regulations are evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violations of applicable laws and regulations. Issues, risks and uncertainties relating to PRC regulation of the financial services business include, but are not limited to, the following:

●	there are uncertainties related to the regulation of the wealth management and asset management business in China, including evolving licensing practices. Operations at some of our subsidiaries and consolidated entities may be subject to challenge, or we may fail to obtain permits or licenses that may be deemed necessary for our operations or we may not be able to obtain or renew certain permits or licenses; and

●	the evolving PRC regulatory system for the financial service industry may lead to the establishment of new regulatory agencies. If these new laws, regulations or policies are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the financial services industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, financial services businesses in China, including our business. There are also risks that we may be found in violation of existing or future laws and regulations given the uncertainty and complexity of China’s regulation of financial services business.

Besides, the regulations relating to financial services or products may change, and as a result we may be required to discontinue the supply of certain wealth management products that we currently distribute or cease managing certain products in our asset management business.

Adverse changes in the political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations there. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth in the past 30 years, the growth has been uneven across different periods, regions and among various economic sectors of China and the rate of growth has been slowing. We cannot assure you that the Chinese economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on our business.

The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policies and providing preferential treatment to particular industries or companies. From late 2003 to mid-2008, the PRC government implemented a number of measures, such as increasing the People’s Bank of China’s statutory deposit reserve ratio and imposing commercial bank lending guidelines that had the effect of slowing the growth of credit, which in turn may have slowed the growth of the Chinese economy. In response to the recent global and Chinese economic downturn, the PRC government has promulgated several measures aimed at expanding credit and stimulating economic growth. Since August 2008, the People’s Bank of China has decreased the statutory deposit reserve ratio and lowered benchmark interest rates several times. Beginning in January 2010, however, the People’s Bank of China started to take measures including increasing the statutory deposit reserve ratio and raised the benchmark interest rates several times in response to rapid growth of credit in 2009 and 2010. Since January 2011, the People’s Bank of China has continually increased the statutory deposit reserve ratio and raising the benchmark interest rates. The increasing trend eased in December 2011 and the statutory deposit reserve ratio was reduced twice in February and May 2012. In addition, in July 2013, the People’s Bank of China revoked the restriction on loan interest rate of financial institutions. It is unclear whether PRC economic policies will be effective in stimulating growth, and the PRC government may not be effective in achieving stable economic growth in the future. Any slowdown in the economic growth of China could lead to reduced demand for the products we distribute or manage, which could materially and adversely affect our business, as well as our financial condition and results of operations.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is based on written statutes and court decisions have limited precedential value. The PRC legal system is evolving rapidly, and the interpretation of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties.

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From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC judicial and administrative authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to predict the outcome of a judicial or administrative proceeding than in more developed legal systems. Furthermore, the PRC legal system is based, in part, on government policies and internal rules, some of which are not published in a timely manner, or at all, but which may have retroactive effect. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to the U.S. dollar, and Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policies may impact the exchange rate between Renminbi and the U.S. dollar in the future.

To the extent that we need to convert U.S. dollars into Renminbi for capital expenditures and working capital and other business purposes, appreciation of Renminbi against the U.S. dollar would have an adverse effect on Renminbi amount we would receive from the conversion. Conversely, if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against Renminbi would have a negative effect on the U.S. dollar amount available to us.

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The reporting currency of our company is the U.S. dollar. However, the functional currency of our consolidated operating subsidiaries and variable interest entity is the Renminbi and substantially all of their revenues and expenses are denominated in Renminbi. Fluctuations in exchange rates, primarily those involving the U.S. dollar, may affect the relative purchasing power of these proceeds. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of earnings from, and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of conversion of Renminbi into foreign currencies may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our company may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. But approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies, and we cannot assure you that the required governmental approval or registration can be obtained or completed in time when such capital needs arise, or at all. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of our initial public offering to make loans to our PRC subsidiary and consolidated entities or to make additional capital contributions to our PRC subsidiary, which may materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary and consolidated entities. In utilizing the proceeds that we will receive from our initial public offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our PRC subsidiary only through loans or capital contributions and to our consolidated entities only through loans.

Any loans by us to our PRC subsidiary, which is treated as foreign-invested enterprises under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our wholly owned PRC subsidiary to finance their activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. If we decide to finance our wholly owned PRC subsidiary by means of capital contributions, these capital contributions must be filed with or approved by the MOFCOM or its local counterpart. We may also extend loans to our consolidated entities, which are treated as PRC domestic companies under PRC law, and loans with a term more than one year must be approved by the National Development and Reform Commission, or the NDRC, and must also be registered with the SAFE or its local branches, loans with term less than one year must be approved by the SAFE or its local branches.

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On March 30, 2015, the SAFE issued the Circular on Reform of the Administrative Rules of the Payment and Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises, or SAFE Circular 19, which became effective on June 1, 2015. Pursuant to SAFE Circular 19, foreign-invested enterprises may either continue to follow the current payment-based foreign currency settlement system or elect to follow the “conversion-at-will” regime of foreign currency settlement. Where a foreign-invested enterprise follows the conversion-at-will regime of foreign currency settlement, it may convert part or all of the amount of the foreign currency in its capital account into Renminbi at any time. The converted Renminbi will be kept in a designated account labeled as settled but pending payment, and if the foreign-invested enterprise needs to make payment from such designated account, it still needs to go through the review process with its bank and provide necessary supporting documents. SAFE Circular 19, therefore, has substantially lifted the restrictions on the usage by a foreign-invested enterprise of its RMB registered capital converted from foreign currencies. According to SAFE Circular 19, such Renminbi capital may be used at the discretion of the foreign-invested enterprise and the SAFE will eliminate the prior approval requirement and only examine the authenticity of the declared usage afterwards. Nevertheless, foreign-invested enterprises like our PRC subsidiary are still not allowed to extend intercompany loans to our PRC consolidated entities. In addition, as Circular 19 was promulgated recently, there remain substantial uncertainties with respect to the interpretation and implementation of this circular by relevant authorities.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, including SAFE Circular 19, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or consolidated entities or with respect to future capital contributions by us to our PRC subsidiary. Our failure to complete such registrations or obtain such approvals may negatively affect our ability to use the proceeds we receive from our initial public offering and to capitalize or otherwise fund operations of our PRC operating entity, Puhui Beijing, and any other new subsidiaries we may establish in the future for business purposes, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Our PRC subsidiary and consolidated entities are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

We are a holding company incorporated in the Cayman Islands. We rely on dividends from our PRC subsidiary as well as consulting and other fees paid to us by our consolidated entities for our cash and financing requirements, such as the funds necessary to pay dividends and other cash distributions to our shareholders, and service any debt we may incur. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits after making up previous years’ accumulated losses each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiary and consolidated entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us, which may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

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China’s M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions in China established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and effective as of August 1, 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10.0 billion (US$1.4 billion) and at least two of these operators each had a turnover of more than RMB400.0 million (US$57.6 million) within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB2.0 billion (US$0.3 billion), and at least two of these operators each had a turnover of more than RMB400.0 million (US$57.6 million) within China) must be cleared by the MOFCOM before they can be completed. In addition, on February 3, 2011, the General Office of the State Council promulgated a Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Circular 6, which officially established a security review system for mergers and acquisitions of domestic enterprises by foreign investors. Further, on August 25, 2011, the MOFCOM promulgated the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the MOFCOM Security Review Regulations, which became effective on September 1, 2011, to implement the Circular 6. Under Circular 6, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises with “national security” concerns. Under the MOFCOM Security Review Regulations, the MOFCOM will focus on the substance and actual impact of the transaction when deciding whether a specific merger or acquisition is subject to security review. If the MOFCOM decides that a specific merger or acquisition is subject to security review, it will submit it to the Inter-Ministerial Panel, an authority established under the Circular 6 led by the NDRC and the MOFCOM under the leadership of the State Council, to carry out security review. The regulations prohibit foreign investors from bypassing the security review by structuring transactions through trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions. There is no explicit provision or official interpretation stating that the merging or acquisition of a company engaged in the wealth management or asset management business requires security review.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. The M&A Rules require a foreign investor to obtain the approval from the MOFCOM or its local counterpart only upon (i) its acquisition of a domestic enterprise’s equity interest; (ii) its subscription of the increased capital of a domestic enterprise; or (iii) establishes and operates a foreign-invested enterprise with assets acquired from a domestic enterprise. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in China, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

The SAFE has promulgated several regulations that require PRC residents and PRC corporate entities to register with and obtain approval from local branches of the SAFE in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

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Under these foreign exchange regulations, PRC residents who make, or have previously made, prior to the implementation of these foreign exchange regulations, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update the previously filed registration with the local branch of the SAFE, with respect to that offshore company, to reflect any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger or division. If any PRC shareholder fails to make the required registration or update the previously filed registration, the PRC subsidiary of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into its PRC subsidiary. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We have requested PRC residents holding direct or indirect interest in our company to our knowledge to make the necessary applications, filings and amendments as required by these foreign exchange regulations. Such PRC resident shareholders and beneficial owners have completed their initial registrations in relation to their ownership in our company required by foreign exchange regulations. However, we may not be informed of the identities of all the PRC residents holding direct or indirect interests in our company, and we cannot provide any assurances that all of our shareholders and beneficial owners who are PRC residents will make, obtain or update any applicable registrations or approvals required by these foreign exchange regulations. The failure or inability of our PRC resident shareholders to make such registration or truthfully disclose actual controllers of the round-trip enterprises may subject PRC residents to fines up to RMB300,000 in case of domestic institutions or RMB50,000 in case of domestic individuals. If the PRC resident shareholders do not complete their registration with the local SAFE branches, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore company, and the offshore company may be restricted in its ability to contribute additional capital to its PRC subsidiaries. Moreover, failure to comply with SAFE registration and amendment requirements described above could result in liability under PRC law for violating applicable foreign exchange restrictions.

However, as there is uncertainty concerning the reconciliation of these foreign exchange regulations with other approval requirements, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operations and financial condition. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Failure to comply with PRC regulations regarding the registration of outbound direct investment may subject us or our actual controller to fines and legal or administrative sanctions.

In December 2017, Puhui Beijing invested in a SSLJ.com Limited’s convertible note in the amount of $1,075,814. Puhui Beijing entrusted Zhe Ji, our Chief Executive Officer and Chairman, to hold shares on behalf of Puhui Beijing. In accordance with the Regulations of the People’s Republic of China on Foreign Exchange Control and other relevant regulations promulgated by SAFE, the above deal structure may be considered as an individual direct foreign investment, and also may be identified as an actual foreign investment of Puhui Beijing in substance by SAFE.

According to the relevant regulations made by SAFE, any domestic organization or individual that seeks to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas shall make the appropriate registrations in accordance with State Council foreign exchange administrative department provisions. Zhe Ji and Puhui Beijing had not completed the outbound direct investment registration or complied with other SAFE registration requirements when the investment was completed. Therefore, there is a possibility that Puhui Beijing and Zhe Ji may be ordered by SAFE to remit the foreign exchange involved back to China within a specified period of time and impose a fine of up to 30 % of the foreign exchange amount for which foreign exchange controls have been evaded. Where the circumstances of the case are serious, a fine of between 30% and 100% of the foreign exchange for which foreign exchange controls have been evaded shall be imposed on the organization or individual concerned.

Failure to comply with PRC regulations regarding the registration of share options held by our employees who are “domestic individuals” may subject such employee or us to fines and legal or administrative sanctions.

Pursuant to Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company issued by the SAFE in February 2012, or the Stock Incentive Plan Rules, “domestic individuals” (both PRC residents and non-PRC residents who reside in China for a continuous period of not less than one year, excluding the foreign diplomatic personnel and representatives of international organizations) participating in any stock incentive plan of an overseas listed company according to its stock incentive plan are required, through qualified PRC agents which could be the PRC subsidiary of such overseas-listed company, to register with the SAFE and complete certain other procedures related to the stock incentive plan.

We and our employees, who are “domestic individuals” and will be granted share options, or the PRC optionees, will be subject to the Stock Incentive Plan Rules when our company became an overseas listed company upon the completion of our initial public offering. We will complete the registration as required under the Stock Incentive Plan Rules and other relevant SAFE registrations and plan to update the registration on an ongoing basis in the future. If we or our PRC optionees fail to comply with the Individual Foreign Exchange Rule and the Stock Incentive Plan Rules, we and/or our PRC optionees may be subject to fines and other legal sanctions. We may also face regulatory uncertainties that could restrict our ability to adopt additional option plans for our directors and employees under PRC law. In addition, the General Administration of Taxation has issued a few circulars concerning employee stock options. Under these circulars, our employees working in China who exercise stock options will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee stock options with relevant tax authorities and withhold individual income taxes of those employees who exercise their stock options. If our employees fail to pay and we fail to withhold their income taxes, we may face sanctions imposed by tax authorities or any other PRC government authorities. Furthermore, there are substantial uncertainties regarding the interpretation and implementation of the Individual Foreign Exchange Rule and the Stock Incentive Plan Rules.

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We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

If our PRC subsidiary and consolidated entities plan to engage in promoting or distributing wealth management plans through the Internet, or allow our clients to purchase wealth management products on any of our websites, such business is likely to be deemed as a value-added telecommunications service and call for approvals from relevant authorities. The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our internet-based business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

The dividends we receive from our PRC subsidiary may be subject to PRC tax under the PRC Enterprise Income Tax Law, which would have a material adverse effect on our financial condition and results of operations. In addition, if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Pursuant to the PRC Enterprise Income Tax Law and its amendment, or the EIT Law, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. We are a Cayman Islands holding company and substantially all of our income may come from dividends we receive, directly or indirectly, from our wholly foreign-owned PRC subsidiary. Since there is currently no such tax treaty between China and the Cayman Islands, dividends we directly receive from our wholly foreign-owned PRC subsidiary will generally be subject to a 10% withholding tax.

In addition, under the Arrangement between China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect to the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Accordingly, HZF (HK) Limited may be able to enjoy the 5% withholding tax rate for the dividends it receives from Puhui Beijing, if Puhui Beijing satisfies the conditions prescribed in relevant tax rules and regulations, and obtain the approvals as required. However, if the Hong Kong resident enterprise is not considered to be the beneficial owner of such dividends under applicable PRC tax regulations, such dividends may remain subject to withholding tax at a rate of 10%. If HZF (HK) Limited is considered to be a non-beneficial owner for purposes of the tax arrangement, any dividends paid to them by our wholly foreign-owned PRC subsidiary directly would not qualify for the preferential dividend withholding tax rate of 5%, but rather would be subject to a rate of 10%.

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Furthermore, under the EIT Law and its implementation rules, an enterprise established outside of China with “de facto management body” within the PRC is considered a PRC resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. We do not believe that we or any of our respective subsidiaries outside of China would be a PRC resident enterprise as of January22, 2018. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”. If the PRC tax authorities determine that we were a PRC resident enterprise for tax purposes, we would be subject to a 25% enterprise income tax on their global income. In addition, if we were considered a PRC resident enterprise for tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-PRC resident enterprises. Furthermore, non-PRC resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that we are considered as a PRC resident enterprise.

If we were required under the EIT Law to withhold such PRC income tax, your investment in our ordinary shares may be materially and adversely affected.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a PRC establishment of a non-PRC company, or immovable properties located in China owned by a non-PRC company.

We face uncertainties on the reporting and consequences on private equity financing transactions, private share exchange transactions and private transfer of shares, including private transfer of public shares, in our company by non-resident investors. On February 3, 2015, the SAT issued Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfers by Non-RPC Resident Enterprises, or SAT Notice No. 7, to supersede the existing tax rules in relation to the tax treatment of the Indirect Transfer. SAT Notice No. 7 was partly superseded by the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or SAT Announcement 37. SAT Notice No. 7 introduces a new tax regime and extends the SAT’s tax jurisdiction to capture not only the Indirect Transfer but also transactions involving indirect transfer of (i) real properties in China and (ii) assets of an “establishment or place” situated in China, by a non-PRC resident enterprise through a disposition of equity interests in an overseas holding company. SAT Notice No. 7 also extends the interpretation with respect to the disposition of equity interests in an overseas holding company. In addition, SAT Notice No. 7 further clarifies how to assess reasonable commercial purposes and introduces safe harbors applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee as they are required to make self-assessment on whether an Indirect Transfer or similar transaction should be subject to PRC tax and whether they should file or withhold any tax payment accordingly. SAT Announcement 37 also clarifies many other implement matters on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises.

However, as these notices are relatively new and there is a lack of clear statutory interpretation, we face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises, or sale or purchase of shares in other non-PRC resident companies or other taxable assets by us. our company and other non-resident enterprises in our group may be subject to filing obligations or being taxed if our company and other non-resident enterprises in our group are transferors in such transactions, and may be subject to withholding obligations if our company and other non-resident enterprises in our group are transferees in such transactions. For the transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under the rules and notices. We may be required to expend costly resources to comply with SAT Notice No. 7, or to establish a case to be tax exempt under SAT Notice No. 7, which may cause us to incur additional costs and may have a negative impact on the value of your investment in us.

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The PRC tax authorities have discretion under SAT Notice No. 7 and SAT Announcement 37 to make adjustments to the taxable capital gains based on the difference between the fair value of the transferred equity interests and the investment cost. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered as a non-PRC resident enterprise under the EIT Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Notice No. 7 and SAT Announcement 37, our income tax expenses associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

If the custodians or authorized users of controlling non-tangible assets of our company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including contracts such as consulting service agreements we enter into with wealth management product providers, which are important to our business, are executed using the chops (a Chinese stamp or seal) or seals of the signing entity, or with the signature of a legal representative whose designation is registered and filed with the relevant branch of the SAIC.

Although we usually utilize chops to enter into contracts, the designated legal representatives of each of our PRC subsidiary and consolidated entities have the power to enter into contracts on behalf of such entities without chops and bind such entities. All designated legal representatives of our PRC subsidiary and consolidated entities have signed employment undertaking letters with us or our PRC subsidiary and consolidated entities under which they agree to abide by various duties they owe to us. In order to maintain the physical security of our chops and the chops of our PRC entities, we generally store these items in secured locations accessible only by the authorized personnel of each of our PRC subsidiary and consolidated entities. Although we monitor such authorized personnel, there is no assurance such procedures will prevent all instances of abuse or negligence. Accordingly, if any of our authorized personnel misuse or misappropriate our corporate chops or seals, we could encounter difficulties in maintaining control over the relevant entities and experience significant disruption to our operations. If a designated legal representative obtains control of the chops in an effort to obtain control over any of our PRC subsidiary or consolidated entities, we, our PRC subsidiary or consolidated entities would need to pass a new shareholder or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the relevant authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entity may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.

Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to the product providers or corporate borrowers who pay for our services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract law, that became effective in January 2008, as amended on December 28, 2012 and effective as of July 1, 2013, and its implementation rules that became effective in September 2008, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. On October 28, 2010, the Standing Committee of the National People’s Congress promulgated the PRC Social Insurance Law, or the Social Insurance Law, which became effective on July 1, 2011. According to the Social Insurance Law, employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance and maternity insurance and the employers must, together with their employees or separately, pay the social insurance premiums for such employees.

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As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practices do not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our ordinary shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this public offering, there has been no public market for our ordinary shares. We have applied for and obtained a conditional approval letter to have our ordinary shares listed on NASDAQ under the symbol “PHCF”. Such approval letter is conditioned upon certain conditions, including the closing of this offering, our satisfying all applicable initial listing standards and the receipt by NASDAQ of certain information about our shareholders, including investors that purchase shares in this offering. There is no guarantee or assurance that our ordinary shares will be approved for listing on NASDAQ. If an active trading market for our ordinary shares does not develop after this offering, the market price and liquidity of our ordinary shares have been materially adversely affected. The public offering price for our ordinary shares has been determined by negotiations between us and the Underwriter and may bear little or no relationship to the market price for our ordinary shares after the public offering. You may not be able to sell any ordinary shares that you purchase in the offering at or above the public offering price. Accordingly, investors should be prepared to face a complete loss of their investment.

Our ordinary shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our ordinary shares begin trading on NASDAQ, our ordinary shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our ordinary shares at or near bid prices at any given time may be relatively small or non-existent.  This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  Broad or active public trading market for our ordinary shares may not develop or be sustained.

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The market price for our ordinary shares may be volatile.

The market price for our ordinary shares may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Chinese companies;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in the Chinese wealth management industry;

●	changes in the economic performance or market valuations of other wealth management companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between RMB and the U.S. dollar; and

●	general economic or political conditions in China.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our ordinary shares.

There is no firm commitment for this offering.

This offering is being made on a “best efforts” rather than a firm commitment basis. No commitment exists by the Underwriter or anyone else to purchase all or any part of the ordinary shares being offered pursuant to this prospectus. There can be no assurances that any ordinary shares offered hereby will be sold. In addition, there is an increased risk to investors who participate in the offering if less than the maximum offering is raised, since the remainder of the funds may not be forthcoming and our inability to raise the maximum offering may jeopardize our ability to execute our business plan.

Volatility in our ordinary shares price may subject us to securities litigation.

The market for our ordinary shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

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We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from WFOE. WFOE may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder to effect service of process or to enforce judgments obtained in the United States courts.

Our corporate affairs are governed by our Memorandum and Articles of Association and by the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our Articles of Association provide that the courts of the Cayman Islands shall be the sole and exclusive forum for certain shareholder actions, and as a result, may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees.

Our Articles of Association provide that the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our director or officer to us or our shareholders, (iii) any action asserting a claim against our company arising pursuant to any provision of the Companies Law, our Memorandum of Association or our Articles of Association, and (iv) any action asserting a claim against us in respect of shareholders’ rights as shareholders or distributions of dividends. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court, including a Cayman Islands court, could find these provisions of our Articles of Association to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	Subject to NASDAQ rules, for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material non-public information;

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●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We currently intend to file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer. Accordingly, our shareholders may not have access to certain information they may deem important.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

For as long as we remain an “emerging growth company” we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	at least 75% of our gross income for the year is passive income; or

●	the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

 If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2017 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our WFOE as being wholly owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of the WFOE but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of a corporation in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	the expected growth of the wealth management market in China;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry; and

●	relevant government policies and regulations relating to our industry.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. In addition, the rapidly changing nature of the online retail industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

After deducting the estimated Underwriter’s discount and offering expenses payable by us, we expect to receive net proceeds of approximately $6,550,000 from this offering if the minimum offering is sold and approximately $10,250,000 if the maximum offering is sold, and assuming the Underwriter’s over-subscription option, consisting of $1,800,000 of ordinary shares as described in this prospectus (up to $1,665,000 of net proceeds), is not exercised. The net proceeds from this offering must be remitted to China before we will be able to use the funds.

We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include establishing branches and hiring financial advisors in affluent cities in mainland China, acquiring other companies in our industry, working capital and other general and administrative matters.

In the event that the Underwriter’s over-subscription option is exercised, we intend to use such additional net proceeds up to $1,665,000 for working capital purposes.

To the extent we raise an amount between the minimum and maximum offering, we expect that we would allocate amounts in approximately the same percentages. To the extent that a certain portion or all of the net proceeds we receive from this offering is not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors—Risks Related to Our Ordinary Shares and This Offering — We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.”

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our wholly foreign-owned subsidiary in China only through loans or capital contributions and to our consolidated variable interest entity only through loans, subject to the approval of government authorities and limit on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our wholly foreign-owned subsidiary in China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to file at the MOFCOM or its local counterparts. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital. Such loans must be registered with SAFE or its local branches, which usually takes up to 20 working days to complete. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See “Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2018:

●	on an actual basis (giving effect to the 10-for-1 forward stock split effected on May 18, 2018);

●	on an as adjusted basis to reflect the sale of ordinary shares by us in this offering at an initial public offering price of US$6.00 per ordinary share, after deducting the Underwriter’s discounts and commissions and estimated offering expenses payable by us, assuming the Underwriter does not exercise the over-subscription option.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

MAXIMUM OFFERING (2,000,000 ORDINARY SHARES)

	As of June 30, 2018
	Actual		As Adjusted (1)
	(in US$)
Equity:	$		$
Preferred shares, $0.001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding as of, June 30, 2018 and 2017		-		-
Ordinary shares, US$.001 par value, 49,000,000 shares authorized, 10,000,000 ordinary shares outstanding on an actual basis and 12,000,000 ordinary shares outstanding on an as adjusted basis		10,000		12,000
Additional paid-in capital (2)		14,613,119		24,861,119
Accumulated deficit		(6,764,155)		(6,764,155)
Accumulated other comprehensive income (loss)		(7,320)		(7,320)
Total shareholders’ equity		7,851,644		18,101,644
Total capitalization		$7,851,644		$18,101,644

MINIMUM OFFERING (1,333,334 ORDINARY SHARES)

	As of June 30, 2018
	Actual		As Adjusted (1)
	(in US$)
Equity:	$		$
Preferred shares, $0.001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2018 and 2017		-		-
Ordinary shares, US$.001 par value, 49,000,000 shares authorized, 10,000,000 ordinary shares outstanding on an actual basis and 11,333,334 ordinary shares outstanding on an as adjusted basis		10,000		11,333
Additional paid-in capital (2)		1,4,613,119		21,161,786
Accumulated deficit		(6,764,155)		(6,764,155)
Accumulated other comprehensive income		(7,320)		(7,320)
Total shareholders’ equity		7,851,644		14,401,644
Total capitalization		$7,851,644		$14,401,644

(1) Gives effect to the sale of the minimum offering and the maximum offering, as applicable, at a public offering price of $6.00 per share and to reflect the application of the proceeds after deducting our estimated offering expenses.

(2) Pro forma as adjusted for additional paid-in capital reflects the net proceeds we expect to receive, after deducting the Underwriter’s discounts and commissions, Underwriter non-accountable expense allowance and other expenses. In a maximum offering, we expect to receive net proceeds of approximately $10,250,000 ($12,000,000 offering, less underwriting fee of $720,000, non-accountable expenses of $180,000 and other offering expenses of approximately $850,000). In a minimum offering, we expect to receive net proceeds of approximately $6,550,000 ($8,000,000 offering, less underwriting fee of $480,000 and non-accountable expenses of $120,000 and other offering expenses of approximately $850,000). For an itemization of an estimation of the total offering expenses, see “Expenses Relating to this Offering” beginning on page 116 of this prospectus.

45

DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per ordinary share and the pro forma net tangible book value per ordinary share after the offering. Dilution results from the fact that the per ordinary share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

The net tangible book value of our ordinary shares at June 30, 2018 was $7,851,644 or approximately $0.79 per ordinary share based upon 10,000,000 ordinary shares outstanding. Net tangible book value per ordinary share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of ordinary shares outstanding. Tangible assets equal our total assets less goodwill and intangible assets.

If the minimum offering is sold, we will have 11,333,334 ordinary shares outstanding, with 1,333,334 ordinary shares, or approximately 11.8% upon completion of the offering, in the public float. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering at an offering price of $6.00 per share and after deducting Underwriter’s discount and commission payable by us in the amount of $480,000, non-accountable expenses of 1.5% of the of the gross proceeds in this offering and estimated offering expenses in the amount of $850,000, and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2018, will be approximately $1.27 per ordinary share. This would result in dilution to investors in this offering of approximately $4.73 per ordinary share or approximately 79% from the offering price of $6.00 per ordinary share. Net tangible book value per ordinary share would increase to the benefit of present shareholders by $0.49 per share attributable to the purchase of the ordinary shares by investors in this offering.

If the maximum offering is sold, we will have 12,000,000 ordinary shares outstanding, with 2,000,000 ordinary shares, or approximately 16.7% upon completion of the offering in the public float. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering at an offering price of $6.00 per share and after deducting Underwriter’s discount and commission payable by us in the amount of $720,000, non-accountable expenses of 1.5% of the of the gross proceeds in this offering and estimated offering expenses in the amount of $850,000, and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after June 30, 2018, will be approximately $1.51 per ordinary share. This would result in dilution to investors in this offering of approximately $4.49 per ordinary share or approximately 75% from the offering price of $6.00 per ordinary share. Net tangible book value per ordinary share would increase to the benefit of present shareholders by $0.72 per share attributable to the purchase of the ordinary shares by investors in this offering.

46

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing ordinary shares based on the foregoing offering assumptions.

	Minimum Offering (1)	Maximum Offering (2)	Maximum Offering with Over-Subscription Option Exercised (3)
Offering price per ordinary share	$6.00	$6.00	$6.00
Net tangible book value per ordinary share as of June 30, 2018	$0.79	$0.79	$0.79
Increase in net tangible book value per share after this offering	$0.49	$0.72	$0.82
Net tangible book value per ordinary share after the offering	$1.27	$1.51	$1.61
Dilution per ordinary share to new investors	$4.73	$4.49	$4.39

(1)	Assumes gross proceeds from offering of 1,333,334 ordinary shares.
(2)	Assumes gross proceeds from offering of 2,000,000 ordinary shares.
(3)	Assumes gross proceeds from offering of 2,300,000 ordinary shares, if over-subscription option is exercised in full.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2018, the differences among existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share paid, at an initial public offering price of $6.00 per share, before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of ordinary shares does not include ordinary shares issuable upon the exercise of the option to purchase additional ordinary shares granted to the Underwriter.

Minimum Offering

						Average
	Ordinary Shares					Price Per
	Purchased		Total Consideration			Ordinary
	Number	Percent	Amount		Percent	Share
Existing shareholders	10,000,000	88.24%	$14,623,119	*	64.64%	$1.46
New investors	1,333,334	11.76%	$8,000,004		35.36%	$6.00

Total	11,333,334	100.0%	$22,623,123		100.0%

Maximum Offering

						Average
	Ordinary Shares					Price Per
	Purchased		Total Consideration			Ordinary
	Number	Percent	Amount		Percent	Share
Existing shareholders	10,000,000	83.33%	$14,623,119	*	54.93%	$1.46
New investors	2,000,000	16.67%	$12,000,000		45.07%	$6.00

Total	12,000,000	100.0%	$26,623,119		100.0%

Maximum Offering with Over-Subscription Option Exercised

						Average
	Ordinary Shares					Price Per
	Purchased		Total Consideration			Ordinary
	Number	Percent	Amount		Percent	Share
Existing shareholders	10,000,000	81.30%	$14,623,119	*	51.45%	$1.46
New investors	2,300,000	18.70%	$13,800,000		48.55%	$6.00

Total	12,300,000	100.0%	$28,423,119		100.0%

* Total consideration represent historical capital contribution attributable to controlling shareholders of the Company, our subsidiaries and VIEs.

47

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China and all of our revenues are received, and all of our expenses are paid, and denominated in RMB. Capital accounts of our condensed financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of the balance sheet date.  Income and expenditures are translated at the average exchange rate of the period.  RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The following table sets forth information concerning exchange rates between the RMB and the United States dollar for the periods indicated.

Period	Period-End (1)	Average (2)
2016	6.6459	6.4406
2017	6.7793	6.8116
2018	6.6225	6.5054
July	6.8154	6.7099
August	6.8315	6.8444
September	6.8678	6.8538
October	6.9227	6.8762

(1)	The exchange rates reflect the noon buying rate in effect in New York City for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York.

(2)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

48

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, NY 10017, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, and AllBright Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

We are a third-party wealth management service provider focusing on marketing financial products to, and managing funds for individuals and corporate clients in the PRC. Our main operating activities are carried out through our VIE, Puhui Wealth Investment Management (Beijing) Co., Ltd. (Puhui Beijing), and its subsidiaries.

Prior to the restructure of Finup, our spin off in October 2016, Puhui Beijing was a 100% owned subsidiary of an online internet finance company, Finup (previously known as Puhui Finance Wealth Management Co., Ltd.) which is primarily engaged in internet financial services, including peer-to-peer, or P2P, lending business in China. Our operating entity, Puhui Beijing, was the investment advisory subsidiary of Finup and its primary business was to market Finup’s products to investors and earn one-time commissions from Finup. Puhui Beijing marketed P2P loans offered by Finup primarily to retail investors with low transaction amounts, ranging from approximately $150 to approximately $10,000. Puhui Beijing charged Finup one-time commissions equal to a percentage of loan proceeds invested by our clients at the time of loan issuance. The commissions Puhui Beijing received from our Finup, and one of our former shareholders, Shanghai Fengsui accounted for substantially all of Puhui Beijing’s revenues prior to October 2016.

Due to new regulations promulgated by the China Banking Regulatory Commission in December 2015, which placed certain limitations on the P2P lending industry in China, we anticipated that our commissions from Finup would substantially decrease starting in 2016. Our management team decided to change our business focus from marketing P2P loans to retail customers to marketing financial products developed by financial institutions to high net worth and corporate clients.

From June 2016 to October 2016, Finup underwent a reorganization, pursuant to which Finup entered into various equity transfer agreements with the shareholders of Puhui Beijing pursuant to which such shareholders acquired all of Finup’s interests in Puhui Beijing. Consequently, following the registration of Puhui Beijing’s shareholders with the SAIC on November 16, 2016, Finup’s ownership of Puhui Beijing terminated. One of Puhui Beijing’s five shareholders, Shanghai Fengsui, subsequently sold its ownership to Puhui Beijing’s majority shareholder, Beijing Dongfang Henghui, an affiliate of Mr. Zhe Ji, our Chief Executive Officer and Chairman.

In anticipation of higher growth of investable assets among potential high-net-worth clients in China in 2017, we also started marketing financial products to high-net-worth individuals with investable assets of between RMB 3 million and RMB 15 million (approximately US$0.44 million to $2.21 million) and small and medium enterprises with investable assets of RMB 5 million to RMB 20 million (approximately US$0.73 million to $2.93 million). As of June 30, 2018, we have facilitated the sale of financial products from 20 financial institutions to our clients. These products include primarily private equity fund products, securities investment fund products and private placement bond products. We charge financial institutions one-time commissions, calculated as a percentage of the value of the financial products purchased by our clients from such institutions. In addition, during the life cycle of certain of the security investment funds, private equity funds and fixed income products sold by such institutions to our clients, we charge such institutions recurring service fees for our ongoing services, such as investment relationship maintenance and coordination and product reports distribution.

Starting in June 2017, we also launched our in-house asset management business. As of June 30, 2018, we served as manager or general partner of four funds with an aggregate of over RMB155.4 million (approximately US$23.5 million) under management. Two of these funds are in the form of a limited partnership where we serve as general partner with investors being limited partners. We did not consolidate any of the two limited partnerships based on our VIE analysis. See “Critical Accounting Policies” below. With respect to the other two of the funds we manage, we charge investors subscription fees for fund formation services and recurring management fees in exchange for our managing such funds as general partner or manager. Subscription fees are computed as a percentage of the capital contributions made to the funds. Recurring management fees are paid to us on a quarterly basis. Performance fees and carried interest are required to be paid to us upon maturity of such funds. Our funds are set to mature within three to five years of formation with the exception of Pucai, which invested in publicly traded securities in China. Pucai was liquidated in February 2018 with the consent of all the investors and the fund manager. 100% of the funds were returned to the investors.

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Factors Affecting Our Results of Operations

Our management team monitors the following key business metrics:

Number of Active High-Net-Worth Clients

Since fiscal year 2017, our core business has been the marketing of financial products to high-net-worth clients and small and medium enterprises in China. The number of our high-net-worth individual clients increased from 314 as of June 30, 2017 to 325 as of June 30, 2018. The number of our corporate clients has grown from 2 as of June 30, 2017, to 3 as of June 30, 2018. The number of our high-net-worth individual clients increased from 39 as of June 30, 2016 to 314 as of June 30, 2017. The number of our corporate clients has grown from 0 as of June 30, 2016, to 2 as of June 30, 2017. Our ability to attract new clients depends on our ability to provide wealth management services which generate wealth for our clients. To achieve this, we strive to increase the level of expertise of our financial advisors, enhance our product selection and expand our coverage network in existing and new markets.

Average Transaction Value Per Client

Average transaction value per client for any given period is calculated as the average value of financial products purchased by our clients during such period. For the year ended June 30, 2108, our average transaction value per client was RMB 0.9 million (approximately US$0.14 million) as compared to RMB 0.28 million (approximately US$0.04 million) for the year ended June 30, 2017, representing a 224% increase. Our average transaction value per client increased from RMB 0.07 million (approximately US$0.01 million) during the year ended June 30, 2016, to RMB 0.28 million (approximately US$0.04 million) during the year ended June 30, 2017, representing a 300% increase. Such increases are due primarily to the increase in the value of the financial products we currently market to our high-net-worth and corporate clients in our existing business model as compared to the products marketed in our previous P2P business model in 2016.

Mix of Financial Products

Our product mix affects the amount of revenues we are able to generate. Prior to October 2016, the products we marketed consisted of personal loans, business loans and car loans with transaction values ranging from approximately $150 to approximately $10,000. The financial products that we have marketed since October 2016 include the following:

●	private equity fund products, consisting primarily of investments in equity of private equity funds whose underlying assets consist of equity interests in private companies based in China, primarily in the medical and life science industries;
●	securities investment funds which are publicly traded stocks listed on securities exchanges and commodity exchanges in mainland China and Hong Kong, in the internet and renewable energy industries;
●	private placement bonds consisting primarily of collateralized fixed income products, providing investors with fixed rate returns, in the equipment manufacturing, business services and real estate industries, with terms of 12 to18 months;

●	entities that invest in U.S. publicly listed companies; and
●	other products, including trust plans and asset management plans.

The composition and level of revenues that we derive from the distribution of financial products are affected by the type of products in which our clients invest. The product type determines whether we can receive one-time commissions only, or both one-time commissions and recurring service fees, although average fee rates do not differ substantially across different product types. With respect to all product types, we receive one-time commissions paid by third party product providers, calculated as a percentage of the value of the products that our clients purchase. With respect to non-fixed income products, we also receive recurring service fees in exchange for providing recurring services to our clients that have purchased such products.

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The table below sets forth the total value, based on historical cost, of different types of products that were distributed to our clients, both in absolute amount and as a percentage of the total value of all products distributed, during the periods indicated. All our clients are either individuals or small and medium size enterprises who are not related to us.

We categorize products as third-parties products and related-parties products. Financial products issued by unrelated parties are categorized as third-party products.

	For the years ended June 30
	2018			2017			2016
	US $ in thousands	Average Fee Rate (%)	% of Total Investments	US $ in thousands	Average Fee Rate (%)	% of Total Investments	US $ in thousands	Average Fee Rate (%)	% of Total Investments
Private equity funds products - Related parties	2,798	1.5	7.8	31,644	2.5	14.3	-	-	-
Private equity funds products - third parties	12,474	4.2	34.9	23,770	3.5	10.8	-	-	-
Private equity funds products -total	15,272	3.7	42.7	55,414	2.9	25.1	-	-	-
Private placement bonds - third parties	6,587	3.1	18.4	8,065	2.6	3.6	-	-	-
Securities investment funds - related parties	-	-	-	994	1.0	0.4	-	-	-
Securities investment funds - third parties	2,337	1.0	6.5	16,948	1.5	7.7	-	-	-
Securities investment funds -	2,337	1.0	6.5	17,942	1.5	8.1	-	-	-
entities that invest in U.S. publicly listed companies	11,529	14.2	32.3	-	-	-	-	-	-
Others	-	-	-	3,361	1.3	1.5	4,667	1.2	1.3
P2P - Related Parties	-	-	-	136,180	3.2	61.6	357,031	4.0	98.7
All Products	35,725	5.7	100.0	220,962	2.9	100.0	361,698	4.0	100.0

Fee Rates.    Our one-time commissions are a function of the dollar amount of financial products our clients purchase and our commission rate. Similarly, our recurring fees are a function of the amount of underlying assets and the applicable recurring fee rates. We refer to our commission rates and recurring fee rates collectively as our fee rates. Our net revenues are affected by our fee rates, which are based on individually negotiated service contracts with product providers. Although our fee rates differ across products of different types and sizes, the rates in respect of any given type of products have been, and we expect them to remain, relatively stable in the near future. For the same type of products, the fee rate of each product is mainly based on the risk profiles of such product.

Since launching our asset management business in June 2017, our investors have contributed an aggregate of over $23.5 million to the funds which we manage. The growth of our asset management business resulted in a decrease in the funds invested by our clients in private equity products, from approximately $55.4 million during the year ended June 30, 2017 to approximately $15.3 million during the year ended June 30, 2018. During the year ended June 30, 2018, private equity products comprised 42.7% of the financial products that our clients purchased.

Private placement bonds are fixed income products, providing lower returns for clients but less risk, and are generally not affected by general market conditions. We started offering fixed income products in second half of fiscal year 2017. During the year ended June 30, 2018, private placement bonds comprised 18.4% of the financial products that our clients purchased, as compared to 3.6% during the year ended June 30, 2017.

Due to the volatility in Chinese stock markets in 2016 and 2017, many clients are more conservative when deciding whether to purchase securities investment fund products because the performance of such products is more susceptible to volatilities in the stock market. During the year ended June 30, 2018, securities investment funds comprised 6.5% of the financial products that our clients purchased, as compared to 8.1% during the year ended June 30, 2017.

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Assets Management Business

We completed our registration with the Assets Management Association of China by March 2017, at which time we obtained our license to act as fund managers of private equity and private security products. In June 2017, we began to operate our asset management business. Currently we have four funds under management with over $23.5 million in assets in the aggregate. With respect to two of the funds we manage, we charge investors subscription fees for fund formation services and recurring management fees in exchange for our managing such funds as general partner or manager. Subscription fees are computed as a percentage of the capital contributions made to the funds. Recurring management fees are paid to us on a quarterly basis. Performance-related commissions and carried interest are required to be paid to us upon maturity of such funds. Our funds are set to mature within three to five years of formation. Revenue generated from our asset management business amounted to $92,674 for the year ended June 30, 2017. Revenues generated from asset management services amounted to $139,070, representing 3.4% of our overall total revenues during the year ended June 30, 2018. We did not receive any performance-related commissions and/or carried interest to date.

Since launching our asset management business in June 2017, we have been focused primarily on our asset management business. We believe that the growth of our asset management business will provide us with a steady flow of recurring revenues from management fees as well as additional revenue, including subscription fees and performance fees.

Our goal is to grow the number of active clients and average transaction values, which will increase our revenues in in both our financial advisory and assets management services in the form of one-time commission and recurring fees.

Assets under Management

For private equity funds, our assets under management (“AUM”) are recorded at the historical cost of such assets. Management fees are calculated either as a percentage of the investments in a fund per annum or a percentage of daily asset value and are recognized as earned over the specified contract period. Performance fees are not determinable until the winding up of the relevant funds. Accordingly, we do not accrue performance-based income based on net asset value before the winding up of the relevant fund.

For security investment funds, service fees are calculated as a percentage of either the contribution received or daily asset value of investments in the financial products purchased by our clients, calculated from the establishment date of the financial product. Appreciation from securities investment funds were not material for the periods.

Typical fee rates include both subscription fee and recurring management fee rates.

	Typical fee rates	As of June 30, 2017		Funds Inflow		Funds Outflow		As of June 30, 2018
	USD in thousands, except percentages
Product type
Private equity funds	0.1% - 1.5%	7,793	100%	16,285	(1)	620	(2)	23,458	100%
Securities investment funds(3)	0.1% - 1.5%	-	0%	3,541	(1)	3,541	(2)	-	-%
All products		7,793	100%	19,826		4,161		23,458	100%

The total amount of AUM was approximately $23.5 million as of June 30, 2018 an increase of approximately $15.7 million, or 66.8%, from approximately $7.8 million as of June 30, 2017. The net increase was due to:

(1)	Inflows of approximately $19.8 million contributions consisting of approximately $16.3 million in private equity fund products mainly in medical and life sciences industry and approximately $3.5 million in security investment fund products mainly related to private investments in public companies.

(2)	Outflows of approximately $4.2 million was attributable to approximately $3.5 million in securities investment fund products primarily due to redemption by investors and approximately $0.6 million of management fees and other administrative fees incurred in the period.

(3)

Pucai mainly invested in publicly traded stocks listed on securities exchanges in mainland China. The fund had no fixed terms and investors could redeem their investments on the last working day of any calendar year. Due to the volatility of the Chinese stock market in 2017, both investors and the fund manager agreed to liquidate the fund. The principal amount of approximately $3.5 million was returned to investors on February 1, 2018. No performance based fee was earned by us, nor were we required to refund any fees we had collected. There is no impact to our financial statements as a result of the liquidation (both qualitatively and quantitatively).

	Typical fee rates	As of June 30, 2016		Funds Inflow		Funds Outflow		As of June 30, 2017
	USD in thousands, except percentages
Product type
Private equity funds	0.1% - 1.5%	-	0%	7,886	(4)	93	(5)	7,793	100%
Securities investment funds	0.1% - 1.5%	-	0%	-		-		-	0%
All products		-	0%	7,886		93		7,793	100%

The total amount of AUM was $7.79 million as of June 30, 2017 an increase of $7.79 million, or 100%, from $0 as of June 30, 2016. The net increase was due to:

(4)	Inflows of $7.89 million contributions related to investment in private equity fund with products primarily in internet and renewable energy industry.

(5)	Outflows of $0.09 million attributable to subscription fees of $0.09 million incurred in the period.

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Results of Operations

The tables in the following discussion summarize our consolidated statements of operations for the periods indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily of the results that may be expected for any future period.

	For the year ended June 30, 2018	For the year ended June 30, 2017	Change	Change (%)
Revenues	$2,808,346	$1,510,181	$1,298,165	86.0%
Revenues – related parties	1,351,515	5,174,464	(3,822,949)	(73.9)%
Sales taxes	(20,680)	(35,109)	14,429	(41.1)%
Cost of revenues	367,548	82,076	285,472	347.8%
Selling expense	1,500,572	3,533,367	(2,032,795)	(57.5)%
General and administrative	1,888,310	1,860,962	27,348	1.5%
Impairment loss	78,984	-	78,984	100.0%
Income from operations	303,767	1,173,131	(869,364)	(74.1)%
Other income	11,526	1,091	10,435	956.5%
Other expense	(41,146)	(41,565)	419	(1.0)%
Income before income taxes	274,147	1,132,657	(858,510)	(75.8)%
Provision for current income taxes	298,935	-	298,935	100%
Provision (benefit) for deferred income taxes	(150,615)	175,435	(326,050)	(185.9)%
Net income (loss)	125,827	957,222	(831,395)	(86.9)%
Foreign currency translation gain(loss)	(34,199)	14,645	(48,844)	(333.5)%
Comprehensive income	$91,628	$971,867	$(880,239)	(90.6)%

Fiscal Year Ended June 30, 2018 Compared to Fiscal Year Ended June 30, 2017

We categorize revenues into third-party revenues and related-party revenues, and revenues generated from unrelated parties are treated as third-party revenues. Related party revenues consist of primarily subscription fees paid by funds where we serve as manager. For the year ended June 30, 2018, related party revenue also consist of:

•	One-time commissions paid by fund managed by:

o	Beijing Synergetic SIFT Asset Management Co., Ltd. (“Beijing Synergetic”), our non-controlling shareholder. They are both product providers of private equity fund and private securities fund;

•	One-time commissions paid by one of Qingdao Puhui invested and managed limited partnerships, Xinyu JiJi Investment Center, LP. (“Xinyu Jiji”), and

•	One-time commissions paid by Puhui Beijing’s majority shareholders:

o	Beijing Dongfang Henghui, one of Puhui Beijing’s majority shareholders and

o	Beijing Dongfang Puzhong Consulting Center (Limited Partnership) (“Dongfang Puzhong”), one of Puhui Beijing’s majority shareholders.

 For the year ended June 30, 2017, related party revenue also consist of:

•	one-time commissions paid by funds managed by:

o	Shanghi Fengsui, our former shareholder and

o	Huzhou Meiyu Investment and Management LP (“Huzhou Meiyu”), a company under common control of Shanghai Fengsui. They are both product providers of private equity fund and private securities fund products; and

•	one-time commissions paid by Finup for distribution of peer to peer (“P2P”) products until October 2016.

 The overall 37.8% decrease in operating revenue in 2018 from 2017 was mainly due to due to our shift from distributing P2P products to servicing high-net-worth clients as a result of regulations promulgated by the China Banking Regulatory Commission in December 2015.

The following table sets forth the principal components of our net revenues by amounts and percentages of our net revenues for the periods indicated:

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	For the year ended June 30, 2018%		For the year ended June 30, 2017%		Change	Change %
One-time commissions (1)	$3,532,269	85.3%	$6,453,485	97.1%	$(2,921,216)	(45.3)%
Third party	2,220,878	53.7%	1,371,695	20.6%	849,183	61.9%
Related parties	1,311,391	31.7%	5,081,790	76.4%	(3,770,399)	(74.2)%
Recurring service fees (2)	479,881	11.6%	104,544	1.6%	375,337	359.0%
Recurring management fees (3)	33,380	0.8%	-	-%	33,380	100.0%
Third party	32,012	0.8%	-	-%	32,012	100.0%
Related parties	1,368	0.0%	-	-%	1,368	100.0%
Subscription fees (4)	105,690	2.6%	92,674	1.4%	13,016	14.0%
Third party	66,934	1.6%	-	-%	66,934	100.0%
Related parties	38,756	0.9%	92,674	1.4%	(53,918)	(58.2)%
Other services fees(5)	8,641	0.2%	33,942	0.5%	(25,301)	(74.5)%
Sales taxes(6)	(20,680)	(0.5)%	(35,109)	(0.5)%	14,429	(41.1)%
Total operating revenues	$4,139,181	100.0%	$6,649,536	100.0%	$(2,510,355)	(37.8)%

(1) One-time commissions: For the fiscal years ended June 30, 2018 and 2017, we generated the majority of our revenues from one-time commissions from marketing of financial products purchased by our client and related services where we charge product providers a commission calculated as a percentage of the financial products purchased by our clients. We also received one-time commissions paid by our clients upon purchase of financial products that we marketed during such period and the establishment of the products. One-time commissions received prior to the establishment of the product will be deferred. Starting from the third quarter of fiscal 2018, we generated the majority of one-time commissions from marketing our newly developed financial products such as equity investments in entities that invest in U.S. publicly listed companies. One-time commissions decreased by 45.3% for the year ended June 30, 2018 compared to 2017 mainly due to the shift in our business focus in October 2016 from marketing related party products to marketing third party financial products to high net-worth individual and corporate clients. The one-time commission rates, which typically range from 2% to 4% for fixed income products with a term of six months to one year, and from 1% to 10% for equity related products. One-time commission rates for our newly developed equity products are higher, which range from 11.2% to 15.0% for equity investment in entities that invest in U.S. publicly listed companies. We received approximately $1.1 million of one-time commission by marketing such products, representing approximately 25.9% of our revenues. One-time commissions also includes fees negotiated case by case when we serve as an intermediary to facilitate the sale of our customer’s products.

For the fiscal years ended June 30, 2018 and 2017, one-time commissions received from third-party financial product providers whose financial products we marketed to our clients amounted to approximately $2,220,878 and $1,371,695, respectively, representing approximately 53.7% and 20.6% of our revenues. Revenue consisting of one-time commissions from third-party financial institutions increased by 61.9% from the year ended June 30, 2018 compared to the same period in 2017 because of our recent focus on our asset management business.

For the fiscal year ended June 30, 2018, one-time commissions received from related parities amounted to approximately $1,311,391 or 31.7% of our revenues. One-time commissions received from related parties consisted of revenues from Beijing Synergetic, Dongfang Henghui, Dongfang Puzhong, and Xinyu Jiji. One-time commissions generated from Beijing Synergetic amounted to $171,555, representing approximately 4.1% of our revenues during such period. Beijing Synergetic is the product provider of private equity funds and our clients purchased approximately RMB 18.2 million (USD $2.8 million) of said product. One-time commissions generated from Dongfang Henghui amounted to $652,578, representing approximately 15.8% of our revenues during such period. One-time commissions generated from Dongfang Puzhong amounted to $357,468, representing approximately 8.6% of our revenues during such period. One-time commissions generated from Xinyu Jiji amounted to $129,790, representing approximately 3.1% of our revenues during such period. Our clients invested RMB 17.9 million (USD $2.7 million) during the second funding stage. Xinyu Jiji increased its registered capital to RMB 28.9 million (USD $4.4 million) after completing the secondary funding stage.

For the fiscal year ended June 30, 2017, revenues from related parties mainly consist of revenues from Finup and Shanghai Fengshui, and Huzhou Meiyu. One-time commissions received from Finup amounted to $4,414,124 representing 66.4% of our revenues for the year ended June 30, 2017. One-time commissions generated from Shanghai Fengsui and Huzhou Meiyu amounted to $332,886 and $334,781, respectively representing 5.0% and 5.0% of our revenues for the year ended June 30, 2017. We initially relied on our related parties as a source of products that we distributed.

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(2) Recurring Service Fees: Recurring service fees arise from on-going services provided to product providers after the distribution of financial products including investment relationship maintenance and coordination, product reports, and due diligence reports distribution. Recurring service fees, including related parties that we received for the years ended June 30, 2018 and 2017 were from securities investment fund products and equity investments in special purpose acquisition corporations that our clients purchased. Recurring service fees generated from securities investment fund products are typically calculated as 1% of the net asset value of the portfolio underlying the products purchased by our clients calculated on a daily basis. Recurring service fees received from equity investments in special purpose acquisition corporations are fixed at RMB 63,000 (USD $9,513) per month for a year starting from the following month of when the contracts are signed. For the years ended June 30, 2018 and 2017, recurring services fees accounted for 11.6% and1.6% of our revenue, respectively. We expect these services fees will continue to provide us with a steady stream of income during the cycle of the products.

(3) Recurring management fees: In June 2017, we began to operate our asset management business, recurring management fee arises from the asset management services provided to funds we manage. Recurring management fees are computed as a percentage of the capital contribution in a fund and are recognized over the specified contract period. We received $33,380 in recurring management fees for the year ended June 30, 2018. These fees will provide us with a steady stream of income and we expect revenue from recurring management fees to increase as we attempt to expand our asset management business. The recurring management fee rates are within the range of 0.1% to 1% annually.

(4) Subscription fees: We received one-time subscription fees, including both third parties and related parties, for the year ended June 30, 2018 amounting to $105,690. A one-time subscription fee is charged up front to three funds that we manage. These revenues are recognized upon formation of the funds and distribution of products. These subscription fees average 1.5% and are also computed as a percentage of the capital contribution in the funds. We expect revenue from subscription fees to increase as we expand our asset management business.

(5) Other service fees: Other service fees refer to revenue generated from consulting services provided to companies that required asset management services as well as recruiting services provided to companies that are looking for qualified candidates. Service fees are negotiated case by case, and are specified in agreements before services are provided. Revenue is recognized upon completion of the services when collectability is reasonably assured. Such services are not our primary services and we provide this service only when there is specific needs from the clients that we serviced. Other service fees were minimal for the years ended June 30, 2018 and 2017.

(6) Sales taxes: One-time commissions, recurring service fees, recurring management fees, and other service fees that are earned and received in the PRC are subject to a Chinese value-added tax (“VAT”) at a rate of 3% to 6% of the gross proceeds or at a rate approved by the Chinese local government. One-time commissions, recurring service fees, recurring management fees, and other service fees that are earned and received in the PRC are also subject to various miscellaneous sales taxes at a rate of 7% of the VAT.

Operating Expenses

Our operating expenses consist of cost of revenues, selling expenses, general and administrative expenses and impairment loss.

	For the Year ended June 30, 2018%		For the Year ended June 30, 2017%		Change	Change (%)

Cost of revenues	$367,548	9.6%	$82,076	1.5%	$285,472	347.8%
Selling	1,500,572	39.1%	3,533,367	64.5%	(2,032,795)	(57.5)%
General and administrative	1,888,310	49.2%	1,860,962	34.0%	27,348	1.5%
Impairment loss	78,984	2.1%	-	-%	78,984	100.0%
Total operating expenses	$3,835,414	100.0%	$5,476,405	100.0%	$(1,640,991)	(30.0)%

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Cost of Revenues

Our cost of revenues consists of compensation of financial product development team members and related social welfare and benefits. Cost of revenues increased 347.8% for the fiscal year ended June 30, 2018 compared to the same period in 2017 as a result of the launching of our asset management business in fiscal year 2017.

Selling expenses

Our selling expenses consist of compensation of financial product advisors, benefits and social welfare. Selling expenses also includes office rental where marketing activities were conducted.

	For the Year ended June 30, 2018	For the Year ended June 30, 2017	Change	Change (%)

Salary	$660,371	$1,800,256	$(1,139,885)	(63.3)%
Social security	$157,432	$403,381	$(245,949)	(61.0)%
Rent	$254,361	$410,835	$(156,474)	(38.1)%
Benefits	$22,721	$137,389	$(114,668)	(83.5)%

Selling expenses decreased by 57.5% for the fiscal year ended June 30, 2018 compared to 2017. The decrease was mainly due to the shift in the focus of our business. Fewer financial product advisors and locations are needed to service our existing customers whose average transaction per value is RMB 1 million (US$0.15 million). Rent expenses for sales offices also decreased by 38.1% as we relocated to smaller and less expensive offices. For the year ended June 30, 2018, we had an average of 80 employees, including an average of 54 financial advisors, compared to an average of 110 employees, including an average of 72 financial advisors, for the same period in 2017.

General and administrative expenses

General and administrative expenses consist primarily of salaries and benefits expense for our accounting and finance, business development, fund relations, legal, human resources and other personnel, and outside professional services fees and facilities expenses.

Our general and administrative expenses were $1,888,310 and $1,860,962 for the fiscal years ended June 30, 2018 and 2017, respectively, an increase of $27,348 or 1.5%.

Impairment loss

The Company recorded impairment loss on equity securities of $78,984 and $0 for the years ended June 30, 2018 and 2017, respectively, an increase of $78,984 or 100.0%.

Provision for Income Taxes

The Company recorded income tax expense of $148,320 in the year ended June 30, 2018, compared to income tax expense of $175,435 in the year ended June 30, 2017.

For the year ended June 30, 2018, the Company generated an operating income of $274,147 and recognized $150,615 of deferred tax benefits. Deferred tax assets amounted to $1,780,798 with valuation allowance of $997,887, resulting in net deferred tax assets of $782,911.

For the year ended June 30, 2017, the Company generated an operating income of $1,132,657 and utilized $175,435 of the deferred tax assets. Deferred tax amounted to $1,543,718 for the year ended 2017 and the Company provided a valuation allowance of $923,453 for a net deferred tax assets of $620,265.

We incurred net operating loss of $8,918,079 in our initial stages of operation, from December 31, 2013 to June 30, 2015. Such net operating loss can be carried forward to offset taxable income for the next five years in accordance with the Chinese tax regulations, resulting in $2,244,188 of deferred tax assets as of June 30, 2015. We started to make profits since the fiscal year of 2016. We evaluated the likelihood of the realization of deferred tax assets, and reduced the carrying amount of the deferred tax assets by a valuation allowance of $997,887 as of June 30, 2018 as we believed a portion will not be realized.

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We considered both positive and negative factors when assessing the future realization of the deferred tax assets to determine whether valuation allowance is sufficient relative to net operating loss carry forwards and other deferred tax assets.

In making this determination, we considered the significant decrease in total revenue in 2018 as negative evidence and the incurred net income for the year ended June 30, 2018 as significant positive evidence. We considered our past two years of net operating loss (“NOL”) utilization, internal forecasts of our future pre-tax income, the nature and timing of future deductions and income represented by existing deferred tax assets to be the positive evidence, but noted the only objectively verifiable assumptions to be our pre-tax income.

The deferred income tax asset related to net operating losses resides with the following tax paying subsidiaries. One of these tax payers, Puhui Beijing, has historically generated taxable income and is forecast to continue generating taxable income. However, for an entity that had historical losses or is not expected to generate taxable income, management has provided 100% allowance on its deferred tax assets. As of June 30, 2018, we have NOL carryforwards for income tax purposes of approximately $2.8 million, which are available to offset future taxable income, if any, through 2020.

As of June 30, 2018	Net Operating Loss	Net Operating Loss not deemed realizable	Net Operating Loss
Puhui Beijing (1)	$3,729,761	$(1,212,003)	$2,517,758
Shanghai Pucai (2)	1,634,284	(1,634,284)	-
Puhui Qingdao	62,210	(62,210)	-
Shanghai Ruyue and subsidiaries (3)	1,083,051	(1,083,051)	-

(1)	Puhui Beijing’s tax year is based on calendar year from January 1 to December 31. Puhui Beijing has generated pre-tax income (net of permanent differences) since both fiscal year and tax year of 2016. Puhui Beijing generated pre-tax income for tax year of 2017 from January 1, 2017 to December 31, 2017 and utilized a portion of the NOL carryforwards. For the year ended June 30, 2018, Puhui Beijing’s revenue decreased substantially due to the change in Puhui Beijing’s product mix. As discussed in our business overview, we started to focus on asset management products in 2017. The formation of funds for asset management purpose usually takes from three to six months. The majority of the funds were still in the stage of formation during such time and did not generate revenue, while they incurred expenses. Upon completion of these undergoing products, management expects Puhui Beijing will generate taxable income and realize a portion of its NOL for the tax year ending December 31, 2018, with the remaining NOL to be realized in 2019 and 2020. As such, management believes that the current level of valuation allowance is sufficient for our deferred tax assets.

(2)	Shanghai Pucai has generated a net operating loss since inception. The net operating loss generated has been fully reserved, as the NOL is not expected to be realized in 2018.

(3)	Shanghai Ruyue and its subsidiaries were formed during the fiscal year ended June 30, 2018. As these subsidiaries were in an early stage, we have provided for 100% allowance of their NOL.

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We believe that additional valuation allowance is not deemed necessary for the deferred assets as we have been utilizing our NOLs for the past two years and we expect to generate sufficient operating income in future years, although such outcome is not guaranteed.

Net Income

Net income for the fiscal year ended June 30, 2018 was $125,827 as compared to net income of $957,222 for the year ended June 30, 2017. The decrease in net income is mainly due to the decrease in revenue, resulting from a shift to asset management products.

Foreign Currency Translation Adjustment

Changes in foreign currency translation adjustment are mainly due to the fluctuation of foreign exchange rates between RMB (the functional currency of our operating entities) and USD.

Translation adjustments included in accumulated other comprehensive loss amounted to $7,320 and accumulated other comprehensive income amounted to $26,084 as of June 30, 2018 and 2017, respectively. The balance sheet amounts, with the exception of shareholders’ equity at June 30, 2018 and 2017 were translated at 6.62 RMB and 6.78 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rates. The average translation rates applied to statement of income accounts for the years ended June 30, 2018 and 2017 were 6.51 RMB and 6.81 RMB, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

	For the year ended June 30, 2017	For the year ended June 30, 2016	Change	Change (%)
Revenues	$1,510,181	$71,804	$1,438,377	2,003.2%
Revenues – related party	5,174,464	14,491,366	(9,316,902)	(64.3)%
Sales taxes	(35,109)	(95,233)	60,124	(63.1)%
Cost of revenues	82,076	-	82,076	100.0%
Selling expense	3,533,367	11,826,919	(8,293,552)	(70.1)%
General and administrative	1,860,962	1,989,468	(128,506)	(6.5)%
Income from operations	1,173,131	651,550	521,581	80.1%
Other income	1,091	13,292	(12,201)	(91.8)%
Other expense	(41,565)	(274)	(41,291)	15,069.7%
Income before income taxes	1,132,657	664,568	468,089	70.4%
Provision for deferred income taxes	175,435	209,923	(34,488)	(16.4)%
Net Income	957,222	454,645	502,577	110.5%
Foreign currency translation gain/loss	14,645	(13,634)	28,279	(207.4)%
Comprehensive Income	$971,867	$441,011	$530,856	120.4%

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Fiscal Year Ended June 30, 2017 Compared to Fiscal Year Ended June 30, 2016

We categorize revenues into third-party revenues and related-party revenues, and revenues generated from unrelated parties are treated as third-party revenues. Related party revenues consist of primarily subscription fees paid by fund where we serve as manager. Related party revenue also consist of:

●	one-time commissions and recurring services fees paid by funds managed by:
o	Shanghi Fengsui, our former shareholder and
o	Huzhou Meiyu Investment and Management LP (“Huzhou Meiyu”), a company under common control of Shanghai Fengsui. They are both product providers of private equity fund and private securities fund products. When we started our distribution of financial products to high-net-worth client in July 2016, we relied on our related parties as a source of products that we distributed; and

●	one-time commissions paid by Finup for distribution of P2P products until October 2016.

The overall 54.0% decrease in operating revenue in 2017 from 2016 was mainly due to due to our shift from distributing P2P products to servicing high-net-worth clients as a result of regulations promulgated by the China Banking Regulatory Commission in December 2015.

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Our operating revenues consisted of the following:

	For the year ended June 30, 2017%		For the year ended June 30, 2016%		Change	Change (%)

One-time commissions (1)	$6,453,485	97.0%	$14,491,366	100.2%	$(8,037,881)	(55.5)%
Third party	1,371,695	20.6%	-	-%	1,371,695	100%
Related party	5,081,790	76.4%	14,491,366	100.2%	(9,409,576)	(64.9)%
Recurring service fees-third party(2)	104,544	1.6%	$-	-%	$104,544	100.0%
Subscription fees – related party(3)	92,674	1.4%	-	-%	92,674	100.0%
Other services fees(4)	33,942	0.5%	71,804	0.5%	(37,862)	(52.7)%
Sales taxes(5)	(35,109)	(0.5)%	(95,233)	(0.7)%	60,124	(63.1)%
Total operating revenues	$6,649,536	100.0%	$14,467,937	100.0%	(7,818,401)	(54.0)%

(1) One-time commissions: We generate a majority of one-time commissions from marketing of financial products purchased by our client and related services where we charge product providers a commission calculated as a percentage of the financial products purchased by our clients. One-time commissions decreased by 55.5% for the year ended June 30, 2017 compared to 2016 mainly due to reasons discussed above, as we changed from distributing P2P products to financial products targeting high-net-worth clients. Substantially all one-time commissions we earned for the year ended June 30, 2016 was from Finup.

One-time commissions from third-party financial product providers amounted to approximately $1,371,695 and $0, respectively representing approximately 20.6% and 0% of our revenues for the years ended June 30, 2017 and 2016. The products we distributed included private equity fund, fixed income and private security fund with private equity fund products contributing about 18.3% of our revenue.

For the year ended June 30, 2017, revenues from related party mainly consists of revenues from Finup and Shanghai Fengshui, and Huzhou Meiyu. One-time commissions received from Finup amounted to $4,414,124 representing 66.4% of our revenues for the years ended June 30, 2017. One-time commissions generated from Shanghai Fengsui and Huzhou Meiyu amounted to $332,886 and $334,781, respectively representing 5.0% and 5.0% of our revenues for the year ended June 30, 2017. We initially relied on our related parties as a source of products that we distributed.

One-time commissions received from Finup amounted $14,491,366 representing and 100.2% of our revenues for the years ended June 30, 2016.

(2) Recurring Service Fees: Recurring service fee arises from on-going services provided to product providers after the distribution of wealth management product including investment relationship maintenance and coordination and product reports distribution. For the year ended June 30, 2016 recurring fees are mainly from securities investment fund products that our clients purchased. These service fees are typically calculated as 1% of the net asset value of the portfolio underlying the products purchased by our clients calculated on a daily basis. Recurring services fees only accounted for 1.6% of our revenue, however these services fees are expected to provide us with a steady stream of income during the cycle of the products.

(3) Subscription fees: A one-time subscription fee is charged to certain funds that we manage. These subscription fees are also computed as a percentage of the capital contribution in the funds. The fee is mainly for fund formation services and distribution of products. We set up our first fund for the year ended June 30, 2017 and the assets we managed amounted to 47 million RMB (USD 6.9 million).

(4) Other service fees: Other service fee refers to revenue generated from consulting services provided to companies that required asset management services. Service fees are negotiated case by case, and are specified in agreements before services are provided. Revenue is recognized upon completion of the services when collectability is reasonably assured. It is not our main service line, we provide this service where there is specific needs from the clients that we serviced.

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(5) Sales taxes: Transaction fee, management fee and license fee that are earned and received in the PRC are subject to a Chinese value-added tax (“VAT”) at a rate of 3% prior to March 2017 (6% starting in April 2017) of the gross proceed or at a rate approved by the Chinese local government. Transaction fee and management fee that are earned and received in the PRC are also subject to various miscellaneous sales taxes at a rate of 7% of the VAT. VAT and miscellaneous sales taxes are accounted for as reduction of revenue.

Operating Expenses

Our operating expenses consist of cost of revenues, selling, and general and administrative expenses.

	For the Year ended June 30, 2017%		For the Year ended June 30, 2016%		Change	Change (%)

Cost of revenues	$82,076	1.5%	$-	-%	$82,076	100.0%
Selling	3,533,367	64.5%	11,826,919	85.6%	(8,293,552)	(70.1)%
General and administrative	1,860,962	34.0%	1,989,468	14.4%	(128,506)	(6.5)%
Total operating expenses	$5,476,405	100.0%	$13,816,387	100.0%	$(8,339,982)	(60.4)%

Cost of Revenues

Our cost of revenues consists of compensation of financial product development team members and related social welfare and benefits. Cost of revenues increased 100% for the year ended June 30, 2017 compared to 2016 as a result of us started sourcing our own products starting fiscal year 2017.

Selling expenses

Our selling expenses consists of compensation of financial product advisors, and social welfare. Selling expenses also includes office rental where marketing activities were conducted.

	For the Year ended June 30, 2017	For the Year ended June 30, 2016	Change	Change (%)

Salary	$1,800,256	$8,482,971	$(6,682,715)	(78.8)%
Social security	$403,381	$1,282,579	$(879,198)	(68.5)%
Rent	$410,835	$932,867	$(522,032)	(56.0)%
Benefits	$137,389	$390,656	$(253,267)	(64.8)%

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Selling expenses decreased by 70.1% for the year ended June 30, 2017 compared to 2016. The decrease was mainly due to the shift in the Company’s strategy to focus more on high-net-worth clients instead of retail customers. Fewer financial product advisors and locations are needed to service our existing customers whose average transaction per value is RMB 1 million (US$0.15 million). Rent expenses for sales offices also decreased by 56% due to less front sales office spaces were required to maintain the required client services. The number of our sales offices decreased from eleven offices for the year ended June 30, 2016, to eight offices for the year ended June 30, 2017. As of June 30, 2017, we had 70 employees, including 44 financial advisors, as compared to over 150 employees, including nearly 100 financial advisors, as of June 30, 2016.

General and administrative expenses

General and administrative expenses consists primarily of salaries and benefits expense for our accounting and finance, business development, fund relations, legal, human resources and other personnel, and outside professional services fees and facilities expenses.

Our general and administrative expenses were $1,860,962 and $1,989,468 for the fiscal years ended June 30, 2017 and 2016, respectively, a decrease of $128,506 or 6.5% mainly due to the Company had fewer administrative personnel.

Provision for Income Taxes

The Company recorded income tax expense of $175,435 in the year ended June 30, 2017, compared to income tax expense of $209,923 in the year ended June 30, 2016.

The Company incurred an operating loss of $8,918,079 in our start up years from December 31, 2013 to June 30, 2015, the loss can be carried forward to offset taxable income for the next five years resulting in $2,244,188 of deferred tax assets with a valuation allowance of $1,156,841. For the year ended June 30, 2016, the Company generated an operating income of $664,568 and utilized 209,923 of the deferred tax assets. Deferred tax amounted to $1,902,877 for the year ended 2016 and the Company provided a valuation allowance of $1,089,284 for a net deferred tax asset of $813,593.

For the year ended June 30, 2017, the Company generated an operating income of $1,132,657 and utilized $318,356 of the deferred tax assets. Deferred tax amounted to $1,543,718 for the year ended 2017 and the Company provided a valuation allowance of $923,453 for a net deferred tax assets of $620,265.

We believe that a valuation allowance is not deemed necessary for the deferred assets because there will be sufficient operating income generated in future years based on the fact that the Company generated profits for the years ended June 30, 2017 and 2016 and is expected to continue generate profits for future periods.

Net Income

Net income for the year ended June 30, 2017 was $957,222 as compared to net income of $454,645 for 2016. The increase was due to a strategic change in our business model where we focused on providing wealth manage financial products to higher net wealth individuals thus reducing our selling costs substantially and lead to a 110.5% increase in net income.

Foreign Currency Translation Adjustment

Changes in foreign currency translation adjustment are mainly due to the fluctuation of foreign exchange rates between RMB (the functional currency of our operating entities).

Translation adjustments included in accumulated other comprehensive loss amounted to $26,084 and $11,439, as of June 30, 2017 and 2016, respectively. The balance sheet amounts, with the exception of shareholder’s equity at June 30, 2017 and 2016 were translated at 6.78 RMB, and 6.64 RMB to $1.00, respectively. The shareholder’s equity accounts were stated at their historical rates. The average translation rates applied to statement of income accounts for the years ended June 30, 2017 and 2016 were 6.81 RMB and 6.44 RMB, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

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Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations, additional capital contributions from shareholders and short term advances from related parties.

We had net income of approximately $0.13 million and approximately $0.96 million for the years ended June 30, 2018 and 2017, respectively. We had net income of $0.96 million and $0.45 million for the years ended June 30, 2017 and 2016, respectively.

For the year ended June 30, 2018, the Company received approximately $3.96 million and approximately $2.51 million of capital contributions from our controlling and non-controlling interest shareholders in China, respectively. For the year ended June 30, 2017, the Company received approximately $0.43 million of capital contributions from controlling interest shareholders.

As of June 30, 2018, we also had two unsecured loans from two unrelated investors, in the aggregate amount of approximately $1.51 million, with average maturity of three years and average interest rates of 13.5% per annum. Approximately $0.30 million of such loans is due one November 26, 2018.

We had approximately $4.81 million of cash and approximately $8.14 million of working capital as of June 30, 2018. We believe that our current working capital is sufficient to support our operations for the next twelve months. We have used, and intend to continue to use, such funds, and intend to use the funds we expect to raise in this offering, to grow our business primarily by:

●	enhancing and expanding our investment research and financial products team in order to expand the breadth and depth of our product offerings to provide a wider selection of financial products to our client;
●	increasing our working capital; and
●	establishing more branches and financial advisors throughout economically vibrant cities in China to better target China’s high-net-worth populations.

All of our revenue is denominated in RMB. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval as long as certain routine procedural requirements are fulfilled. Therefore, our PRC subsidiaries are allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are required to set aside at least 10% of their after-tax profits after making up previous years’ accumulated losses each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their registered capital. These reserves are not distributable as cash dividends. Furthermore, capital account transactions, which include foreign direct investment and loans, must be approved by and/or registered with SAFE and its local branches. See “Risk Factors -Risks Relating to Doing Business in China” - We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

Cash Flows

As of June 30, 2018, we had cash and cash equivalent approximately $4.81 million as compared to $0.32 million as of June 30, 2017. The table below sets forth a summary of our cash flows for the periods indicated:

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	For the year ended June 30, 2018	For the year ended June 30, 2017	For the year ended June 30, 2016
Net cash provided by (used in) operating activities	$(320,272)	$825,834	$386,756
Net cash provided by (used in) investing activities	$(2,043,256)	$30,437	$(174,082)
Net cash provided by (used in) financing activities	$6,869,904	$(565,164)	$(693,374)

Operating Activities

Net cash used in operating activities was approximately $0.32 million for the year ended June 30, 2018 which was attributable primarily to the increase of accounts receivables from a third party and related parties of approximately $2.4 million, offset by net income of approximately $0.13 million, the increase of other payables to related parties, other payables and accrued liabilities of approximately $0.38 million, the increase of deferred revenue of approximately 0.31 million, and the increase of taxes payable of approximately $0.32 million. We collected $0.97 million from certain clients to be invested in targeted financial products.

Net cash provided by operating activities was approximately $0.83 million for the year ended June 30, 2017 which was attributable primarily to operating income.

Net cash provided by operating activities was approximately $0.39 million for the year ended June 30, 2016 which was attributable primarily to operating income, an increase of $0.14 million in prepaid expenses and a decrease of other payables and accrued liabilities of $0.21 million.

Investing Activities

Net cash used in investing activities was approximately $2.04 million for the year ended June 30, 2018, which we invested in $0.84 million private funds and $1.08 million of available for sale investments. We also spent approximately $0.13 million on leasehold improvements. Non-cash transactions of investing activities amounted to approximately $0.71 million from offsetting customer deposits with short-term investment.

Net cash provided by investing activities was approximately $0.03 million for the year ended June 30, 217, which was attributable to proceed from sale of office equipment and furniture.

Net cash used in investing activities was approximately $0.17 million for the year ended June 30, 2016, which was attributable primarily to purchase of office equipment and furniture.

Financing Activities

Net cash provided by financing activities was approximately $6.87 million for the year ended June 30, 2018, which was from capital contribution in the amount of approximately $6.47 million from shareholders and proceeds from loan in the amount of approximately $1.54 million and was offset by approximately $0.71 million of deferred offering costs and approximately $0.42 million of refundable downpayment to acquire a Hong Kong company.

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Net cash used by financing activities was approximately $0.57 million for the year ended June 30, 2017, which was attributable to additional capital contribution from a shareholder of $0.44 million and payment made to a former shareholder, Finup in the amount of $1.37 million and short term advances from Shanghai Fengsui, other former related party.

Net cash used in financing activities was approximately $0.70 million for the year ended June 30, 216, which was due to payment made to Finup.

Contractual Obligations

On April 12, 2018, the Company entered into a Memorandum of Understanding with a Hong Kong based financial services company. Pursuant to the Memorandum of Understanding, the Company has initiated due diligence to determine whether or not to proceed to enter into a binding agreement to acquire such company. The Company has made an approximately $420,000 refundable down payment to date. In the event that the Company determines to proceed with the acquisition, the Company expects to use cash currently available on our balance sheet to consummate the transaction. The total cost of such acquisition would amount to HKD26,600,000 (approximately $3.4 million).

Our contractual obligations as of June 30, 2018 consisted of approximately $1,226,106 of lease commitments due within three years and long term debt discussed above. We lease our office premises under non-cancelable operating leases with various expiration dates, of which the latest expiration date is July 31, 2020.

Twelve months ending June 30,	Long term debt	Minimum lease payment	Total
2019	$302,001	775,339	1,077,340
2020	241,601	432,930	674,531
2021	966,402	17,837	984,239
Total minimum payments required	$1,510,004	1,226,106	2,736,110

Off-Balance Sheet Arrangements

We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in Note 2 to our consolidated financial statements included elsewhere in this prospectus, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our management’s discussion and analysis:

Principles of consolidation

The consolidated financial statements include the accounts of our subsidiaries and VIEs. All intercompany transactions and balances are eliminated upon consolidation.

A subsidiary is an entity in which we, directly or indirectly, controls more than one half of the voting power or has the power to: govern the financial and operating policies; appoint or remove the majority of the members of the board of directors; cast a majority of votes at the meeting of the board of directors.

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U.S. GAAP provides guidance on the identification of VIE and financial reporting for entities over which control is achieved through means other than voting interests. We evaluate each of its interests in an entity to determine whether or not the investee is a VIE and, if so, whether we are the primary beneficiary of such VIE. In determining whether we are the primary beneficiary, we consider if we (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, we consolidate the VIE. We have determined that Puhui Beijing is a VIE subject to consolidation and Puhui Cayman is the primary beneficiary.

In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. However, the provision of conducting market surveys business by foreign-invested enterprises is currently restricted. Since we and Beijing Rucong Enterprise Management and Advisory Co. Ltd. (“WFOE”) (its PRC subsidiary) are both considered as foreign investors or foreign invested enterprises under PRC law, we conduct the majority of our activities in PRC through our consolidated VIE, Puhui Beijing, in order to comply with the aforementioned regulations. As such, Puhui Beijing is controlled through contractual arrangements in lieu of direct equity ownership by us or any of its subsidiaries.

Such contractual arrangements are a series of five agreements (collectively the “Contractual Arrangements”) including a Technical Consultation and Services Agreement, a Business Cooperation Agreement, an Equity Option Agreements, a Pledge Agreement, and a Voting Rights Proxy and Financial Supporting Agreement. These contractual agreements obligate WFOE to absorb a majority of the risk of loss from Puhui Beijing’s activities and entitle WFOE to receive a majority of their residual returns. In essence, WFOE has gained effective control over Puhui Beijing. Therefore, we believe that Puhui Beijing should be considered as a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of Puhui Beijing are consolidated with those of WFOE and ultimately are consolidated into those of Puhui Cayman.

We analyzed its limited partnerships according to Accounting Standards Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis”. The guidance amends the current consolidation guidance and ends the deferral granted to investment companies from applying the VIE guidance. The revised consolidation guidance, among other things, (i) modifies the evaluation of whether limited partnerships and similar legal entities are VIEs, (ii) eliminated the presumption that a general partner should consolidate a limited partnership, and (iii) modifies the consolidation analysis of reporting entities that are involved with VIEs through fee arrangements and related party relationships.

We are general partner in twelve limited partnerships we set up. The purpose of these limited partnerships is to raise capital from investors and for asset management business. Upon establishment, we are deemed to be the primary beneficiary thus consolidates these limited partnerships as we have control of all these entities and absorb all their losses. Once investors have been admitted as the new partners with agreed capital injection, these limited partners will file their status with the PRC authority in accordance with the rules and regulations on investment funds in China, and therefore obtain the qualification to officially start business as an investment fund in China. Upon filing of the investment fund status, we reassess our interests in these limited partnerships and determine if consolidation is still applicable.

Beijing Ruying was set up in November 2017 as an investment fund for asset management purpose. It received capital contributions of RMB33,600,000 (approximately $5.16 million) from 20 limited partners. The limited partners do not have kick out rights nor participating rights. We did not make any capital contribution. As the general partner, we have the authority to make investment decisions mainly to develop, manage and market financial products for Beijing Ruying which are the most significant activities that most impact the economic performance of Beijing Ruying. The management fees are compensation for the asset management services the Company provided to Beijing Ruiying and the management fee rate is comparable to fees that fund managers receive in the asset management industry in China. Consequently, the management fees are considered to be commensurate with the level of effort required to provide those services. The Company is not deemed a primary beneficiary as the general partner is not obligated to absorb losses or receive benefits of the VIE that could potentially be significant to the entity and therefore Beijing Ruying is not consolidated.

Xinyu Jiji was incorporated on September 8, 2017 with registered capital of $1,677,699 (RMB 11,000,000). Upon establishment, it was considered the Company’s VIE thus was consolidated by the Company since Qingdao Puhui is a general partner in Xinyu Jiji Investment Center (LP) and Beijing Puhui has invested approximately $1 million which accounted for 63.6% of the total interests in the fund making the Company the primary beneficiary of Xinyu Jiji. Starting from January 8, 2018, Xinyu Jiji has admitted more limited partners thus reducing the Company’s ownership in the fund to around 8.3%. Two other limited partners collectively owned more than 33% and the rest of the 15 limited partners owned the remaining 58.7% of the fund. The Company reevaluated the VIE model and concluded the Company is not a primary beneficiary after Xinyu Jiji has admitted more limited partners as of January 8, 2018. As a result, Xinyu Jiji was deconsolidated by the Company since January 8, 2018. Loss from disposal of the VIE is not material to the consolidated financial statements for the year ended June 30, 2018.

Revenue recognition

We recognize revenue when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured.

We earn revenue primarily from one-time commissions and recurring service fees paid by product providers on whose behalf we distribute financial products to our clients, as well as subscription fees and recurring management fees paid by funds that we manage.

We recognize revenues when there is persuasive evidence of an arrangement, service has been rendered, the sales price is fixed or determinable and collectability is reasonably assured. Revenues are recorded, net of sales related taxes and surcharges.

Deferred revenues are recognized when payments are received in advance of revenue is earned.

Multiple Element Arrangements

We enter into multiple element arrangements when a product provider engages us to provide both wealth management distribution and recurring services. We also provide both fund formation services and fund management services to funds that we serve as general partner or fund manager.

Both wealth management distribution and recurring services represent separate units of accounting. We allocate arrangement consideration in multiple-deliverable revenue arrangements at the inception of an arrangement to all deliverables based on the relative selling price in accordance with the selling price hierarchy, which includes: (i) vendor-specific objective evidence (“VSOE”), if available; (ii) third-party evidence (“TPE”), if VSOE is not available; and (iii) best estimate of selling price (“BESP”), if neither VSOE nor TPE is available.

VSOE. We determine VSOE based on our established pricing for the specific service when sold separately. In determining VSOE, we require that a substantial majority of the selling prices for these services fall within a reasonably narrow pricing range.

TPE. When VSOE cannot be established for deliverables in multiple element arrangements, we apply our judgment with respect to whether we can establish a selling price based on TPE. TPE is determined based on competitor prices for similar deliverables when sold separately. Generally, our products and services contain a certain level of differentiation such that the comparable pricing of services with similar functionality cannot be obtained. We are unable to reliably determine what similar competitor services’ selling prices are on a stand-alone basis. As a result, we have not been able to establish selling price based on TPE.

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BESP. When we are unable to establish selling price using VSOE or TPE, we use BESP in our allocation of arrangement consideration. The objective of BESP is to determine the price at which we would transact a sale if the service were sold on a stand-alone basis. We determine BESP for deliverables by considering multiple factors including, but not limited to, prices we charged for similar offerings, market conditions, specification of the services rendered and pricing practices.

We have vendor specific objective evidence of selling price for our wealth management distribution services and fund formation services as we provide such services on a stand-alone basis. We have not sold any recurring services or fund management services on a stand-alone basis. However, the recurring management fee or recurring service fee we charge is consistent with the fee at which we would transact if the recurring services were sold regularly on a stand-alone basis. As such, we believe the fee we charge represents our best estimate of the selling price for our recurring services and other services. We allocate arrangement consideration based on fair value, which is equivalent to the fees charged for each of the respective units of accounting, as described above. Revenue for the respective units of accounting is also recognized in the same manner as described above.

One-time commissions

We enter into one-time commission agreements with product providers, which specifies the key terms and conditions of the arrangement. Such agreements do not include rights of return, credits or discounts, rebates, price protection or other similar privileges. Upon establishment of a financial product, we earn a one-time commission from product providers, calculated as a percentage of the financial products purchased by its clients. The Company defines the “establishment of a financial product” for its revenue recognition purpose as the time when both of the following two criteria are met: (1) the Company’s client has entered into a purchase or subscription contract with the relevant product provider and, if required, the client has transferred a deposit to an escrow account designated by the product provider and (2) the product provider has issued a formal notice to confirm the establishment of a financial product. Revenue is recorded upon the establishment of the financial product, when the provision of service concludes and the fee becomes fixed and determinable, assuming all other revenue recognition criteria have been met, and there are no future obligations or contingencies.

Recurring service fees

Recurring service fee arises from on-going services provided to product providers after the distribution of financial products including investment relationship maintenance and coordination and product reports distribution. Recurring services fees is based on the type of product we distribute. Typically fixed income type products do not have recurring services fee. For private equity fund products, it is calculated as a percentage of the total value of investments in the financial products purchased by our clients, calculated at the establishment date of the financial product. For securities investment funds, our recurring service fees are typically calculated as a percentage of the net asset value of the portfolio underlying the products purchased by our clients at the time of calculation, which is generally done on a daily basis. As we provide these services throughout the contract term, revenue is recognized over the contract term, assuming all other revenue recognition criteria have been met. Recurring service agreements do not include rights of return, credits or discounts, rebates, price protection or other similar privileges.

Subscription fees

A one-time subscription fee is charged to certain funds that we manage. These subscription fees are also computed as a percentage of the capital contribution in the funds. The fee is mainly for fund formation services and distribution of products. The fee is charged upfront when the investment is received from clients, but only recognized when the fund is formerly established and products are distributed when our services are completed.

Recurring management fees

Recurring management fee arises from the asset management services provided to funds we manage. Management fees are computed as a percentage of the capital contribution in a fund per annum or a percentage of daily asset value and are recognized as earned over the specified contract period. Management fees received in advance of the specified contract period are recorded as deferred revenues.

Performance-based income

In a typical arrangement in which the Company serves as fund manager or general partner, the Company is entitled to a performance-based fee or carried interest based on the extent by which the fund’s investment performance exceeds a certain threshold at the end of the contract term. Such performance-based fee is typically calculated and distributed at the end of the contract term when the cumulative return of the fund can be determined, and is not subject to clawback provisions. The Company does not record any performance-based income until the end of the contract term.

Other service fees

Other service fee refers to revenue generated from consulting services provided to clients per their specific needs. Service fees are negotiated case by case, and are specified in agreements before services are provided. Revenue is recognized upon completion of the services when collectability is reasonably assured.

Sales taxes: One-time commissions, recurring service fees, recurring management fees, and other service fees that are earned and received in the PRC are subject to a Chinese value-added tax (“VAT”) at a rate of 3% to 6% of the gross proceed or at a rate approved by the Chinese local government. One-time commissions, recurring service fees, recurring management fees, and other service fees that are earned and received in the PRC are also subject to various miscellaneous sales taxes at a rate of 7% of the VAT. VAT and miscellaneous sales taxes are accounted for as reduction of revenue.

Income taxes

Current income taxes are provided for in accordance with the relevant statutory tax laws and regulations. We have only reported on PRC income taxes since all our operations are carried out in PRC.

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We account for income taxes in accordance with U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable income will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the fiscal years ended June 30, 2018, 2017 and 2016. Our income tax return filed for December 31, 2017 is subject to examination by Chinese tax authority.

Commitments and contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We will recognize a liability for such contingency if we determine it is probable that a loss has occurred and a reasonable estimate of the loss can be made. We consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Quantitative and Qualitative Disclosures about Market Risks

Liquidity risk

We are exposed to liquidity risk, which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions to obtain short-term funding to meet the liquidity shortage.

Inflation risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the selling prices of our products do not increase with such increased costs.

Interest rate risk

Our exposure to interest rate risk primarily relates to the interest rate that our deposited cash can earn, on the other hand. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates. An increase, however, may raise the cost of any debt we incur in the future.

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Foreign currency translation and transaction

Our operating transactions and assets and liabilities are mainly denominated in RMB. RMB is not freely convertible into foreign currencies for capital account transactions. The value of RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018 (including interim reporting periods within those periods), which means it will be effective for the Company’s fiscal year beginning August 1, 2018. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB further issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard. Preliminarily, the Company plans to adopt Topic 606 in the first quarter of its fiscal 2019 using cumulative effect transition method, and is continuing to evaluate the impact of its pending adoption of Topic 606 will have on its financial statements.  The Company believes that its current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASU 2014-09.  Potential adjustments to input measures are not expected to be pervasive to the majority of the Company’s contracts.  While no significant impact is expected upon adoption of the new guidance, the Company will not be able to make that determination until the time of adoption based upon outstanding contracts at that time.

In November 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The update requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The update applies to all entities that present a classified statement of financial position. For public business entities, the ASU is effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted as of the beginning of an interim or annual reporting period. The Company has elected to adopt the ASU, and its effects are reflected in the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The update requires equity investments (except those accounted for under the equity method or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It eliminated the requirement for public entities to disclose the method(s) and significant assumptions used to estimate the fair value that is require to be disclosed for financial instruments measured at amortized cost on the balance sheet. In February 2018, the FASB issued a separate update for technical corrections and improvements related to Update 2016-01 to increase stakeholders’ awareness of the amendments and to expedite the improvements. For public entities, the ASU is effective for the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years beginning after June 15, 2018. The Company plans to adopt ASU 2016-01 in the first quarter of its fiscal 2019. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In February 2016, the Financial Accounting Standard Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Amendments to the ASC 842 Leases. This update requires lessee to recognize the assets and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Within twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Management is evaluating the effect, if any, on the Company’s consolidated financial statements.

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In August 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests held through related parties that are under common control. The amendments in this ASU require that the reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). This Accounting Standards Update adds SEC paragraphs pursuant to an SEC Staff Announcement made at the July 20, 2017 Emerging Issues Task Force meeting. The Company is currently evaluating the effect, if any, on the Company’s consolidated financial statements.

In November 2017, the FASB issued ASU 2017-14, Income Statement-Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606). This Accounting Standards Update supersedes various SEC paragraphs and amends an SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 116 and SEC Release No.33-10403. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which to include share-based payment transactions for acquiring goods and services from non-nonemployees, which nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The definition of the term grant date is amended to generally state the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share based payment award. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

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BUSINESS

Overview

We are a third-party wealth management service provider focusing on marketing financial products to, and managing funds for, individuals and corporate clients in the PRC. Our main operating activities are carried out through our VIE, Puhui Beijing, and its subsidiaries.

From its inception in 2013 to October 2016, Puhui Beijing was the investment advisory subsidiary of Finup, which is primarily engaged in internet financial services, including peer-to-peer, or P2P, lending business in China. Puhui Beijing marketed Finup’s products primarily to retail investors with low transaction amounts, ranging from approximately $150 to approximately $10,000. Puhui Beijing charged Finup one-time commissions equal to a percentage of loan proceeds invested by its clients at the time of loan issuance. The commissions Puhui Beijing received from Finup, and one of its former shareholders, Shanghai Fengsui, accounted for substantially all of Puhui Beijing’s revenues prior to October 2016.

Due to new regulations promulgated by the China Banking Regulatory Commission in December 2015, which placed certain limitations on the P2P lending industry in China, we anticipated that our commissions from Finup would substantially decrease starting in 2016. Our management team decided to change our business focus from marketing P2P loans to retail customers to marketing financial products developed by financial institutions to high net worth and corporate clients.

From June 2016 to October 2016, Finup underwent a reorganization, pursuant to which Finup entered into various equity transfer agreements with the shareholders of Puhui Beijing pursuant to which such shareholders acquired all of Finup’s interests in Puhui Beijing. Consequently, following the registration of Puhui Beijing’s shareholders with the SAIC on November 16, 2016, Finup’s ownership of Puhui Beijing terminated. One of Puhui Beijing’s five shareholders, Shanghai Fengsui, subsequently sold its ownership to Puhui Beijing’s majority shareholder, Beijing Dongfang Henghui, an affiliate of Mr. Zhe Ji, our Chief Executive Officer and Chairman.

In anticipation of higher growth of investable assets among potential high-net-worth clients in China, starting in fiscal year 2017, we also started marketing financial products to high-net-worth individuals with investable assets of between RMB 3 million and RMB 15 million (approximately US$0.44 million to $2.21 million) and small and medium enterprises with investable assets of RMB 5 million to RMB 20 million (approximately US$0.73 million to $2.93 million). As of June 30, 2018, we have facilitated the sale of financial products from 20 financial institutions to our clients. These products include primarily private equity fund products, securities investment fund products and private placement bond products. We charge financial institutions one-time commissions, calculated as a percentage of the value of the financial products purchased by our clients from such institutions. In addition, during the life cycle of certain of the security investment funds, private equity funds and fixed income products sold by such institutions to our clients, we charge such institutions recurring service fees for our ongoing services, such as investment relationship maintenance and coordination and product reports distribution. In December 2017, Puhui Beijing was issued a convertible note in the principal amount of $1,075,814 (approximately $963,034 of the funds were contributed by investors for this investment) by SSLJ.com Limited, a home improvement service and product providers in China. The note is automatically convertible into the ordinary shares of SSLJ.com Limited upon its successful listing on NASDAQ. SSLJ.com Limited’s shares commenced trading on NASDAQ on February 5, 2018. We received 213,642 shares of ordinary shares of SSLJ.com Limited at a conversion rate of $5.00 per share on February 8, 2018. The shares are being held under the name of our Chief Executive Officer pending completion of the registration.

Starting in June 2017, we launched our asset management business, acting as manager or general partner of funds in which our clients invest. Our subsidiaries, Qingdao Puhui and Shanghai Pucai, serve as the investment advisor of their respective funds. As of June 30, 2018, we served as manager or general partner of four funds with an aggregate of over RMB155.4 million (approximately US$23.5 million) under management. Two of these funds are in the form of a limited partnership in which we serve as general partner and investors as limited partners.. See “Critical Accounting Policies – Principal of Consolidation” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above. With respect to two of the funds we manage, we charge investors subscription fees, as well as performance fees and recurring management fees in exchange for our managing such funds as general partner or manager. We do not charge such fees to the two funds in the form of limited partnership. Subscription fees are computed as a percentage of the capital contributions made to the funds. Recurring management fees are paid to us on a quarterly basis. Performance fees and carried interest are required to be paid to us upon maturity of such funds. We do not charge separate advisory fees for our services. Our funds are set to mature within three to five years of formation with the exception of Pucai, which invested in publicly traded securities in China. Pucai was liquidated in February 2018 with the consent of all the investors and the fund manager. 100% of the funds were returned to the investors.

Below is a table describing the five operating funds for which we currently serve or has served as manager or general partner.

Name of the Fund	Type of fund	Role	Structure	Maturity
Pucai-Fengsui Wenying No.1 Private Securities Fund	Securities investment fund	Shanghai Pucai as Manager	Contractual Fund	Liquidated in 2/2018
Puhui-Fengsui No.4 Private Equity Fund	Private equity fund	Qingdao Puhui as Manager	Contractual Fund	5/23/2020
Puhui-Fengsui No.5 Private Equity Fund	Private equity fund	Qingdao Puhui as Manager	Contractual Fund	9/3/2020
Beijing Ruying Consulting Center (LP)	Private equity fund	Qingdao Puhui as Manager & GP	Limited partnership	5/7/2022
Xinyu JiJi Investment Center (LP)	Private equity fund	Qingdao Puhui as Manager & GP	Limited partnership	5/23/2022

On April 12, 2018, we entered into a Memorandum of Understanding with a Hong Kong based financial services company. Pursuant to the Memorandum of Understanding, we have initiated due diligence to determine whether or not to proceed to enter into a binding agreement to acquire such company. We have made an approximately $420,000 refundable down payment to date. In the event that we determine to proceed with the acquisition, we expect to use cash currently available on our balance sheet to consummate the transaction. The total cost of such acquisition would amount to HKD26,600,000 (approximately $3.4 million).

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History and Corporate Structure

We operate in China through Puhui Beijing, formed on September 24, 2013 under the PRC laws. We incorporated Puhui Wealth Investment Management Co., Ltd. under the laws of the Cayman Islands as our offshore holding company on November 30, 2017. Puhui Wealth Investment Management Co., Ltd. owns 100% of the equity interest in PCZ Limited, a company formed under the laws of the British Virgin Islands on December 6, 2017. Through PCZ Limited, we indirectly own 100% of the equity interest in HZF (HK) Limited, a Hong Kong company established on December 18, 2017. Rucong, a wholly owned PRC subsidiary of HZF (HK) Limited established on January 30, 2018, entered into a series of agreements with Puhui Beijing and the majority of Puhui Beijing’s shareholders, through which we effectively control 90.21% of Puhui Beijing and derive 90.21% of the economic interest from Puhui Beijing. As consideration for entry into such agreements, such shareholders of Puhui Beijing received an aggregate of 10,000,000 ordinary shares of our company.

On July 8, 2014, Shanghai Pucai was incorporated under PRC laws as a wholly-owned subsidiary of Puhui Beijing. On October 29, 2015, Qingdao Puhui was incorporated under PRC laws as a wholly-owned subsidiary of Puhui Beijing. On April 27, 2017, Shanghai Ruyue was incorporated under PRC laws as a wholly-owned subsidiary of Puhui Beijing.

Until June 2016, Finup was Puhui Beijing’s sole shareholder. Finup transferred (i) 62.11% shares of Puhui Wealth Investment Management (Beijing) Co., Ltd. pursuant to an equity transfer agreement with Dongfang Henghui, Xizang Rongshun, Banyan, Fengsui, and Qianyi dated June 28, 2016 and (ii) 37.89% shares of Puhui Beijing pursuant to another equity transfer agreement with Dongfang Henghui, Fengsui, Xizang Rongshun and Banyan dated October 14, 2016. Upon the completion of the above equity transactions, Finup transferred 100% of its equity interest in Puhui Beijing. Puhui Beijing started its own business of wealth management advisory.

Puhui Wealth Investment Management Co., Ltd. is a Cayman Islands holding company that conducts its business in China through its subsidiary and variable interest entity, Puhui Beijing. We may rely on dividends from our wholly foreign-owned subsidiary in China for our cash requirements. Under PRC laws and regulations, our wholly foreign-owned subsidiary in China may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. See “Risk Factors—Risks Related to Our Corporate Structure—We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.”

The following diagram illustrates our corporate structure, including our subsidiary and consolidated variable interest entity and its subsidiaries, as of the date of this prospectus:

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Notes:

(1) Beijing Synergetic SIFT Asset Management Company Limited is not a party to any of the VIE Agreements.

The Company’s holding companies including Puhui Cayman, HZF(HK) Limited, PCZ Limited and Rucong are all holding companies which effectively control 90.21% of Puhui Beijing and subsidiaries and VIES. There are no other operations other than investment and management income (loss) from the operating entities.

Below is additional information of our subsidiaries and operating entities on an unconsolidated basis:

						Revenue	Profit/(Loss)
Entity	Date Formed	Business Purpose	Assets as of 6/30/2018 USD	Equity (Deficiency) as of 6/30/2018 USD	Number of Employees	Year ended 6/30/2018 USD (including intercompany)	Year ended 6/30/2018 USD	Revenue Source
Puhui Wealth Investment Management Co., Ltd.	11/30/2017	Listed entity	7,922,279	7,922,279		475,346	475,346	Investment income
PCZ Limited	12/6/2017	For tax planning purpose	3,964,527	3,964,527		475,346	475,346	Investment income
HZF (HK) Limited	12/18/2017	For tax planning purpose	3,964,527	3,964,527		475,346	475,346	Investment income
Beijing Rucong Enterprise Management and Advisory Co., Ltd.	1/30/2018	Manager of Puhui Beijing through VIE agreements	3,964,527	3,964,527		475,346	475,346	Management fee
Puhui Wealth Investment Management (Beijing) Co. Ltd.	9/24/2013	Third-party wealth management service provider	11,271,533	4,394,450	84	2,687,543	595,133	One-time commissions, recurring service fees and other service fees
Qingdao Puhui Zhuoyue Investment management Co., Ltd.	10/29/2015	Serve as Fund Manager of Private Equity and Venture Capital	886,269	443,098	7	136,129	(236,965)	One-time commissions, subscription fees and recurring management fees
Shanghai Pucai Investment Management Co., Ltd.	7/8/2014	Serve as Private Securities Investment Fund Manager	296,088	(970,251)	6	255	(356,206)	One-time commissions, recurring service fees
Beijing Pusheng Management Consulting Co., Ltd	3/19/2018	No operations
Shanghai Ruyue Enterprise Management Consulting Co., Ltd.	4/27/2017	Engage in direct investment	888,441	262,282		1,306,623	267,003	One-time commissions
Beijing Haidai Puhui Information Consulting Co., Ltd.	5/30/2018	Operation and management	151,000	141,747		—	(9,420)	None
Beijing Ruyue Haipeng Management Consulting Co., Ltd.	6/23/2017	Operation and management	-	(175,894)		—	(179,060)	None
Shanghai Hengshi Business Consulting Co., Ltd.	7/21/2017	Operation and management	5,968	(51,518)		8,632	(52,445)	Other service fees
Shanghai Shengshi Business Management Consulting Co., Ltd.	8/15/2017	Operation and management	517	(279,054)		—	(284,077)	None
Beijing Puhui Shanying Management Consulting Co., Ltd.	9/5/2017	Operation and management	286	(64,877)		—	(66,045)	None
Beijing Ruyue Jiahe Management Consulting Co., Ltd.	7/14/2017	Operation and management	(35,315)	(349,933)		—	(356,232)	None
Beijing Zhangpuji Management Consulting Co., Ltd.	9/15/2017	No operations
Beijing Fenghui Management Consulting Co., Ltd. (“Beijing Fenghui”)	10/23/2017	Operation and management	(6,265)	(114,829)		—	(116,895)	None
Beijing Lingsheng Chuangyuan Management Consulting Co., Ltd.	1/22/2018	Operation and management	(8,106)	(46,590)		—	(47,429)	None
Suzhou Shanghui Management Consulting Co., Ltd..	3/13/2018	Operation and management	10,401	(19,441)		—	(19,791)	None
Beijing Puhui Ruihe Management Consulting Co., Ltd.	6/26/2018	Operation and management	—	(15,304)		—	(15,579)	None

Our Industry and Market Trends

According to the Heading Report, by the end of 2016, the total amount of private investable assets in China reached RMB165 trillion (approximately US$24.8 trillion). The total private investable asset is expected to achieve RMB188 trillion (US$27.8 trillion) in 2017. The increasing private investable assets have provided, and are expected to continue to provide, significant development potential for wealth management companies in China.

In 2016, global wealth reached US$255.7 trillion, increased by 1.4% from 2015, with per capita wealth of US$52,800. On the other hand, the total wealth in China has achieved US$23.39 trillion in 2016, grown from US$12.75 trillion in 2008, the annual compounding growth reached 7.9%. In 2016, as shown in the chart below, the wealth in China accounts for 9.15% of the global total wealth, ranking right behind the United States (33.2%) and Japan (9.4%).

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Wealth Distribution
(Unit: trillion US$)

 Data source: Heading Report

According to the Heading Report, data shows that there were total 4.4 billion individuals with personal wealth below 100,000 in 2016 worldwide. 990 million of them are from China, accounting for 22.5% of the total population of middle and low income group. In the meantime, the total population of wealth group (individual wealth above US$100,000) reached 398 million, among which 12.5% are from China, increased by 1.9% from 2015. With the economic development and increasing per capita disposable income, the populations of wealthy and high-net-worth individuals are expected to continue to increase accordingly in the near future.

The average wealth of Chinese adults reached US$22,900 in 2016, which is approximately US$30,000 lower than the global average level. The average wealth of Chinese residents is only 6.6% of that in the United States. However, the average wealth of Chinese adults has experienced a significant increase from 2000 to 2016, during which annual compounding growth rate was 303.1%, while the average wealth growth of the world was 66.9% and the average wealth growth of the United States was 67.2%. The accumulation of wealth in China is much faster than the global, which indicates an enormous market potential in the foreseeable future.

Average Wealth and Financial Asset, 2010-2016
(Unit: US$)

	2010	2011	2012	2013	2014	2015	2016
China
Average wealth	18,686	20,345	20,762	22,904	22,753	23,751	22,864
Average financial assets	9,478	10,279	10,570	11,320	11,857	12,820	11,835
World
Average wealth	49,852	50,543	52,365	54,561	53,048	52,874	52,819
Average financial assets	30,516	31,303	32,618	34,326	33,909	33,941	33,517
US
Average wealth	262,278	263,555	285,374	321,397	336,522	341,609	344,692
Average financial assets	227,742	229,256	245,265	273,247	285,478	288,786	287,782

Data source: Heading Report

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Our Competitive Strengths

We believe the following competitive strengths have contributed to, and will contribute to, our recent and ongoing growth:

Extensive and Targeted Coverage of China’s High-Net-Worth Population

We specifically serve two types of clients with particular amount of investable assets:

●	high-net-worth individuals who have investable assets of RMB3 million to 15 million (approximately US$0.4 million to $2.2 million); and

●	SMEs with investable assets of RMB5 million 5 to 20 million (approximately US$0.7 million to $3.0 million).

We craft our business and expansion strategies carefully and target only these clients because we believe a higher growth rate could be achieved in this sector. We have established an extensive coverage network consisting of over 40 sales people and three offices strategically located in Shanghai and Beijing, the most affluent cities in China. Our plan is to extend the geographic reach of our network to target China’s most economically developed regions where the high-net-worth population is concentrated. We intend to conduct extensive due diligence and market research before entering into new markets in order to enable us to establish new client centers.

Carefully Selected Products

We carefully select and introduce wealth management products catering to the needs of high-net-worth individuals and SMEs. Our product portfolio consists of various products with different levels of risk. For example, we market certain bond products designed to achieve financial security and capital preservation for our clients that are risk averse and certain high yield equity products to clients that are less risk averse.

Loyal Client Base

We believe that we have a reputable brand image in the markets in which we operate. As a growing independent wealth management service provider, we maintain a sizable client base, consisting of 622 clients as of June 30, 2018 , 535 of which have purchased products that we market more than once. We expect our growing loyal client base to continue to grow, as we attempt to capitalize on the opportunities generated by the rapid growth of China’s high-net-worth population.

Experienced Management Team

We have a highly experienced management team. Our founder, Mr. Zhe Ji, worked at leading banks in China, including Bank of China, ABN AMRO and Hang Seng Bank, for nine years. In addition, through his experience at Credit Ease Wealth, he had extensive experience working with prestigious private equity funds in China. The experience of working with these private equity funds enables the Company to source products providers and develop its own products more efficiently. Mr. Ji has deep understanding and know-how of the financial industry, as well as insight to wealth management and private funds. We believe that our management team’s insightful industry knowledge and vision, and strong execution capabilities significantly contribute to our strong growth.

Our Strategies

We aspire to become a trusted wealth management brand among China’s high-net-worth population and SMEs. To achieve this goal, we intend to leverage on our existing strengths and pursue the following strategies:

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Further Enhance Our Brand Recognition among High-Net-Worth Population and SMEs in China

We believe that brand recognition is critical for the further growth of our business. To enhance our brand recognition, we plan to continue to focus on client satisfaction through rigorous product research and selection and continuous efforts on investor education. We also intend to continue systematic marketing activities including industry conferences, investment seminars and workshops.

Further grow our client base and increase our market penetration

We intend to increase our market penetration through strategically adding wealth management professionals and client managers in Beijing, Shanghai and Qingdao where we have an established presence, and expanding our reach into other affluent cities in China, including Wuhan, Changdu and Suzhou.

We believe our client-oriented and personalized services are critical to maintaining the loyalty of our existing clients and attract more high-net-worth individuals to become our clients. To support our business growth, we plan to further expand our team of wealth management product advisors and client managers. We intend to enhance our clients’ satisfaction through advancing our comprehensive wealth management education programs, which we believe will further increase the level of professionalism and product knowledge of our team of wealth management product advisors and client managers, enhance their risk analysis and financial planning capabilities, which in turn may further differentiate our client services from our competitors. We also intend to strengthen our relationships with all clients by providing them with investment education and other services so that we can reach a broader range of the investor community, where many are high-net-worth individuals.

Broaden Our Individual and Corporate Client Base

While we expect that marketing financial products to high-net-worth individual clients will remain our core business, we intend to leverage our existing individual client base to further develop our corporate client base. We intend to attract these potential clients by marketing financial products which address the financial needs of SMEs. We also intend to collaborate with local commercial banks and branches of state-owned commercial banks which engage in the business of distributing wealth management products to their private banking clients but tend to rely on third parties due to lack of in-house product and risk management expertise.

Continue Product Innovation to Enhance Our Value Proposition to Clients

We intend to continue growing our asset management business while continuing to market the financial products of third party institutions to our clients. Guided by this principle, we intend to further enhance our asset management business to provide unique and personalized products that suit the needs of our clients. We plan to continue to invest resources to develop additional fund products that enable our clients to diversify their investments among our different funds. We also intend to continue to participate in the marketing of wealth management products offered by other financial product providers.

Enhance Our IT Infrastructure and Proprietary Database

We currently do not rely on IT infrastructure to sell our products. However, IT infrastructure is an important component of our business operations, which supports our client relationship management and product research and development. We plan to continue to invest in our IT infrastructure by adding new features and functionalities and by improving existing software and IT modules. We expect that our improved IT infrastructure and more advanced platform will enable us to scale up our business and maintain consistent service quality as we further expand our coverage network and client base.

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Pursue strategic investments and acquisition opportunities

To provide our clients with more in-depth wealth management services and comprehensive asset allocation services, we may selectively invest in or acquire companies that are complementary to our business, including opportunities that can further grow our current businesses and drive our long-term growth.

Our Clients

We define our addressable high-net-worth markets as two categories of clients: (i) high-net-worth individuals who have investable assets of RMB3 million to 15 million (approximately US$0.4 million to $2.2 million) and (ii) SMEs with investable assets of RMB5 million to 20 million (approximately US$0.7 million to $3.0 million). Our primary business is introducing wealth management products to high-net-worth individual and corporate clients, which contributed approximately 100% of our revenues for the fiscal year ended June 30, 2018, approximately 40% for the year ended June 30, 2017 compared to 0% for the year ended June 30, 2016.

Our client base has been expanding rapidly. As of June 30, 2018, we had 622 clients, of which 535 were repeating clients.

We mainly target the following high-net-worth individuals as potential clients: (i) business owners, (ii) professionals and (iii) executives and other affluent individuals. By providing customized, value-added wealth management services to our individual clients on a no-charge basis, we seek to build a loyal client base with long-term relationships.

We conduct a thorough client registration and due diligence process to ensure that our customers are accredited investors under PRC regulations. Clients submit a registration form, including a questionnaire requesting all relevant information relating to the potential client’s net assets, income and prior investment experience. We also review evidence provided by clients to further support their qualifications.

SMEs, from our perspective, are entities with investable assets of RMB5 million to 20 million (US$0.73 million to 2.93 million). As SMEs in China have an increasing need to manage their cash assets, they become increasingly interested in wealth management services. We employ a client due diligence and registration process for our enterprise clients, which is similar to that for our individual clients. The number of our enterprise clients increased from 1 to 3 from June 30, 2016 to June 30, 2018. Our corporate clients purchased RMB 5 million (US$0.75 million) worth of wealth management products through us as of June 30, 2018, accounting for 6.45% of the aggregate value of wealth management products that we distributed.

Risk Control Procedures

We believe that our expertise in investment and fund management is crucial to our success as a value-added service provider and is one of our key competitive advantages. We draw on in-house expertise and have formed an investment committee which is comprised of our president, chief financial officer, chief legal officer, head of risk control department and product development department (the “Investment Committee”). All of these individuals are highly qualified in their professional areas, including legal, accounting, finance and risk control. Each product candidate or potential target project is evaluated and reviewed, and must be approved, by our investment committee.

Investment Process

Our process for evaluating and completing a new private equity investment opportunity has many different and structured steps, which normally includes sourcing, initial screening, memo signing, due diligence, decision making, definitive agreement signing, post-investment management and investment exits. The process may vary by different project due to specifics of the target company or the transaction process.

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The diagram below shows our standard investment review procedure:

Sourcing and Initial Screening
The research department conducts industry research and prepares reports.		The investment department conducts initial screening based upon industry research report provided by research department.
Memo Signing
The investment department submits investment proposals to the Investment Committee for approval.		The investment department signs the preliminary investment memorandum or term sheet
Due Diligence
The investment department, legal department and accounting department conduct due diligence.		The risk control department evaluates the risk of the investment opportunity based upon the due diligence reports provided by investment department, legal department and account department.
Decision Making
The Investment Committee makes investment decision based upon due diligence reports and risk control reports.		The Investment Committee decides on the investment strategy and sets up the fund upon approval of the deal.
Fund Formation, Registration and Operation
The investment department, legal department and accounting department work out the transaction structure.	The business department starts fund raising.	The accounting department opens fund raising account and escrow account.	The legal department files product registration with the government and prepares relevant legal documents.
Post-Investment Management and Exits
We collaborate with the target company management in identifying and executing financial, operating, and strategic priorities, and provide enterprise in these tasks that the management team may not have.		We decide upon different exit strategies, for example, a strategic sale, an initial public offering, or a secondary buyout.

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Product Selection Process

With respect to the marketing of financial products of third-party institutions, we apply risk control procedures, headed by our Investment Committee, along the same lines as our wealth management procedures. Each product candidate is evaluated and reviewed, and must be approved, by our Investment Committee.

The diagram below shows our standard product selection procedure:

Our Product Portfolio

The financial products that we market to our clients currently consist of 32 financial products, five of which are self-developed and 27 are issued by third-party institutions. All products are designed or selected to cater to the needs of high-net-worth individuals and SMEs.

We market the following categories of products supplied by third party product providers, based on the underlying assets class:

●	private equity fund products, consisting primarily of investments in equity of private equity funds whose underlying assets consist of equity interests in private companies based in China, primarily in the medical and life science industries;
●	securities investment funds which are publicly traded stocks listed on securities exchanges and commodity exchanges in mainland China and Hong Kong, in the internet and renewable energy industries;
●

private placement bonds consisting primarily of collateralized fixed income products, providing investors with fixed rate returns, in the equipment manufacturing, business services and real estate industries, with terms of 12 to18 months;

●	entities that invest in U.S. publicly listed companies; and
●	other products, including trust plans and asset management plans.

Since October 2016, we have marketed over RMB 500,000,000 (approximately US$75.76 million) worth of wealth management products to our clients in aggregate.  For the year ended June 30, 2018, Beijing Synergetic, a shareholder of Puhui Beijing, and YingKe Innovation Asset Management Co., Ltd. and JuYi Shanghai Equity Fund Investment Management Co., Ltd. accounted for 22.9%, 24.7%, and 28.7% of the Company’s revenues, respectively.

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Product Innovation and Development

We have established a team of financial engineers focused on product development, a majority of whom have experience in financial engineering or financial quantitative work experience. As of the date of this prospectus, we have eight financial engineers on our product development team. All of these employees have prior working experience in product development in other private equity firms.

Our Coverage Network

As of June 30, 2018, our coverage network consisted of approximately 40 relationship managers and three offices, two of which are located in Beijing, including our headquarters, and one in Shanghai. Our strategy is to open additional branch offices at locations with concentrated high-net-worth populations and active private sectors. Each of our offices is equipped with meeting rooms and other standard facilities, and staffed with relationship managers dedicated to serving high-net-worth individual clients. We also staff each of our offices with relationship managers focused on serving corporate clients located in the relevant city or its vicinities.

We have relied on, and expect to continue to rely on, organic growth in the expansion of our coverage network. We place a significant emphasis on recruiting, training and motivating our relationship managers. The number of our relationship managers has increased significantly as a result of the growth of our business and expansion of our coverage network.

We seek to recruit relationship managers who are approachable and knowledgeable. We mainly target three categories of candidates: (i) financial professionals with entrepreneurship, management experience and marketing abilities; (ii) non-financial professionals with extensive experience in other industries, who have exhibited entrepreneurship, client service experiences and active social connections; and (iii) graduates of top universities with solid academic backgrounds and strong desire to learn.

We provide training programs to our relationship managers, including new hire training, mentor programs and regular training sessions designed for different positions. In these training programs, the relationship managers receive training in investment knowledge and marketing skills from our in-house training specialists and senior management members. In addition, we provide our relationship managers with product-specific training upon the launch of any new products to ensure their adequate disclosure and compliance in marketing new products.

Our relationship managers are compensated by a combination of base salary and performance-based commissions. A relationship manager’s performance is determined not only by the total value of wealth management products he or she distributes and the number of clients he or she covers, but also by complying with internal guidelines and meeting client satisfaction metrics. The compensation of our individual relationship managers is not tied to any specific wealth management products distributed by him or her.

Our Relationships with Product Providers

We have established business relationships with reputable third-party financial institutions in China in connection with our marketing of such institutions’ financial products. Such financial institutions are the issuers of financial products, with which our clients enter into contractual arrangements to purchase products. The product providers we deal with encompass a variety of financial institutions, including primarily trust companies, commercial banks and private equity firms. In addition, we enter into co-marketing agreements with other brokers like our company that are engaged in the business of selling the financial products of third-party providers.

Under fixed income products, trust companies typically use the entrusted funds to provide debt financing to corporate borrowers and distribute interest income and principal payment to the plan subscribers according to pre-determined schedules. In the case of securities investment fund products, the fund manager will engage investment fund managers as their advisors and use the entrusted funds to purchase publicly traded stocks or other securities recommended by their advisors.

Arrangements with Financial Institutions

Our marketing of financial products is typically governed by agreements entered into with the product providers. Such agreements generally expire upon the expiration of the underlying wealth management products. Such agreements are generally non-exclusive, which means that the issuers may retain other brokers to market the same financial products that we market. Under these agreements, we typically undertake to provide the counterparty with services relating to our clients’ purchase of the relevant products. Such services typically include providing our clients with information on the relevant products, evaluating the financial condition and risk profiles of those clients who desire to purchase the relevant products, assessing their qualification for the purchase, educating them on the documentation involved in the purchase as well as furnishing other assistance to facilitate their transactions with the product providers. Under such agreements with respect to private equity fund products and certain securities investment fund products, we also undertake to assist the product providers to maintain investor relationships by providing our clients who have purchased the relevant products with various post-purchase services.

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We do not handle our clients’ funds or payment or otherwise process transactions between our clients and product providers. When our clients decide to purchase a product, we notify the relevant product provider and our client completes the transaction with, and makes payment to, the product provider directly.

For all wealth management products, we are entitled to receive one-time commissions, calculated as a percentage of the total value of products purchased by our clients, from the counterparties under the relevant service agreements. We also receive recurring services fees in addition to one-time commissions for the products distributed by us where we are engaged by the product providers to provide recurring services to our clients who have purchased the relevant products. In the case of private equity fund products, we receive recurring service fees over their life cycle, calculated as a percentage of the total value of investments in the underlying funds distributed by us to our clients. For securities investment funds, our recurring service fees are typically calculated as a percentage of the net asset value of the portfolio underlying the products purchased by our clients at the time of calculation, which is generally done on a daily basis.

Such agreements include standard confidentiality provisions prohibiting unauthorized disclosure of our clients’ information as well as stand-still provisions prohibiting the counterparties from contacting our clients to offer any services without our prior consent.

Marketing and Brand Promotion

Word-of-mouth is the primary marketing tool we use to market our business. We intend to continue to focus on referrals as the primary avenue of new client development by further improving client satisfaction. We also intend to enhance our brand recognition and attract potential high-net-worth clients and corporate clients through a variety of marketing methods. We organize events, such as investor seminars and workshops, where we present our market outlook and product choices, industry conferences, and other investor education and social events. In addition, since our inception, we have also built a database of more than 300 high-net-worth individuals.

Competition

While the wealth management services industry in China is growing rapidly, it is still at an early stage of development and is highly fragmented. We operate in an increasingly competitive environment and compete for clients on the basis of various factors, including fund management, product choice, reputation and brand recognition. Our principal competitors include:

●	Management institutions of privately-raised investment funds. As of , there were more than 22,000 management institutions of privately-raised investment funds registered with Asset Management Association of China, about 7% of which have over RMB 2 billion assets under management. We believe that we can compete effectively due to our loyal client base and trusted investment expertise. We had 622 active customers as of June 30, 2018 , and 535 of these active clients have invested with us in more than one product.

●	Third-party wealth management service providers. Our direct competition comes from other third-party wealth management service providers, many of which are relatively well developed. We believe that we can compete effectively due to our market niche, the quality of our client-oriented and customized services, our product sourcing and development capabilities and our strict risk management systems, in light of the great potential of the wealth management services market. We believe that due to our relative smaller size, we offer more personalized client service than some of our larger competitors.

●	Commercial banks. Many commercial banks rely on their own wealth management arms and sales forces to distribute their products. We believe that we compete effectively with commercial banks due to a number of factors, including our independence, which positions us as a centralized wealth management product aggregator to provide and recommend suitable wealth management product advice and product combinations that suit our clients’ financial objectives.

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●	Asset management service providers. A number of mutual fund management companies, trust companies and securities companies have emerged in the asset management business in China in recent years. We believe that we compete effectively due to the quality of our services, our fund sourcing capabilities from third parties and our in-depth experience in industries such as real estate development.

Intellectual Property

We regard our trademarks, service marks, domain names, trade secrets, proprietary technologies and similar intellectual property as critical to our success, and we rely on trademark and trade secret protection laws in the PRC, as well as confidentiality procedures and contractual provisions with our employees, service providers, suppliers, third-party merchants and others to protect our proprietary rights. As of the date of this prospectus, we owned 16 registered trademarks and two registered domain names.

Employees

As of October 10, 2018, we had 97 full-time employees. We have substantially increased the number of employees to increase our operations in the year ended June 30, 2018. None of our employees are represented by unions. We believe we maintain good relationships with our employees. The table below sets forth the breakdown of our employees by function as of October 10, 2018.

Function	Number of Employees	% of Total
Management and administrative	20	21%
Operations	2	2%
Product development	6	6%
Sales and marketing	58	60%
Finance and legal	11	11%
Total	97	100%

Properties

We have leased substantially more office properties to accommodate the increase in our operations in the year ended June 30, 2018. Below is a summary of our properties.

Locations	Purpose Of Use	Size	Leasor	Leasee	Start Date And Duration	Rent
Suite 1002, W3 Office Building, Oriental Commerce Tower No.1 Chang An Street, Dong Cheng District, Beijing	business and office use	424m2	Beijing Oriental Plaza Co., Ltd.	Puhui	December 1st, 2016 - November 30, 2018	135,680/month
Room 6, Floor 9, W1 Office Building, Oriental Commerce Tower No.1 Chang An Street, Dong Cheng District, Beijing	business and office use	192.21m2	Beijing Oriental Plaza Co., Ltd.	Qingdao Puhui	October 1, 2017 – November 30, 2019	20,182.05 RMB/month (October 1, 2017 to December 31, 2017); 60,546.15 RMB/month (January 1, 2018 to November 30, 2019)
Room 2003, Harbour Ring Plaza #18, Xi Zang Middle RoadHuang Pu District, Shanghai	business and office use	302m2	Shenzhen Meitailong Investment and Development Co., Ltd.	Shanghai Pucai	September 22, 2017 - October 31, 2019	73,486 RMB/month
Suite 1012, W3 Office Building, Oriental Commerce Tower No.1 Chang An Street, Dong Cheng District, Beijing	business and office use	206.16m2	Beijing Oriental Plaza Co., Ltd	Beijing Ruyuejiahe	February 1, 2018 - February 29, 2020	34,016.40 RMB/month (February 1, 2018 to March 31, 2018); 68,032.80 RMB/month (April 1, 2018 to February 29, 2020)

Room 1, Floor 10, C1 Office Building, Oriental Commerce Tower No.1 Chang An Street, Dong Cheng District, Beijing	business and office use	307.62m2	Beijing Oriental Plaza Co., Ltd	Beijing Ruyuejiahe	August 1, 2018 - July 31, 2020	52,295.40 RMB/month (August 1, 2018 to September 30, 2018); 104,590.80 RMB/month (October 1, 2018 to July 31, 2020)
Room 2908, Building 1, No. 10 Xiang Gang Midle Road, ShiNan District, Qingdao	business and office use	171.75 m2	Liling	Qingdao Puhui	February 6, 2018 - February 5, 2020	270,000 RMB/year

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Insurance

We participate in government sponsored social security programs including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We do not maintain business interruption insurance or key-man life insurance. We consider our insurance coverage to be in line with that of other wealth management companies of similar size in China. We consider our insurance coverage to be sufficient for our business operations in China.

Legal Proceedings

From time to time, we have become and may in the future become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party license or other rights, breach of contract, labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have a material and adverse effect on our business, financial condition, cash flow or results of operations.

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REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China or our shareholders’ rights to receive dividends and other distributions from us.

Regulations on Asset Management Plans

According to the CSRC, qualified fund management companies and securities companies may be entrusted by clients to engage in asset management business.

Asset Management Plans by Fund Management Companies. On September 26, 2012, the CSRC promulgated the Pilot Measures for Asset Management Services Provided by Fund Management Companies for Specific Clients, or the Pilot Measures, which came into effect on November 1, 2012. These Pilot Measures apply to activities whereby a fund management company raises funds from specific clients or acts as the asset manager for specific clients upon their property entrustment, with a custodian institution acting as the asset custodian, and makes investments with the entrusted assets. According to the Pilot Measures, the assets under an asset management plan may be used for the following investments: (i) cash, bank deposits, stocks, bonds, securities investment funds, central bank bills, non-financial enterprises’ debt financing instruments, asset-backed securities, commodity futures and other financial derivatives; (ii) equity interests, creditor’s rights and other property rights not transferred through a stock exchange; and (iii) other assets approved by the CSRC. A specific asset management plan with investment in any assets specified in subparagraphs (ii) or (iii) above is defined as a special asset management plan. In addition, a fund management company shall conduct special asset management plan business only through its subsidiary but not by itself. An asset manager can provide the client-specific asset management plans to a single client or to multiple clients. As for asset management plans for multiple clients, the investment amount of each entrusting client shall be no less than RMB1.0 million (US$0.2 million), and the number of the clients whose investment is less than RMB3.0 million (US$0.5 million) is limited to 200, while the number of the clients whose investment is more than RMB3.0 million (US$0.5 million) is not limited. In addition, the initial total assets entrusted by the clients under an asset management plan for multiple clients shall be no less than RMB30.0 million (US$4.9 million) and no more than RMB5.0 billion (US$0.8 billion), unless otherwise provided by the CSRC. An asset manager may sell its asset management plans on its own or through an agency qualified to sell funds. Asset management plans are among the third-party products that we introduce to our clients. Our clients purchase the asset management plans directly from the funds management companies based on our advice. As we are solely a service provider to third-party product providers and our revenues are generated from commissions and recurring fees that we charge the funds management companies for our services, we do not own or hold title to the asset management plans. We do not directly sell the asset management plans to our client or process the transactions for our clients. We also do not sign the sales contracts or enter into any written documents with our clients. Therefore, we believe that we are not engaged in the direct sale of the asset management plans sponsored by fund management companies. However, due to the lack of clear and consistent regulatory framework for the sale of asset management plans, we cannot assure you that the relevant PRC government authority, including the CSRC, will agree with our interpretation of sales of asset management plans under the relevant rules. If they have different interpretation of the relevant rules and as a result the provisions of consulting services or similar services with respect to sale of asset management plans are deemed as sale of asset management plans and we do not hold the license, the CSRC or other government authorities in China may prohibit fund management companies from engaging companies like us for such services. In such circumstances, we may have to change our business model with respect to asset management plans or cease to provide services relating to asset management plans, and as a result, our business, results of operations and prospects would be adversely affected. See “Risk Factors — Risks Related to Our Business and Industry” - We may fail to obtain and maintain licenses and permits necessary to conduct our operations in China, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services in China.

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Asset Management Plans by Securities Companies. On October 18, 2012, the CSRC promulgated Administrative Measures for Client Asset Management Business of Securities Companies, or the Administrative Measures, and also two detailed rules to implement the Administrative Measures, i.e. the Implementation Rules of Collective Asset Management Plans of Securities Companies, or the Collective Plan Rules, and the Implementation Rules of Designed Asset Management Plans of Securities Companies, which became effective on the same date. On June 26, 2013, the CSRC promulgated the amendment to the Administrative Measures and the Collective Plan Rules, which came into effect on the same date. According to the Administrative Measures and the Collective Plan Rules, securities companies that obtain the required qualification may engage in collective asset management business for multiple clients. Collective asset management plans may invest in (i) stocks, bonds, stock index futures, commodity futures and other products tradable on stock and futures exchanges; (ii) central bank bills, short-term financing bills, mid-term notes and other products tradable on interbank market, (iii) securities investment funds, designed asset management plans of securities companies, wealth management plans of commercial banks, collective fund trust plans and other financial products approved by the competent regulators; and (iv) other investment products approved by CSRC. A collective asset management plan shall meet the following requirements: (i) the total amount of raised funds shall initially be no less than RMB30.0 million (US$4.9 million) and not exceed RMB5.0 billion (US$0.8 billion), (ii) the investment amount of each qualified investor shall not be less than RMB1.0 million (US$0.2 million), and (iii) the total number of qualified investors shall be no less than 2 and not exceed 200. A qualified investor is defined as an entity or individual that is capable of appropriately identifying risks and bearing the risks of the collective asset management plan, and that satisfies any of the following conditions: (i) the total personal or household financial assets shall be no less than RMB1.0 million (US$0.2 million), applicable if the qualified investor is a natural person, or (ii) the net assets shall be no less than RMB10.0 million (US$1.6 million), applicable if the qualified investor is a company, enterprise or institution. A securities company shall put the assets within a collective asset management plan under the custody of an asset custodian with fund custody business qualification. A securities company may either promote collective asset management plans by itself or through other securities companies, commercial banks or other institutions recognized by the CSRC. We distribute asset management plans for securities companies and fund management companies and those companies are required to obtain a license to sell asset management plans. Although we believe such license is not required for our distribution and sourcing of these asset management plans as we do not directly sell asset management plans to and do not enter into the agreements with our clients who invest in these asset management plans, due to the lack of a unified regulatory framework governing the distribution or management of wealth management products thus far, we cannot assure you that the relevant PRC government will agree with our interpretation of the relevant rules governing asset management plans. Also see “Risk Factors — We may fail to obtain and maintain licenses and permits necessary to conduct our operations in China, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the financial services industry in China.”

Regulations on Private Offered Fund (or Privately-raised Investment Fund)

In China, Renminbi denominated private equity funds are typically formed as limited liability companies or partnerships, and therefore, their establishment and operation is subject to the PRC company laws or partnership laws. The PRC Partnership Enterprise Law was revised in August 2006 when it expanded the scope of eligible partners in partnerships from individuals to legal persons and other organizations and added limited partnerships as a new form of partnership. A limited partnership shall consist of limited partners and at least one general partner. The general partners shall be responsible for the operation of the partnership and assume joint and several liabilities for the debts of the partnership, and the limited partners shall assume liability for the partnership’s debts limited by the amount of their respective capital commitment.

On May 8, 2014, the State Council promulgated Several Opinions of the State Council on Further Promoting the Sound Development of the Capital Market, which put forward several opinions to improve the multi-level capital market system. The private fund shall establish a system of standards for eligible investors, specify the eligibility requirements of investors in private offering of various products and the requirements on information disclosure in private offering to the same type of investors, and regulate offering activities. The State Council would play the role of securities intermediaries, assets management institutions and other market organizations, establish and improve the regulatory system for offering of privately-raised products, and effectively intensify interim and ex post regulation. And any kind of illegal fund-raising activities in the name of private placement would be strictly cracked down.

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CSRC is now in charge of the supervision and regulation of private funds, including, but not limited to, private equity funds, private securities investment funds, venture capital funds and other forms of private funds. Further, CSRC authorized the Asset Management Association of China, or AMAC, to supervise the registration of private fund managers, record filing of private funds and perform its self-regulatory role. Thus, the AMAC formulated the Measures for the Registration of Private Investment Fund Managers and Filling of Private Investment Funds (for Trial Implementation), or the Measures, which became effective as of February 7, 2014, setting forth the procedures and requirements for the registration of private fund managers and filing of private funds to perform self-regulatory administration of privately placement funds. On August 21, 2014, CSRC promulgated the Interim Provisions for the Supervision and Management of Private Equity Funds, which further clarified the self-regulatory requirements for private funds. Local governments in certain cities, such as Beijing, Shanghai and Tianjin, have promulgated local administrative rules to encourage and regulate the development of private equity investment in their areas. These regulations typically provide preferential treatment to private equity funds registered in the cities or districts that satisfy the specified requirements. Such local administrative rules may be changed or preempted according to the new regulations to be issued by CSRC. On February 5, 2016, AMAC promulgated the Announcement of the Asset Management Association of China on Matters Concerning Further Regulating the Registration of Privately Offered Fund Managers, in which AMAC canceled the registration certificates for Private Offered Fund managers, put some requirements for strengthening information reporting of Private Offered Fund and gave a guideline for the legal opinion for the manager registration. Thus, we have completed the private fund manager registration and filing of private funds under our management with AMAC for the relevant entities that act as private fund managers, including Qingdao Puhui and Shanghai Pucai.

Regulations on Labor Protection

On June 29, 2007, the Standing Committee of the National People’s Congress, or the SCNPC, promulgated the Labor Contract Law, as amended on December 28, 2012, which formalizes employees’ rights concerning employment contracts, overtime hours, layoffs and the role of trade unions and provides for specific standards and procedure for the termination of an employment contract. In addition, the Labor Contract Law requires the payment of a statutory severance pay upon the termination of an employment contract in most cases, including in cases of the expiration of a fixed-term employment contract. In addition, under the Regulations on Paid Annual Leave for Employees and its implementation rules, which became effective on January 1, 2008 and on September 18, 2008 respectively, employees are entitled to a paid vacation ranging from 5 to 15 days, depending on their length of service and to enjoy compensation of three times their regular salaries for each such vacation day in case such vacation days are deprived by employers, unless the employees waive such vacation days in writing. Although we are currently in compliance with the relevant legal requirements for terminating employment contracts with employees in our business operation, in the event that we decide to lay off a large number of employees or otherwise change our employment or labor practices, provisions of the Labor Contract Law may limit our ability to effect these changes in a manner that we believe to be cost-effective or desirable, which could adversely affect our business and results of operations.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to pay the required contributions within a stipulated deadline and be subject to a late fee of 0.05% of the amount overdue per day from the original due date by the relevant authority. If the employer still fails to rectify the failure to make social insurance contributions within such stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Regulations on Foreign Investment

The State Planning Commission, the State Economic and Trade Commission and the Ministry of Foreign Trade and Economic Cooperation jointly promulgated the Foreign Investment Industrial Guidance Catalogue, or the Foreign Investment Catalogue, in 2005, and subsequently revised it in 2017. The Foreign Investment Catalogue sets forth the industries in which foreign investment are encouraged, restricted, or forbidden. Industries that are not indicated as any of the above categories under the Foreign Investment Catalogue are permitted areas for foreign investment. The current version of the Foreign Investment Catalogue came into effect on July 10, 2017. Pursuant to the currently effective or the amended Foreign Investment Catalogue, market survey, a business activity that we currently engage in through our VIE, is restricted for foreign investment. As market survey may be constantly involved during our development and expansion, we may continue this business activity through contractual arrangements with our consolidated subsidiary, Puhui Beijing.

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In addition, if our PRC subsidiary and consolidated entities plan to engage in promoting or distributing wealth management plans through the Internet, or allows our clients to purchase wealth management products on any of our websites, such business is likely to be deemed as value-added telecommunications service and call for approvals from relevant authorities. Foreign investment in value-added telecommunications businesses is governed by the State Council’s Administrative Rules for Foreign Investments in Telecommunications Enterprises, issued by the State Council on December 11, 2001 and amended on February 6, 2016, under which a foreign investor’s beneficial equity ownership in an entity providing value-added telecommunications services in China cannot exceed 50%. In addition, for a foreign investor to acquire any equity interest in a business providing value-added telecommunications services in China, it must demonstrate a positive track record and experience in providing such services. The Ministry of Industry and Information Technology of the People’s Republic China (“MIIT”)’s Notice Regarding Strengthening Administration of Foreign Investment in Operating Value-Added Telecommunication Businesses, or the MIIT Notice, issued on July 13, 2006 prohibits holders of these services licenses from leasing, transferring or selling their licenses in any form, or providing any resource, sites or facilities, to any foreign investors intending to conduct such businesses in China. Although MIIT promulgated its Notice on Lifting Foreign Investment Restrictions on Online Data and Deal Processing Business on June 19, 2015, which permits foreign ownership, in whole or in part, of online data and deal processing business, a sub-type of value-added telecommunications service, we still expect our potential business of online promotion and distribution of wealth management products to face foreign investment restrictions or uncertainties, since it is not clear whether our potential business will be deemed as online data and deal processing.

We plan to engage in the direct sales of private fund products. While the distribution of private fund is not explicitly categorized as restricted to foreign investment, a qualification is required for the direct sales of private fund by private fund management companies. In practice, such qualification is generally unavailable to foreign invested enterprises or their subsidiaries. In order to conduct our direct sales services in the future, we have entered into contractual arrangements through WFOE, our PRC subsidiary, with Puhui Beijing, our PRC variable interest entity. In March 31, 2017, Qingdao Puhui has completed the private fund manager registration and filing of private funds under our management with AMAC, and in February 22, 2017, Shanghai Pucai has completed the private fund manager registration and filing of private funds under our management with AMAC. Accordingly, we plan to start the private fund business and other regulated fund products through Qingdao Puhui and Shanghai Pucai in the near future. Similarly, although asset management services are not prohibited or restricted from foreign investments, PRC authorities are more accustomed to dealing with domestic PRC fund managers without foreign investment. As a result, we conduct our asset management services through our VIE to ensure smooth operations.

Regulations on Tax

PRC Enterprise Income Tax

The PRC enterprise income tax is calculated based on the taxable income determined under the PRC laws and accounting standards. On March 16, 2007, the National People’s Congress of China enacted a new PRC Enterprise Income Tax Law, which became effective on January 1, 2008 and amended the PRC Enterprise Income Tax Law on February 24, 2017. On December 6, 2007, the State Council promulgated the Implementation Rules to the PRC Enterprise Income Tax Law, or the Implementation Rules, which also became effective on January 1, 2008. On December 26, 2007, the State Council issued the Notice on Implementation of Enterprise Income Tax Transition Preferential Policy under the PRC Enterprise Income Tax Law, or the Transition Preferential Policy Circular, which became effective simultaneously with the PRC Enterprise Income Tax Law. On October 17, 2017, the State Administration of Taxation promulgated the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, which became effective on December 12, 2017. The PRC Enterprise Income Tax Law imposes a uniform enterprise income tax rate of 25% on all domestic enterprises, including foreign-invested enterprises unless they qualify for certain exceptions, and terminates most of the tax exemptions, reductions and preferential treatments available under previous tax laws and regulations.

Moreover, under the PRC Enterprise Income Tax Law, enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementation Rules define the term “de facto management body” as the management body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In addition, the Circular Related to Relevant Issues on the Identification of a Chinese holding Company Incorporated Overseas as a Residential Enterprise under the Criterion of De Facto Management Bodies Recognizing issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function mainly in China; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (iii) its major assets, accounting books, company seals and minutes and files of its board and shareholders’ meetings are located or kept in China; and (iv) more than half of the enterprise’s directors or senior management with voting rights reside in China. Although the circular only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals or foreigners, the determining criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

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We do not believe Puhui Wealth Investment Management Co., Ltd. or any of its subsidiaries outside of China was a PRC resident enterprise for the year ended June 30, 2018, but we cannot predict whether such entities may be considered as a PRC resident enterprise for any subsequent taxable year. Although our company is not controlled by any PRC company or company group, substantial uncertainty exists as to whether we will be deemed as a PRC resident enterprise for enterprise income tax purposes. In the event that we were considered a PRC resident enterprise, we would be subject to the PRC enterprise income tax at the rate of 25% on our worldwide income, but the dividends that we receive from our PRC subsidiary would be exempt from the PRC withholding tax since such income is exempted under the PRC Enterprise Income Tax Law for a PRC resident enterprise recipient. See “Risk Factors — Risks Related to Doing Business in China — The dividends we receive from our PRC subsidiary may be subject to PRC tax under the PRC Enterprise Income Tax Law, which would have a material adverse effect on our financial condition and results of operations. In addition, if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

PRC VAT and Business Tax

Pursuant to the Interim Regulation of the People’s Republic of China on Value-Added Tax (the “VAT Regulation”), which was amended on November 19, 2017, any entity or individual engaged in the sales of goods, provision of specified services and importation of goods into China is generally required to pay a VAT, at the rate of 17% of the gross sales proceeds received, less any deductible VAT already paid or borne by such entity.

Pursuant to the PRC Provisional Regulations on Business Tax, taxpayers falling under the category of service industry in China are required to pay a business tax at a normal tax rate of 5% of their revenues. In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. Pursuant to this plan and relevant notices, from January 1, 2012, the value-added tax has been imposed to replace the business tax in the transport and shipping industry and some of the modern service industries in certain pilot regions, of which Shanghai is the first one. A value-added tax, or VAT, rate of 6% applies to revenue derived from the provision of some modern services.

On December 12, 2013, the Ministry of Finance and State Administration of Taxation issued Notice of the Ministry of Finance and the State Administration of Taxation on Including the Railway Transportation and Postal Industries in the Pilot Program of Replacing Business Tax with Value-Added Tax (2013 Amendment), along with Pilot Implemental Rules of Replacing Business Tax with VAT, which is effective on May 1, 2016 (“Pilot Rules”). Pursuant to Pilot Rule, the unit and individual who provide service in transportation, postal and other modern service industrial shall be tax payer of VAT. Taxpayer who provide taxable service shall pay VAT, instead of Business Tax. The tax rate for provision of modern service industrial (exclusive of leasing of tangible chattel) is 6%.

On April 19, 2016, the State Administration of Taxation issued the Announcement of the State Administration of Taxation on Tax Collection and Administration Matters Relating to Full Launch of the Pilot Scheme for Levying VAT in place of Business Tax (the “VAT Announcement”), which became effective on May 1, 2016. According to the VAT Announcement, a pilot taxpayer who has been determined as a general VAT taxpayer before the implementation of the pilot program and concurrently provides taxable services is not required to apply for the qualification again. The competent tax authority shall prepare and deliver the Notice of Tax-Related Matters and inform the taxpayer. A pilot taxpayer with annual sales amount of taxable services exceed RMB5.0 million (US$0.8 million) before the implementation of the pilot program of VAT in lieu of business tax shall go through the formalities for the qualification of a general VAT taxpayer with the competent tax authority under the State Administration of Taxation.

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On March 23, 2016, Ministry of Finance and State Administration of Taxation promulgated the Notice of the Ministry of Finance and the State Administration of Taxation on Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner, which became effective on May 1, 2016. According to such Notice, the pilot scheme on levying value-added tax in place of business tax shall be launched nation-wide, all business tax taxpayers in the construction industry, real estate industry, financial industry, living services, etc. shall be included in the scope of the pilot scheme, and subject to value-added tax instead of business tax.

Dividend Withholding Tax

Pursuant to the PRC Enterprise Income Tax Law and the Implementation Rules, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. We are a Cayman Islands holding company and substantially all of our income may come from dividends we receive from our PRC subsidiary directly or indirectly. Since there is no such tax treaty between China and the Cayman Islands, dividends we receive from our PRC subsidiary will generally be subject to a 10% withholding tax. We have evaluated whether Puhui Wealth Investment Management Co., Ltd. is a PRC resident enterprise and we believe that Puhui Wealth Investment Management Co., Ltd. was not a PRC resident enterprise for the year ended December 31, 2017. However, as there remains uncertainty regarding the interpretation and implementation of the PRC Enterprise Income Tax Law and the Implementation Rules, it is uncertain whether, if Puhui Wealth Investment Management Co., Ltd. will be deemed a PRC resident enterprise in the future, any dividends distributed by Puhui Wealth Investment Management Co., Ltd. to our non-PRC shareholders would be subject to any PRC withholding tax. See “Risk Factors — Risks Related to Doing Business in China — The dividends we receive from our PRC subsidiary may be subject to PRC tax under the PRC Enterprise Income Tax Law, which would have a material adverse effect on our financial condition and results of operations. In addition, if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and to our non-PRC shareholders.”

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a resident enterprise of the counter-party to such Tax Arrangement should meet the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (ii) it should directly own such percentage in the PRC resident enterprise anytime in the 12 months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), or the Administrative Measures, which became effective in November 1st, 2015, non-resident taxpayers which satisfy the criteria for entitlement to tax treaty benefits may, at the time of tax declaration or withholding declaration through a withholding agent, enjoy the tax treaty benefits, and be subject to follow-up administration by the tax authorities. There are also other conditions for enjoying such reduced withholding tax rate according to other relevant tax rules and regulations. Accordingly, HZF (HK) Limited may be able to enjoy the 5% withholding tax rate for the dividends it receives from Rucong, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations and follow up the administration of the PRC tax authorities. However, according to Notice 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

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United States Foreign Account Tax Compliance Act

The United States has passed the Foreign Account Tax Compliance Act, or FATCA, that imposes a new reporting regime and, potentially, a 30% withholding tax on certain payments made to certain non-U.S. entities. In general, the 30% withholding tax applies to certain payments made to a non-U.S. financial institution unless such institution is treated as deemed compliant or enters into an agreement with the US Treasury to report, on an annual basis, information with respect to certain interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by certain U.S. persons and to withhold on certain payments. The 30% withholding tax also generally applies to certain payments made to a non-financial non-U.S. entity that does not qualify under certain exemptions unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.” An intergovernmental agreement between the United States and another country may also modify these requirements. We do not expect FATCA will have a material impact on our business or operations, but because FATCA is particularly complex and its application is uncertain at this time, we cannot assure you that we will not be adversely affected by this legislation in the future.

Regulations on Foreign Exchange

Foreign exchange regulations in China are primarily governed by Foreign Exchange Administration Rules (1996), as amended in 2008, or the Exchange Rules. Under the Exchange Rules, Renminbi is convertible for current account items, including the distribution of dividends, interest and royalty payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investment, loan, securities investment and repatriation of investment, however, is still subject to the approval of SAFE.

On May 10, 2013, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration Over Domestic Direct Investment by Foreign Investors and the Supporting Documents, which specifies that the administration by SAFE or its local branches over foreign direct investment in the PRC shall be conducted by way of registration. Institutions and individuals shall register with SAFE and/or its branches for their direct investment in China. Banks shall process foreign exchange business relating to the direct investment in China based on the registration information provided by SAFE and its branches.

In February 2015, SAFE promulgated the Circular of Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment, or Circular 13, which became effective on June 1, 2015. Upon the implementation of Circular 13, the current foreign exchange procedures will be further simplified, foreign exchange registrations of direct investment will be handled by designated foreign exchange settlement banks instead of SAFE and its branches.

On March 30, 2015, SAFE issued the Circular on Reform of the Administrative Rules of the Payment and Settlement of Foreign Exchange Capital of Foreign-Invested Enterprises (“SAFE Circular 19”), which became effective on June 1, 2015. Pursuant to SAFE Circular 19, foreign-invested enterprises may either continue to follow the current payment-based foreign currency settlement system or elect to follow the “conversion-at-will” regime of foreign currency settlement. Where a foreign-invested enterprise follows the conversion-at-will regime of foreign currency settlement, it may convert part or all of the amount of the foreign currency in its capital account into Renminbi at any time. The converted Renminbi will be kept in a designated account labeled as settled but pending payment, and if the foreign-invested enterprise needs to make payment from such designated account, it still needs to go through the review process with its bank and provide necessary supporting documents. SAFE Circular 19, therefore, has substantially lifted the restrictions on the usage by a foreign-invested enterprise of its RMB registered capital converted from foreign currencies. According to SAFE Circular 19, such Renminbi capital may be used at the discretion of the foreign-invested enterprise and SAFE will eliminate the prior approval requirement and only examine the authenticity of the declared usage afterwards. Nevertheless, foreign-invested enterprises like our PRC subsidiary are still not allowed to extend intercompany loans to our PRC consolidated entities. In addition, as Circular 19 was promulgated recently, there remain substantial uncertainties with respect to the interpretation and implementation of this circular by relevant authorities.

On June 9, 2016, SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”), which became effective simultaneously. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be provide as loans to its non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented.

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Regulations on Dividend Distribution

The principal regulations governing dividend distributions of wholly foreign-owned companies include:

●	Wholly Foreign-Owned Enterprise Law, as amended on September 3rd, 2016;
●	Wholly Foreign-Owned Enterprise Law Implementing Rules, as amended on February 19, 2014; and
●	Company Law of China, as amended on December 28, 2013.

Under these laws and regulations, wholly foreign-owned companies in China may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, these wholly foreign-owned companies are required to set aside no less than 10% of the after-tax profits, if any, to fund certain reserve funds, until the accumulative amount of such fund reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. At the discretion of these wholly foreign-owned companies, they may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Regulations on Offshore Investment by PRC Residents

Pursuant to the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Round Trip Investment via Overseas Special Purpose Companies and its subsequent amendments, supplements or implementation rules, or SAFE Circular 75, issued on October 21, 2005, a PRC resident (whether a natural person or legal persons) shall register with the local branch of the SAFE before it establishes or controls an overseas SPV, with assets or equity interests in a PRC company, for the purpose of overseas equity financing. On July 4, 2014, SAFE issued the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Outbound Investment and Financing and Inbound Investment via Special Purpose Vehicles (“SPV”), or SAFE Circular 37, which has superseded SAFE Circular 75. According to SAFE Circular 37, the PRC domestic resident shall apply for SAFE registration for overseas investment before paying capital to SPV by using his, her or its legal assets whether overseas or domestic. The SPV is defined as “offshore enterprise directly established or indirectly controlled by the domestic residents (including domestic institutions and individuals) with their legally owned assets and equity of the domestic enterprise, or legally owned offshore assets or equity, for the purpose of off shore investment and financing”. In addition, in the event that the SPV undergoes changes of its basic information such as the individual shareholder, name, operation term, etc., or material events including increase or decrease by domestic individual shareholder in investment amount, equity transfer or swap, merge, spinoff, etc., the domestic resident shall timely complete the change of foreign exchange registration formality for offshore investment.

According to SAFE Circular 37, failure to make such registration or truthfully disclose actual controllers of the round-trip enterprises may subject PRC residents to fines up to RMB300,000 in case of domestic institutions or RMB50,000 in case of domestic individuals. If the registered or beneficial shareholders of the offshore holding company who are PRC residents do not complete their registration with the local SAFE branches, the PRC subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore company, and the offshore company maybe restricted in its ability to contribute additional capital to its PRC subsidiary. Moreover, failure to comply with SAFE registration and amendment requirements described above could result in liability under PRC law for violating applicable foreign exchange restrictions.

Our principal shareholders who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents have completed the foreign exchange registrations required in connection with our recent corporate restructuring.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

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Regulations on Stock Incentive Plans

On December 25, 2006, the People’s Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, setting forth the respective requirements for foreign exchange transactions by individuals (both PRC or non-PRC citizens) under either the current account or the capital account.

On February 15, 2012, SAFE issued the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, or the Stock Incentive Plan Rules. The purpose of the Stock Incentive Plan Rules is to regulate foreign exchange administration of PRC domestic individuals who participate in employee stock holding plans and stock option plans of overseas listed companies. According to the Stock Incentive Plan Rules, if PRC “domestic individuals” (both PRC residents and non-PRC residents who reside in China for a continuous period of not less than one year, excluding the foreign diplomatic personnel and representatives of international organizations) participate in any stock incentive plan of an overseas listed company, a PRC domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, shall, among others things, file, on behalf of such individual, an application with SAFE to conduct the SAFE registration with respect to such stock incentive plan, and obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with stock holding or stock option exercises. In addition, SAFE Circular 37 also provides certain requirements and procedures of foreign exchange registration in relation to equity incentive plan of SPV before listing. In this regard, if a non-listed SPV grants equity incentives to its directors, supervisors, senior officers and employees in its domestic subsidiaries, the relevant domestic individual residents may register with SAFE before exercising their rights.

The Stock Incentive Plan Rules and SAFE Circular 37 were promulgated only recently and many issues require further interpretation. If we or our PRC employees fail to comply with the Stock Incentive Plan Rules, we and our PRC employees may be subject to fines and other legal sanctions. In addition, the General Administration of Taxation has issued a few circulars concerning employee stock options. Under these circulars, our employees working in China who exercise stock options will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee stock options with relevant tax authorities and withhold individual income taxes of those employees who exercise their stock options. If our employees fail to pay and we fail to withhold their income taxes, we may face sanctions imposed by tax authorities or other PRC government authorities.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Zhe Ji	39	Chief Executive Officer and Chairman

Yan Long	45	Vice President and Chief Financial Officer

Wei Fan	33	Independent Director

Qingbin Meng	38	Independent Director

Zhi Su	40	Independent Director

Mr. Zhe Ji, our founder, has served as our Chairman of the Board of Directors and Chief Executive Officer since our inception in 2013. Prior to founding our company, Mr. Ji served as a senior broker at Credit Ease Wealth, another third-party wealth management company in China, from 2011 to 2013. Previously, he served as a member of China Bohai Bank from 2008 to 2011, Hang Seng Bank from 2006 to 2008, ABN AMRO Bank N.V from 2002 to 2005. Mr. Ji received a bachelor’s degree in commodity science from Beijing University of Technology in 2002.

Ms. Yan Long has severed as our Chief Financial Officer since September 2017. Previously, Ms. Long served as vice chief financial officer of Guanghui Auto Finance Leasing Co., Ltd. from 2013 to May 2015. From May 2015 to December 2015, Ms. Long severed as chief financial officer of Yixin Auto Finance Leasing. From March 2016 to May 2017, Ms. Long served as chief financial officer of Dunhuang Asset Management Co., Ltd. Ms. Long graduated from Yanshan University. She has obtained a certificate of intermediate title of accountant. Ms. Long received a Bachelor’s degree in accounting from Yanshan University in 2000.

Mr. Wei Fan has served as a member of our Board of Directors since 2017. Mr. Fan has 10 years of work experience in the investment banking Industry. Since April 2008, Mr. Fan has served in Fixed Income Headquarters of Shenwan Hongyuan Securities Co., Ltd. (stock code: 166.SZ), currently as Chief Analyst. Mr. Fan has also worked as a graduate student advisor of School of Economics and Management, Tsinghua University, since 2014, and a graduate student advisor of School of Economics, Peking University since 2016. Mr. Fan graduated from University of Electronic Science and Technology of China and Tsinghua University. He obtained bachelor degrees in finance and business administration in July 2006, a masters degree of quantitative economics in June 2009, a PhD degree in financial engineering in June 2012 and a postdoctoral degree of public finance in May 2016.

Mr. Qingbin Meng has served as a member of our board of directors since 2017. Since June 2013, he has served as an Associate Professor in the School of Business of Renmin University of China. He has also worked as a senior economist at Yinhe Future Co. Ltd. since 2013 and at Mowei Asset Management Co. Ltd. since 2015 and as a senior investment adviser at Wanda Futures Co. Ltd. since 2016. Mr. Meng graduated from Tianjin University and Nankai University. He obtained a bachelor degree in mathematics in 2003, a masters degree in mathematics in 2006, and a PhD degree in finance in 2009.

Mr. Zhi Su has served as a member of our board of directors since 2018. Since June 2009, he has served as lecturer in the School of Statistics Central University of Finance and Economics, and was promoted to the director of Financial Technology in July 2017. Mr. Su obtained a bachelor’s degree and a PhD degree from Jilin University in 2001 and 2006, respectively. He obtained a EMBA degree from the University of Texas and a postdoctoral degree in finance from Tsinghua University in 2009.

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For the years ended June 30, 2017 and 2016, we paid an aggregate of approximately $107,205 and $249,107, respectively, in cash to our executive officers, and $0 and $0, respectively, to our non-executive directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries and consolidated variable interest entities are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. We contributed an aggregate of $16,512 and $ 16,372 for employee social insurance for the years ended June 30, 2017 and 2016, respectively.

In addition, Zhe Ji, our Chief Executive Officer and Chairman, was also our sales team leader and received $85,207 in commissions in the fiscal year ended June 30, 2016. He was not paid any commission for the year ended June 30, 2017.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as a conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon three-month advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with a three-month advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, with any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer’s termination, or in the year preceding such termination, without our express consent.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Our board of directors currently consists of 4 directors, including 3 independent directors. We intend to establish an audit committee, a compensation committee and a nominating committee prior to consummation of this offering. Each of the committees of the board of directors shall have the composition and responsibilities described below.

Puhui Wealth Investment Management Co., Ltd. 2018 Equity Incentive Plan

The Puhui Wealth Investment Management Co., Ltd. 2018 Equity Incentive Plan (“Incentive Plan”) was approved by our board of directors on June 15, 2018 by unanimous written consent. The Incentive Plan, which will be administered by the Compensation Committee of our Board of Directors, allows for awards up to a maximum of 1,500,000 restricted ordinary shares. Under the Incentive Plan, the Compensation Committee may grant ordinary shares to directors, officers, managers, employees, consultants and advisors of our company or our affiliates; provided, that the Compensation Committee may not grant to any one person in any one calendar year awards for more than 150,000 ordinary share in the aggregate. No shares have been granted as of the date of this prospectus.

Board of Directors and Committees

Audit Committee

Zhi Su, Wei Fan and Qingbin Meng will be the members of our Audit Committee, where Zhi Su shall serve as the chairman. Both Zhi Su and Qingbin Meng satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees. Wei Fan satisfies the independence standards promulgated by NASDAQ but not Rule 10A-3 of the Exchange Act because of a consulting agreement between him and our company. We plan to utilize the phase-in exemption under Rule 10A-3 of the Exchange Act and expect all members of our Audit Committee will satisfy the independence standards promulgated by the SEC and by NASDAQ within 12 months of the closing of this offering because the consulting agreement expires before the end of such 12 month period.

We intend to adopt and approve a charter for the Audit Committee prior to consummation of this offering. In accordance with our Audit Committee Charter, our Audit Committee shall perform several functions, including:

●	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

●	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

●	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

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●	reviews the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board;

●	reviews and approves in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

●	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to the board of directors regarding corporate governance issues and policy decisions.

It is determined that Zhi Su possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Zhi Su, Wei Fan and Qingbin Meng will be the members of our Compensation Committee and Wei Fan shall be the chairman. All members of our Compensation Committee will be qualified as independent under the current definition promulgated by NASDAQ. We intend to adopt a charter for the Compensation Committee prior to consummation of this offering. In accordance with the Compensation Committee’s Charter, the Compensation Committee shall be responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Nominating and Governance Committee

Zhi Su, Wei Fan and Qingbin Meng will be the members of our Nominating and Governance Committee where Qingbin Meng shall serve as the chairman. All members of our Nominating and Governance Committee will be qualified as independent under the current definition promulgated by NASDAQ.  The board of directors intend to adopt and approve a charter for the Nominating and Governance Committee prior to consummation of this offering. In accordance with the Nominating and Governance Committee’s Charter, the Nominating and Corporate Governance Committee shall be responsible to identity and propose new potential director nominees to the board of directors for consideration and review our corporate governance policies.

Director Independence

Our board of directors reviewed the materiality of any relationship that each of our proposed directors has with us, either directly or indirectly. Based on this review, it is determined that Zhi Su, Wei Fan and Qingbin Meng will be “independent directors” as defined by NASDAQ.

Family Relationships

There is no family relationship among any of our directors or executive officers.

Duties of Directors

Under Cayman Islands law, our directors have a duty of loyalty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

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●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may, in certain limited exceptional circumstances, have the right to seek damages in our name if a duty owed by the directors is breached. You should refer to “Description of Share Capital—Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors and the shareholders voting by ordinary resolution.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of ordinary shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws. Unless otherwise noted, the business address for each of our directors and executive officers is Suite 1002, W3 Office Building, Oriental Commerce Tower, No.1 Chang An Street, Dong Cheng District, Beijing, PRC 100005.

Name of Beneficial Owners	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering
	Number	% (1)	Minimum Offering % (2)	Maximum Offering % (3)

Directors and Executive Officers:
Zhe Ji (4)	5,017,650	50.2%	44.3%	41.8%
Yan Long	-	-	-	-
Wei Fan	-	-	-	-
Qingbin Meng	-	-	-	-
Zhi Su	-	-	-	-
Directors and Executive Officers as a group (5 persons)	5,017,650	50.2%	44.3%	41.8%
5% shareholders:
DFHH Limited (5)	5,017,650	50.2%	44.3%	41.8%
BFJH Limited (6)	910,000	9.1%	8.0%	7.6%
BFRY Limited (7)	907,470	9.1%	8.0%	7.6%
Ru Peng Limited (8)	907,470	9.1%	8.0%	7.6%

(1)	Based on 10,000,000 ordinary shares outstanding as of the date of this prospectus giving effect to a 10-for-1 forward stock split of our ordinary shares that was effected on May 18, 2018.
(2)	Based on 11,333,334 ordinary shares outstanding upon completion of the Minimum Offering.
(3)	Based on 12,000,000 ordinary shares outstanding upon completion of the Maximum Offering.
(4)	Zhe Ji, our Chief Executive Officer and Chairman, is deemed to beneficially own 5,017,650 ordinary shares through DFHH Limited, a British Virgin Islands company wholly owned by Mr. Ji.
(5)	Zhe Ji, our Chief Executive Officer and Chairman, is the sole member and director of DFHH Limited with voting and dispositive power over the shares held by such entity.
(6)	Yan Sun, the sole member and director of BFJH Limited, has voting and dispositive power over the shares held by such entity. Yan Sun has no family relationship with our officers and directors.
(7)	Wendi Liang, the sole member and director of BFRY Limited, has voting and dispositive power over the shares held by such entity. Wendi Liang has no family relationship with our officers and directors.
(8)	Peng Ji, the sole member and director of Ru Peng Limited, has voting and dispositive power over the shares held by such entity. Peng Ji has no family relationship with our officers and directors.

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RELATED PARTY TRANSACTIONS

Prior to October 2016, our operating entity, Puhui Beijing marketed and distributed the financial products designed by its sole shareholder, Finup and charged Finup commissions based on specified rates. Puhui Beijing historically relied upon such commissions received from Finup, which accounted for substantially all of our revenues. Finup had 100% ownership in Puhui Beijing from Puhui Beijing’s inception in 2013 to October 2016.

For the years ended June 30 2017 and 2016, revenue from Finup amounted to $4,414,124 and 14,491,366, respectively, representing 67% and 100% of the Company’s revenue.

Finup also provided short term cash advances to the Company from time to time. For the years ended June 30, 2017 and 2016, short term payable amounted to $0 and $1,402,510, respectively. These advances are non-interest bearing and due on demand.

Shanghai Fengsui Investment Management Co., Ltd., acquired 10% ownership from Finup in October 2016 and increased its ownership to 30.2% in June 2017. In October 2017, Fengsui sold all its ownership to DongFang HengHui, the majority shareholder for Puhui Beijing.

For the years ended June 30, 2017 and 2018, revenue generated from Shanghai Fengsui amounted to $332,886 and $0, respectively representing 5.0 % and 0 % of the Company’s revenue. Shanghai Fengsui also provided us with a short term advance of $368,765 for the year then ended. The advance is non-interest bearing and due on demand.

For the years ended June 30, 2017 and 2018, revenue generated from Huzhou Meiyu Investment and Management LP which is under common control of Shanghai Fengsui, our former shareholder, amounted to $427,454, representing 6.4% of the Company’s revenue.

For the year ended June 30, 2018, revenue generated from the Beijing Synergetic SIFT Asset Management Co. Ltd., our non-controlling shareholder, amounted to $171,555 representing  4.1% of the Company’s revenue.

For the year ended June 30, 2018, revenue generated from Xinyu Jiji, VIE of our subsidiary Qingdao Puhui, amounted to $169,914 representing 4.1% of the Company’s revenue.

For the year ended June 30, 2018, revenue generated from Dongfang Henghui, a majority shareholder of Puhui Beijing, amounted to $652,578 representing 15.7% of the Company’s revenue. As of June 30, 2018, accounts receivable generated from the aforementioined sales from DongFang HengHui amounted to $679,502.

For the year ended June 30, 2018, revenue generated from Dongfang Puzhong, a majority shareholder of Puhui Beijing, amounted to $357,468 representing 8.6% of the Company’s revenue. As of June 30, 2018, accounts receivable generated from the aforementioined sales from DongFang PuZhong amounted to $372,216.

As of June 30, 2018, other payables to Ru Peng Limited, one of the shareholders of Puhui Cayman, amounted to $196,300.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our Memorandum and Articles of Association and Companies Law. As of the date hereof, our authorized share capital is US$50,000 divided into 49,000,000 ordinary shares with a par value of US$0.001 each and 1,000,000 preferred shares of a par value of $0.001 each. As of the date of this prospectus, there are 10,000,000 ordinary shares issued and outstanding. Additionally, we may issue up to a maximum of 1,500,000 ordinary shares under our 2018 Equity Incentive Plan.  The following are summaries of material provisions of our Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary shares

General. We are authorized to issue 49,000,000 ordinary shares of par value US$0.001 each. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their ordinary shares in accordance with the Memorandum and Articles of Association.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our articles of association provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each common share is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which our shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more shareholders holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 40% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case an advance notice of at least 120 clear days is required for the convening of our annual general meeting and other general meetings by requisition of the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.

Transfer of Ordinary shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may, in its absolute discretion, decline to register any transfer of any common share irrespective of whether the shares is fully paid or the Company has no lien over it. If our board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. Upon completion of this offering, we intend to waive our right to refuse transfers of any ordinary shares. The registration of transfers may, after compliance with any notice required of the stock exchange on which our shares are listed, be suspended at such times and for such periods as our board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 30 days in any year as our board of directors may determine.

Calls on Ordinary shares and Forfeiture of Ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary shares. The Companies Law and our Memorandum of Association permit us to purchase our own shares. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Companies Law have been satisfied, including out of capital, as may be determined by our board of directors.

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Inspection of Books and Records. Holders of our ordinary shares have no general right under our articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Our memorandum of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series to be issued;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights, voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Articles of Association – Exclusive Forum Provision. Our Articles of Association provides that the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Companies Law, the Memorandum of Association of the Company or the Articles of Association of the Company, and (iv) any action asserting a claim against the Company in respect of shareholders’ rights as shareholders or distributions of dividends. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court, including a Cayman Islands court, could find these provisions of our Articles of Association to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Preferred shares

We are authorized to issue 1,000,000 preferred shares of a par value of $0.001 each. Subject to the Companies Law, our directors may, in their absolute discretion and without the approval of the shareholders, create and designate out of the unissued preferred shares of our company one or more classes or series of preferred shares, comprising such number of preferred shares and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association.

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The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Law subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question;
●	the arrangement is such that an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted by holders of not less than 90% of the shares within four months, the offer, or may, within a two-month period conversing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;
●	the act complained of, although not ultra vires, could only be duly effected if authorized by more than a simple majority vote that has not been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Law does not limit the extent to which a company’s Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Action by Written Consent

The Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals

The Companies Law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our articles of association allow our shareholders holding not less than 40% of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the Companies Law but our articles of association do not provide for cumulative voting.

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director.

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Removal of Directors

Under our articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders

The Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding up

Under the Companies Law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares

Under the Companies Law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents

As permitted by the Companies Law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our ordinary shares.  We cannot assure you that a liquid trading market for our ordinary shares will develop on NASDAQ or be sustained after this offering.  Future sales of substantial amounts of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our ordinary shares.  Further, since a large number of our ordinary shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our ordinary shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming the issuance of 2,000,000 ordinary shares offered hereby, but no exercise of the over-allotment option, we will have an aggregate of 12,000,000 ordinary shares outstanding. The 2,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, 10,000,000 ordinary shares held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. 10,000,000 of our currently outstanding ordinary shares will be subject to “lock-up” agreements described below on the effective date of this offering. Upon expiration of the lock-up period of six (6) months or twenty-four (24) months after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness	2,000,000	Freely tradable shares sold in the offering.

Six months	4,982,350	Shares saleable under Rule 144 and after expiration of the six month lock-up.

Twenty-four months	5,017,650	Shares saleable after expiration of the twenty-four month lock-up.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates solely by virtue of their status as an officer or director of us may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of us solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of us other than by virtue of his or her status as an officer or director of us.

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We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any ordinary shares that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations.  Sales of our ordinary shares by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our ordinary shares acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

●	the person is not our affiliate and has not been our affiliate at any time during the preceding three months; and

●	the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned our ordinary shares for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of our ordinary shares then outstanding, which will equal approximately ordinary shares immediately after this offering; or

●	the average weekly trading volume in our ordinary shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

Lock-up Agreements

We, all of our directors and officers and shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of twenty-four months after the date of this prospectus for our officers, directors and 10% shareholders and six months after the date of this prospectus for all other shareholders without the prior written consent of the Underwriter. This consent may be given at any time without public notice.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

Upon completion of this offering, holders of our registrable securities will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above. See “Description of Share Capital—Registration Rights.”

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TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Allbright Law Offices, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Ellenoff Grossman & Schole LLP.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of ordinary shares except for stamp duties which maybe applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax arrangement with the United Kingdom but is not otherwise a party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the Corporate Income Tax Law (“CIT Law”), an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC corporate income tax purposes and is generally subject to a uniform 25% corporate income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that PCZ Limited is a PRC resident enterprise for PRC corporate income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, PCZ Limited may be subject to corporate income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our ordinary shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors—Risk Factors Relating to Doing Business in China—Under the PRC corporate income tax Law, we may be classified as a PRC resident enterprise for PRC corporate income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC Shareholders and have a material adverse effect on our results of operations and the value of your investment”.

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United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

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To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our 2017 taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our WFOE as being wholly owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of the WFOE but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

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If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than the minima quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including NASDAQ. If the ordinary shares are regularly traded on NASDAQ and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

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If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

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UNDERWRITING

We have entered into an underwriting agreement with Joseph Stone Capital, LLC (the “Underwriter”) with respect to the ordinary shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to a minimum offering amount of $8,000,000 of ordinary shares and a maximum offering amount of $12,000,000 of ordinary shares on a “best efforts” basis. In addition, the Underwriter has been granted an over-subscription option pursuant to which we may extend the offering for an additional 45 days and sell an additional $1,800,000 of ordinary shares at the public offering price in the event that the maximum number of ordinary shares is sold. The Underwriter may exercise the over-subscription option on or prior to the final closing date of this offering. The offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number or dollar amount of ordinary shares, but will use its best efforts to sell the ordinary shares offered. The Underwriter may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering.

The Underwriter must sell the minimum number of securities offered ($8,000,000) if any shares are sold. The Underwriter is required to use only its “best efforts” to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter after which the minimum offering is sold or (ii) September 30, 2018, unless mutually extended by the Company and the Underwriter for an additional 90 days. On each closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price of the shares being sold by us on such closing date;
●	we will cause to be delivered the ordinary shares being sold on such closing date in book-entry form; and
●	we will pay the Underwriter their commissions.

Pursuant to an escrow agreement among us, the Underwriter and Continental Stock Transfer & Trust Company (the “Escrow Agent”), as escrow agent, until at least $8,000,000 of ordinary shares are sold, all funds received in payment for securities sold in this offering will be required to be submitted by purchasers to a non-interest bearing escrow account with the Escrow Agent and will be held by the Escrow Agent for such account. Failure to do so will result in checks being returned to the investor who submitted the check. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. If the Underwriter does not sell at least $8,000,000 of ordinary shares by September 30, 2018, unless mutually extended by us and the Underwriter for an additional 90 days, all funds will be returned within the second banking day to purchasers without interest or deduction. On September 30, 2018, the offering was extended to December 29, 2018 upon mutal consent between us and the Underwriter. If this offering is consummated, then on the closing date, net proceeds will be delivered to us and we will issue the ordinary shares to purchasers. Unless purchasers instruct us otherwise, we will deliver the ordinary shares electronically upon receipt of purchaser funds to the accounts of the purchasers who hold accounts at the Underwriter, or elsewhere, as specified by the purchaser, upon the closing of the offering. Alternately, purchasers who do not carry an account at the Underwriter may request that the shares be held in book-entry at our transfer agent, or may be issued in book-entry at our transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.

Discounts, Commissions and Expenses

The Underwriter will receive an underwriting commission equal to between $480,000 in the case of a minimum offering, $720,000 in the case of a maximum offering and $828,000 in the case of the over-subscription option being exercised in full, representing six percent (6%) of the gross proceeds to be raised in this Offering.

The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses:

	Per Share	Minimum Offering	Maximum Offering	Over-Subscription Option
Public Offering Price	$6.00	$8,000,000	$12,000,000	$13,800,000
Underwriting fees and commissions	$0.36	$480,000	$720,000	$828,000
Proceeds to Us, Before Expenses	$5.64	$7,520,000	$11,280,000	$12,972,000

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Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

Under the Underwriting Agreement, we will pay our Underwriter fees and commissions equal to 6% of the gross proceeds raised in the offering and a non-accountable expense allowance equal to 1.5% of the gross proceeds. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable out-of-pocket expenses, including its legal and travel expenses, in an amount not to exceed $35,000.

In addition, we have agreed to pay expenses relating to the offering, including, but not limited to, (i) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering with the SEC and the filing of the offering materials with FINRA; (ii) translation costs for due diligence purposes; (iii) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of Underwriter’s counsel); (iv) the costs of all mailing and printing of the placement documents, registration statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Underwriter may reasonably deem necessary; (v) the costs of preparing, printing and delivering certificates representing the shares and the fees and expenses of the transfer agent for such shares; (vi) the reasonable cost for road show meetings and preparation of a power point presentation not to exceed $15,000; (vii) approximately $65,000 of advisory fees and expenses paid to a previously engaged underwriter, (viii) costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm in the amount of $15,000, and (ix) up to $5,000 of costs for bound volumes, commemorative mementos and lucite tombstones.

We estimate that the total expenses of the offering payable by us, including the underwriters’ fees and commissions, will be approximately $1,450,000 in a minimum offering, $1,750,000 in a maximum offering and $1,885,000 in the case of the over-subscription option being exercised in full, in each case including a non-accountable expense allowance equal to 1.5% of the gross proceeds and a maximum aggregate reimbursement of $35,000 of Underwriter’s accountable expenses.

Underwriters’ Warrants

We have agreed to issue to the Underwriter warrants to purchase the number of ordinary shares in the aggregate equal to 6% of the shares sold in the offering. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing six (6) months from the effective date of this prospectus, which period shall not extend further than five years from the effective date of this prospectus, in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Neither our Underwriter, nor its permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

All of our officers, directors and shareholders have agreed to a six (6) month “lock-up” period from the closing of this offering with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued except for our Chief Executive Officer and Chairman, who have agreed to a twenty-four (24) month “lock-up” period. This means that, for a period of six (6) or twenty-four (24) months following the closing of the offering, as applicable, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Underwriter.

113

The Underwriter has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Underwriter may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Price Stabilization

The underwriter has advised us that it does not intend to conduct any stabilization activities in connection with this offering.

Determination of Offering Price

Prior to this offering, there has been no public market for our securities. The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, market valuations of other companies that we and the Underwriter believe to be comparable to us, estimates of our business potential, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained on any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Application for NASDAQ Market Listing

We have applied for and obtained a conditional approval letter to have our ordinary shares approved for listing/quotation on the NASDAQ Capital Market under the symbol “PHCF”. We will not launch this offering without a listing approval letter from the NASDAQ Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the NASDAQ Capital Market. The listing approval letter is conditioned upon certain conditions, including the sale of a number of shares in this “best efforts, minimum-maximum basis” offering sufficient to satisfy applicable listing criteria and the receipt by NASDAQ of certain information about our shareholders, including investors that purchase shares in this offering. There is no guarantee that our ordinary shares will be approved for listing on NASDAQ.

If our ordinary shares are listed on the NASDAQ Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the ordinary shares offered by this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

114

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the ordinary shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

115

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding Underwriter’s discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the NASDAQ Capital Market listing fee, all amounts are estimates.

US$

SEC registration fee	1,847

NASDAQ Capital Market listing fee	5,094

FINRA filing fee	3,500

Printing and engraving expenses	37,000

Legal fees and expenses	526,000

Accounting fees and expenses	113,000

Miscellaneous	163,559

Total	850,000

These expenses will be borne by us. Underwriter’s discounts and commissions will be borne by us in proportion to the numbers of ordinary shares sold in the offering.

LEGAL MATTERS

The Company is being represented by Ellenoff Grossman &Schole LLP, New York, New York, with respect to legal matters of United States federal securities law. The validity of the ordinary shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier.  Legal matters as to PRC law will be passed upon for us by AllBright Law Offices. Ellenoff Grossman &Schole LLP may rely upon AllBright Law Offices with respect to matters governed by PRC law. Davidoff Hutcher & Citron LLP, New York, New York is acting as U.S. counsel for the Underwriter.

EXPERTS

The consolidated financial statements as of June 30, 2016 and 2017 included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at http://www.puhuiwealth.com/ as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

116

PUHUI WEALTH INVESTMENT MANAGMENT CO., LTD. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Puhui Wealth Investment Management Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Puhui Wealth Investment Management Co., Ltd. and its subsidiaries (collectively, the “Company”) as of June 30, 2018 and 2017, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity (deficiency), and cash flows for each of the three years in the period ended June 30, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2017.

New York, New York

October 29, 2018

F-2

PUHUI WEALTH INVESTMENT MANAGEMENT CO., LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,	June 30,
	2018	2017
ASSETS
CURRENT ASSETS
Cash	$4,809,040	$322,518
Short-term investments	1,101,317	-
Accounts receivables	1,673,764	356,448
Accounts receivables – related parties	1,051,718	-
Other receivables	206,831	311,897
Prepaid expenses	681,899	125,144
Deferred offering costs	700,094	-
Total current assets	10,224,663	1,116,007

PROPERTY AND EQUIPMENT, NET	135,682	83,921

OTHER ASSETS
Deferred tax assets	782,911	620,265
Total other assets	782,911	620,265

Total assets	$11,143,256	$1,820,193

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Customer deposits	$250,529	$-
Other payables and accrued liabilities	677,215	122,188
Other payables - related parties	196,300	368,765
Deferred revenues	303,637	-
Taxes payable	356,440	41,416
Current portion of long-term debt	302,001	-
Total current liabilities	2,086,122	532,369

LONG-TERM DEBT	1,208,003	-

Total liabilities	3,294,125	532,369

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred shares, $0.001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2018 and 2017*	-	-
Ordinary shares, $0.001 par value, 49,000,000 shares authorized, 10,000,000 shares issued and outstanding as of June 30, 2018 and 2017*	10,000	10,000
Additional paid-in capital	14,613,119	8,491,241
Accumulated deficit	(6,764,155)	(7,239,501)
Accumulated other comprehensive income (loss)	(7,320)	26,084
Total shareholders’ equity attributable to controlling shareholders	7,851,644	1,287,824

Noncontrolling interest	(2,513)	-

Total shareholders’ equity	7,849,131	1,287,824

Total liabilities and shareholders’ equity	$11,143,256	$1,820,193

* given effect to 10-for-1 forward stock split and re-designation of preferred shares on May 18, 2018

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PUHUI WEALTH INVESTMENT MANAGEMENT CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2018	2017	2016
REVENUES
Revenues	$2,808,346	$1,510,181	$71,804
Revenues - related parties	1,351,515	5,174,464	14,491,366
Sales taxes	(20,680)	(35,109)	(95,233)
Total revenues	4,139,181	6,649,536	14,467,937

OPERATING EXPENSES
Cost of revenues	(367,548)	(82,076)	-
Selling expenses	(1,500,572)	(3,533,367)	(11,826,919)
General and administrative expenses	(1,888,310)	(1,860,962)	(1,989,468)
Impairment loss	(78,984)	-	-
Total operating expenses	(3,835,414)	(5,476,405)	(13,816,387)

INCOME FROM OPERATIONS	303,767	1,173,131	651,550

OTHER INCOME (EXPENSE)
Interest income	11,526	1,091	2,865
Other finance expenses	(128,112)	(564)	(274)
Other income (expenses), net	86,966	(41,001)	10,427
Total other income (expense), net	(29,620)	(40,474)	13,018

INCOME BEFORE INCOME TAXES	274,147	1,132,657	664,568

PROVISION FOR INCOME TAXES
Current	298,935	-	-
Deferred	(150,615)	175,435	209,923
Total income tax provision	148,320	175,435	209,923

NET INCOME	125,827	957,222	454,645

Less: Net loss attributable to noncontrolling interest	(349,519)	-	-

NET INCOME ATTRIBUTABLE TO PUHUI WEALTH	$475,346	$957,222	$454,645

NET INCOME	$125,827	$957,222	$454,645

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(34,199)	14,645	(13,634)

COMPREHENSIVE INCOME	$91,628	$971,867	$441,011

Less: Comprehensive loss attributable to noncontrolling interest	(350,314)	-	-

COMPREHENSIVE INCOME ATTRIBUTABLE TO PUHUI WELATH	$441,942	$971,867	$441,011

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES
Basic and diluted *	10,000,000	10,000,000	10,000,000

EARNINGS PER SHARE
Basic and diluted *	$0.05	$0.096	$0.045

*given effect to 10-for-1 forward stock split and re-designation of preferred shares on May 18, 2018

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PUHUI WEALTH INVESTMENT MANAGEMENT CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

					Additional	Retained earnings	Accumulated other
	Preferred Shares		Ordinary Shares		paid-in	(accumulated deficit)	comprehensive	Noncontrolling
	Shares*	Par Value	Shares*	Par Value	capital	Unrestricted	income (loss)	interest	Total
BALANCE, June 30, 2015	-	-	10,000,000	$10,000	$8,056,610	$(8,651,368)	$25,073	$-	(559,685)
Net income for the year	-	-	-	-	-	454,645	-	-	454,645
Foreign currency translation loss	-	-	-	-	-	-	(13,634)	-	(13,634)
BALANCE, June 30, 2016	-	-	10,000,000	10,000	8,056,610	(8,196,723)	11,439	-	(118,674)
Net income for the year	-	-	-	-	-	957,222	-	-	957,222
Capital contribution	-	-	-	-	434,631	-	-	-	434,631
Foreign currency translation gain	-	-	-	-	-	-	14,645	-	14,645
BALANCE, June 30, 2017	-	-	10,000,000	$10,000	$8,491,241	$(7,239,501)	$26,084	$-	1,287,824
Capital contribution from controlling shareholders	-	-	-	-	3,957,752	-	-	-	3,957,752
Capital contribution from noncontrolling shareholders	-	-	-	-	2,164,126	-	-	347,801	2,511,927
Net income (loss) for the year	-	-	-	-	-	475,346	-	(349,519)	125,827
Foreign currency translation loss	-	-	-	-	-	-	(33,404)	(795)	(34,199)
BALANCE, June 30, 2018	-	-	10,000,000	$10,000	$14,613,119	$(6,764,155)	$(7,320)	$(2,513)	$7,849,131

*given effect to 10-for-1 forward stock split and re-designation of preferred shares on May 18, 2018

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PUHUI WEALTH INVESTMENT MANAGEMENT CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2018	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$125,827	$957,222	$454,645
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation of property and equipment	78,514	93,403	110,683
Loss on disposal of property and equipment	280	62,556	5,565
Impairment loss on equity securities	78,984	-	-
Deferred tax provision (benefits)	(150,615)	175,435	209,923
Change in operating assets and liabilities
Accounts receivables	(1,332,431)	(354,868)	-
Accounts receivables – related parties	(1,070,648)	-	-
Other receivables	114,479	194,237	(51,662)
Prepaid expenses	(139,496)	67,652	(135,682)
Customer deposit received	968,426	-	-
Other payables and accrued liabilities	177,776	(325,688)	(211,112)
Other payables – related parities	199,834	-	-
Deferred revenue	309,102	-	-
Taxes payable	319,696	(44,115)	4,396
Net cash provided by (used in) operating activities	(320,272)	825,834	386,756

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(1,913,794)	-	-
Purchase of property and equipment	(132,998)	(8,270)	(175,045)
Proceeds from sale of property and equipment	3,536	38,707	963
Net cash provided by (used in) investing activities	(2,043,256)	30,437	(174,082)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred offering costs	(712,696)	-	-
Payment of acquisition deposit	(424,263)	-	-
Capital contribution from shareholders	6,469,679	434,631	-
Short-term advances made to related parties	-	(1,366,925)	(693,374)
Repayment of short-term advances from related parties	-	367,130	-
Proceeds from long-term debt	1,537,184	-	-
Net cash provided (used in) financing activities	6,869,904	(565,164)	(693,374)

EFFECT OF EXCHANGE RATE ON CASH	(19,854)	6,731	(19,435)

INCREASE (DECREASE) IN CASH	4,486,522	297,838	(500,135)

CASH, beginning of year	322,518	24,680	524,815

CASH, end of year	$4,809,040	$322,518	$24,680

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$27,722	$-	-
Cash paid for interest	$-	$-	-

NON-CASH TRANSACTIONS OF INVESTING ACTIVITIES:
Fair value adjustment offsetting customer deposits with short-term investment	$713,568	$-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PUHUI WEALTH INVESTMENT MANAGEMENT CO. LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of business and organization

Puhui Wealth Investment Management Co., Ltd. (“Puhui Cayman” or the “Company”) is a limited company incorporated on November 30, 2017 under the laws of the Cayman Islands.

PCZ Limited (“Puhui BVI”) is a wholly-owned subsidiary of Puhui Cayman established under the laws of the British Virgin Islands on December 6, 2017. HZF (HK) Limited (“Puhui HK”) is a wholly-owned subsidiary of Puhui BVI established in Hong Kong on December 18, 2017. Beijing Rucong Enterprise Management and Advisory Co., Ltd.(“Rucong”) or (“Puhui WFOE”) is a wholly-owned subsidiary of Puhui HK established on January 30, 2018 under the laws of the People’s Republic of China (“PRC” or “China”).

The Company, through its variable interest entity (“VIE”), Puhui Wealth Investment Management (Beijing) Co. Ltd. (“Puhui Beijing”), and subsidiaries and VIE, are engaged in providing investment advisory services and private equity fund management to high-net-worth individuals and enterprises in China.

From its inception on September 24, 2013 to October 2016, Puhui Beijing mainly marketed and promoted wealth investment products of its then parent company, Finup Co. Ltd. (previously known as Puhui Finance Wealth Management Co., Ltd.) or “Finup”, to retail investors and earned commissions based on a percentage of the qualified products its clients purchased. Finup is primarily engaged in internet financial services, including peer-to-peer, or P2P, lending business in China. The Company’s business highly relied on Finup, and the commissions from Finup and one of the other former shareholders, Shanghai Fengsui Investment Management Co., Ltd (“Shanghai Fengsui”) accounted for substantially all of the Company’s operation prior to October 2016.

Starting from October 2016, as a result of the change of regulations in China concerning how the investment products are marketed between related parties, Puhui Beijing restructured its business to focus on providing financial products and advisory services of its own to high-net-worth clients and has also developed an in-house asset management business through its wholly owned subsidiaries, Qingdao Puhui Zhuoyue Investment management Co., Ltd. (“Qingdao Puhui”), Shanghai Pucai Investment Management Co., Ltd. (“Shanghai Pucai”), Shanghai Ruyue Enterprise Management Consulting Co., Ltd. (“Shanghai Ruyue”) and Beijing Pusheng Management Consulting Co., Ltd (“Beijing Pusheng”). The Company’s headquarters are located in Beijing, China. All of the Company’s business activities are carried out by Puhui Beijing and its wholly owned subsidiaries.

On January 30, 2018, Puhui Cayman completed a reorganization of entities under common control of its five shareholders, who collectively owned a majority of the equity interests of Puhui Cayman prior to the reorganization. Puhui Cayman, Puhui BVI, and Puhui HK were established as the holding companies of Puhui WFOE. Puhui WFOE is the primary beneficiary of Puhui Beijing and its subsidiaries, and all of these entities included in Puhui Cayman are under common control which results in the consolidation of Puhui Beijing and subsidiaries which have been accounted for as a reorganization of entities under common control at carrying value. The financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of Puhui Cayman.

The accompanying consolidated financial statements include the activities of the Company and each of the following entities:

Name	Background	Ownership

Subsidiaries
Puhui BVI	● A British Virgin Islands company ● Incorporated on December 6, 2017	100%

Puhui HK	● A Hong Kong company ● Incorporated on December 18, 2017	100% owned by Puhui BVI

Puhui WFOE	● A PRC limited liability company and a deemed wholly foreign owned enterprise (“WFOE”) ● Incorporated on January 30, 2018 ● Registered capital of $10 million, to be fully funded by January 2040	100% owned by Puhui HK

F-7

VIE and subsidiaries of VIE

Puhui Beijing **	● A PRC limited liability company ● Incorporated on September 24, 2013 ● Registered capital of $8,501,241 (RMB 53, 000,000)	VIE of Puhui WFOE

Qingdao Puhui *	● A PRC limited liability company ● The Company’s wholly owned subsidiary ● Incorporated on October 29, 2015 ● Registered capital of $781,115 (RMB 5,000,000)	100% owned by Puhui Beijing

Shanghai Pucai	● A PRC limited liability company ● The Company’s wholly owned subsidiary ● Incorporated on July 8, 2014 ● Registered capital of $818,170 (RMB 5,000,000)	100% owned by Puhui Beijing

Beijing Pusheng	● A PRC limited liability company ● The Company’s wholly owned subsidiary ● Incorporated on March 19, 2018 ● Registered capital of $1,579,255 (RMB 10,000,000) to be fully funded by January 1, 2040	100% owned by Puhui Beijing
Shanghai Ruyue	● A PRC limited liability company ● The Company’s wholly owned subsidiary ● Incorporated on April 27, 2017 ● Registered capital of $1,449,260 (RMB 10,000,000) to be fully funded by March 29, 2037	100% owned by Puhui Beijing

Beijing Haidai Puhui Information Consulting Co. Ltd. (“Beijing Haidai”)	● A PRC limited liability company ● Incorporated on May 30, 2018 ● Registered capital of $15,634,038 (RMB 100,000,000) to be fully funded by December 31, 2040	57% owned by Puhui Beijing

Beijing Ruyue Haipeng Management Consulting Co., Ltd. (“Beijing Haipeng”)	● A PRC limited liability company ● Incorporated on June 23, 2017 ● Registered capital of $243,697 (RMB 1,666,666) to be fully funded by January 1, 2040	60% owned by Shanghai Ruyue

Shanghai Hengshi Business Consulting Co., Ltd. (“Shanghai Hengshi”)

●      A PRC limited liability company

●      Incorporated on July 21, 2017

●      Registered capital of $49,244 (RMB 333,333) of which $19,698 (RMB 133,333) to be fully funded by May 21, 2030 and $29,546 (RMB 200,000) to be fully funded by April 21, 2037

60% owned by Shanghai Ruyue

Shanghai Shengshi Enterprise Management Consulting Co., Ltd. (“Shanghai Shengshi”)	● A PRC limited liability company ● Incorporated on August 15, 2017 ● Registered capital of $249,576 (RMB 1,666,666) to be fully funded by August 14, 2037	60% owned by Shanghai Ruyue

F-8

Beijing Puhui Shanying Management Consulting Co., Ltd. (“Beijing Shanying”)	● A PRC limited liability company ● Incorporated on September 5, 2017 ● Registered capital of $76,311 (RMB 500,000) to be fully funded by January 1, 2040	60% owned by Shanghai Ruyue

Beijing Ruyue Jiahe Management Consulting Co., Ltd. (“Beijing Jiahe”)	● A PRC limited liability company ● Incorporated on July 14, 2017 ● Registered capital of $343,962 (RMB 2,333,333) to be fully funded by January 1, 2040	60% owned by Shanghai Ruyue

Beijing Zhangpuji Management Consulting Co., Ltd. (“Beijing Zhangpuji”)	● A PRC limited liability company ● Incorporated on September 15, 2017 ● Registered capital of $30,564 (RMB 200,000) to be fully funded by January 1, 2040	50% owned by Shanghai Ruyue

Beijing Fenghui Management Consulting Co., Ltd. (“Beijing Fenghui”)	● A PRC limited liability company ● Incorporated on October 23, 2017 ● Registered capital of $75,326 (RMB 500,000) to be fully funded by January 1, 2040	51% owned by Beijing Jiahe

Beijing Lingsheng Chuangyuan Management Consulting Co., Ltd. (“Beijing Lingsheng”)	● A PRC limited liability company ● Incorporated on January 22, 2018 ● Registered capital of $78,059 (RMB 500,000) to be fully funded by January 1, 2040	51% owned by Beijing Jiahe

Suzhou Shanghui Management Consulting Co., Ltd. (“Suzhou Shanghui”)	● A PRC limited liability company ● Incorporated on March 13, 2018 ● Registered capital of $79,076(RMB 500,000) to be fully funded by February 28, 2048	70% owned by Beijing Fenghui

Beijing Puhui Ruihe Management Consulting Co., Ltd. (“Puhui Ruihe”)	● A PRC limited partnership ● Incorporated on June 26, 2018 ● Registered capital of $75,996 (RMB 500,000) to be fully funded by January 1, 2040	70% owned by Beijing Lingsheng

*Qingdao Puhui is a general partner in ten limited partnerships it set up with registered capital of RMB1.0 million. The purpose of these limited partnerships is to raise capital from investors and transform these limited partnerships into investment funds for fund management business. Upon establishment, Qingdao Puhui is deemed to be the primary beneficiary thus consolidates these limited partnerships as it acts as the only general partner and one Vice President of the Company acts as the only limited partner. Once investors have been admitted as the new partners with agreed capital injection, these limited partners will file their status with the PRC authority in accordance with the rules and regulations on investment funds in China, and therefore obtain the qualification to officially start business as an investment fund in China. Upon filing of the investment fund status, the Company reassesses its interests in these limited partnerships and determines if it would continue to consolidate or deconsolidate these limited partnerships in accordance with the requirements ASU 2015-02. As of June 30, 2018, two out of the ten limited partnerships have been filed as investment funds and are in operations, including Beijing Ruying Consulting Center (LP) and Xinyu Jiji. Both limited partnerships are not consolidated in the Company’s consolidated financial statements. The other eight limited partnerships has no activities as of June 30, 2018 other than initial set up fees incurred. See Note 2 for consolidation policies.

** Puhui Beijing is a general partner in two limited partnerships, Beijing Jiongheng Management Consulting Center (Limited Partnership) (“Beijing Jiongheng”) and Beijing Jiongying Management Consulting Center (Limited Partnership) (“Beijing Jiongying”). By following similar evaluation as above, these two limited partnerships are considered as VIEs of Puhui Beijing. There has been no activity for these two partnerships as of June 30, 2018.

F-9

Contractual Arrangements

In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. However, the provision of market surveys business by foreign-invested enterprises is currently restricted. Since the Company and Puhui WFOE (its PRC subsidiary) are both considered as foreign investors or foreign invested enterprises under PRC law, the Company conducts the majority of its activities in PRC through its consolidated VIE, Puhui Beijing, in order to comply with the aforementioned regulations. As such, Puhui Beijing is controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries.

Such contractual arrangements are a series of five agreements (collectively the “Contractual Arrangements”) including a Technical Consultation and Services Agreement, a Business Cooperation Agreement, an Equity Option Agreements, a Pledge Agreement, and a Voting Rights Proxy and Financial Supporting Agreement. These contractual agreements obligate Puhui WFOE to absorb a majority of the risk of loss from Puhui Beijing’s activities and entitle Puhui WFOE to receive a majority of their residual returns. In essence, Puhui WFOE has gained effective control over Puhui Beijing. Therefore, the Company believes that Puhui Beijing should be considered as a Variable Interest Entity (“VIE”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of Puhui Beijing are consolidated with those of Puhui WFOE and ultimately are consolidated into those of Puhui Cayman.

The significant terms of the Contractual Arrangements are as follows:

Technical Consultation and Services Agreement

Pursuant to the exclusive technical consultation and services agreement and the exclusive business cooperation agreement between Puhui WFOE and Puhui Beijing, Puhui WFOE is engaged as exclusive provider of management consulting services to Puhui Beijing in the area of fund management, human resources, technology and intellectual property rights. For such services, Puhui Beijing agrees to pay service fees such as an annual fee in amounts equal to 90.2077% of Puhui Beijing’s net income and also has the obligation to absorb 90.2077% of Puhui Beijing’s losses.

The technical consultation and services agreement remains in effect for 20 years from the date when the agreement was signed. The technical consultation and services agreement can be extended only if Puhui WFOE gives its written consent of extension of the agreement before the expiration of the agreement and Puhui Beijing shall agree to the extension without reserve.

Business Cooperation Agreement

Pursuant to the business cooperation agreement between Puhui WFOE and Puhui Beijing, Puhui WFOE has the exclusive right to provide Puhui Beijing with technical support, business support and related consulting services including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Puhui WFOE is entitled to a service fee that equals 90.2077% of the net income of Puhui Beijing determined under U.S. GAAP. The service fees may be adjusted based on the services rendered by Puhui WFOE in that specific month and the operational needs of Puhui Beijing.

The Business Cooperation Agreement shall remain effective unless it is terminated or is compelled to terminate under applicable PRC laws and regulations. Puhui WFOE may terminate this Business Cooperation Agreement at any time by giving 30 days’ prior written notice to Puhui Beijing.

Equity Option Agreements

Pursuant to the exclusive equity option agreement between the shareholders who collectively owned 90.2077% of Puhui Beijing (the “Participating Shareholders”) and Puhui WFOE, the Participating Shareholders jointly and severally grant Puhui WFOE an option to purchase their equity interests in Puhui Beijing. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of Puhui Beijing, the Participating Shareholders of Puhui Beijing are required to immediately return any amount in excess of the registered capital to Puhui WFOE or its designee of Puhui WFOE. Puhui WOFE may exercise such option at any time until it has acquired all equity interests of Puhui Beijing, and freely transfer the option to any third party. The agreement will terminate at the date on which all of the Participating Shareholders’ equity interests of Puhui Beijing has been transferred to Puhui WFOE or its designee.

Pledge Agreements

Pursuant to the equity pledge agreement between the Participating Shareholders and Puhui WFOE, such Participating shareholders pledge 90.2077% of their equity interests in Puhui Beijing to Puhui WFOE as collateral to secure the obligations of Puhui Beijing under the exclusive consulting services and operating agreement. The Participating Shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Puhui WFOE’s interests, without Puhui WFOE’s prior approval. In the event of default, Puhui WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of Puhui Beijing. The agreement will terminate at the date the Participating Shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

F-10

Voting Rights Proxy and Financial Supporting Agreements

Pursuant to the voting rights proxy and financial supporting agreement between the Participating Shareholders and Puhui WFOE, the Participating Shareholders have given Puhui WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Puhui Beijing and to exercise all of their rights as shareholders of Puhui Beijing, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in Puhui Beijing. In consideration of such granted rights, Puhui WFOE agrees to provide the necessary financial support to Puhui Beijing whether or not Puhui Beijing incurs loss, and agrees not to request repayment if Puhui Beijing is unable to do so. The agreement shall remain in effect for 20 years from the date when the agreement was signed.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its subsidiaries and their VIEs. All intercompany transactions and balances are eliminated in consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power or has the power to: govern the financial and operating policies; appoint or remove the majority of the members of the board of directors; cast a majority of votes at the meeting of the board of directors.

U.S. GAAP provides guidance on the identification of VIE and financial reporting for entities over which control is achieved through means other than voting interests. The Company evaluates each of its interests in an entity to determine whether or not the investee is a VIE and, if so, whether the Company is the primary beneficiary of such VIE. In determining whether the Company is the primary beneficiary, the Company considers if the Company (1) has power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receives the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, the Company consolidates the VIE. The Company has determined that Puhui Beijing is a VIE subject to consolidation and Puhui Cayman is the primary beneficiary.

In February 2015, the FASB issued Accounting Standards Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis”. The guidance amends the current consolidation guidance and ends the deferral granted to investment companies from applying the VIE guidance. The revised consolidation guidance, among other things, (i) modifies the evaluation of whether limited partnerships and similar legal entities are VIEs, (ii) eliminated the presumption that a general partner should consolidate a limited partnership, and (iii) modifies the consolidation analysis of reporting entities that are involved with VIEs through fee arrangements and related party relationships.

Under ASU 2015-02, the service fees the Company earns, including carried interest earned in the capacity of general partner or fund manager, are commensurate with the level of effort required to provide such services and are at arm’s length and therefore are not deemed as variable interests.

The Company evaluates its variable interest in each of the limited partnerships upon establishment, and re-evaluates its variable interest in these limited partnerships after funds are received from new limited partners and the investment funds are officially formed in accordance with the rules and regulations in China.

To evaluate whether the investment funds in the legal form of limited partnerships the Company managed as general partner are VIEs or not, the Company firstly assessed whether a simple majority or lower threshold of limited partnership interests, excluding interests held by the general partner, parties under common control of the general partner, or parties acting on behalf of the general partner, have substantive kick-out rights or participating rights. If such rights exist, the limited partnership is not deemed as a VIE and no further analysis will be performed. If it’s assessed to be a VIE, the Company further assesses whether there is any interest that may constitute a variable interest.

Beijing Ruying Consulting Center (LP) (“Beijing Ruying”) was set up in November 2017 as an investment fund for asset management purpose. It received capital contributions of RMB33,600,000 (approximately $5.16 million) from 20 limited partners. The limited partners do not have kick out rights nor participating rights. We did not make any capital contribution. As the general partner, we have the authority to make investment decisions mainly to develop, manage and market financial products for Beijing Ruying which are the most significant activities that most impact the economic performance of Beijing Ruying. The management fees are compensation for the asset management services the Company provided to Beijing Ruiying and the management fee rate is comparable to fees that fund managers receive in the asset management industry in China. Consequently, the management fees are considered to be commensurate with the level of effort required to provide those services. The Company is not deemed a primary beneficiary as the general partner is not obligated to absorb losses or receive benefits of the VIE that could potentially be significant to the entity and therefore Beijing Ruying in not consolidated.

F-11

Xinyu Jiji Investment Center (LP) (“Xinyu Jiji”) was incorporated on September 8, 2017 with registered capital of $1,677,699 (RMB 11,000,000). Upon establishment, it was considered the Company’s VIE thus was consolidated by the Company since Qingdao Puhui is a general partner in Xinyu Jiji Investment Center (LP) and Beijing Puhui has invested approximately $1 million which accounted for 63.6% of the total interests in the fund making the Company the primary beneficiary of Xinyu Jiji. Starting from January 8, 2018, Xinyu Jiji has admitted more limited partners thus reducing the Company’s ownership in the fund to around 8.3%. Two other limited partners collectively owned more than 33% and the rest of the 15 limited partners owned the remaining 58.7% of the fund. The Company reevaluated the VIE model and concluded the Company is not a primary beneficiary after Xinyu Jiji has admitted more limited partners as of January 8, 2018. As a result, Xinyu Jiji was deconsolidated by the Company since January 8, 2018. Loss from disposal of the VIE is not material to the consolidated financial statements for the year ended June 30, 2018.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, allowance for doubtful accounts, the useful lives of Property, Plant and Equipment, recoverability of long-lived assets, provision for income taxes, and valuation allowance of deferred tax assets. Actual results could differ from these estimates.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in accumulated other comprehensive loss amounted to $7,320 and accumulated other comprehensive income amounted to $26,084 as of June 30, 2018 and 2017, respectively. The balance sheet amounts, with the exception of shareholders’ equity at June 30, 2018 and 2017 were translated at 6.62 RMB and 6.78 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rates. The average translation rates applied to statement of income accounts for the years ended June 30, 2018, 2017 and 2016 were 6.51 RMB, 6.81 RMB and 6.44 RMB, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Revenue recognition

Revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured.

The Company derives revenue primarily from one-time commissions and recurring service fees paid by product providers for whom the Company distributes financial products, as well as subscription fees and recurring management fees paid by funds that the Company manages.

The Company recognizes revenues when there is persuasive evidence of an arrangement, service has been rendered, the sales price is fixed or determinable and collectability is reasonably assured. Revenues are recorded, net of sales related taxes and surcharges.

Deferred revenues are recognized when payments are received in advance of revenue is earned.

Multiple Element Arrangements

The Company enters into multiple element arrangements when a product provider engages it to provide both wealth management distribution and recurring services. The Company also provides both fund formation services and fund management services to funds that it serves as general partner or fund manager.

F-12

The Company allocates arrangement consideration in multiple-deliverable revenue arrangements at the inception of an arrangement to all deliverables based on the relative selling price in accordance with the selling price hierarchy, which includes: (i) vendor-specific objective evidence (“VSOE”) if available;

(ii) third-party evidence (“TPE”) if VSOE is not available; and (iii) best estimate of selling price (“BESP”) if neither VSOE nor TPE is available.

VSOE. The Company determines VSOE based on its established pricing for the specific service when sold separately. In determining VSOE, the Company requires that a substantial majority of the selling prices for these services fall within a reasonably narrow pricing range.

TPE. When VSOE cannot be established for deliverables in multiple element arrangements, the Company applies judgment with respect to whether it can establish a selling price based on TPE. TPE is determined based on competitor prices for similar deliverables when sold separately. Generally, the Company’s products and services contain certain level of differentiation such that the comparable pricing of services with similar functionality cannot be obtained. Furthermore, the Company is unable to reliably determine what similar competitor services’ selling prices are on a stand-alone basis. As a result, the Company has not been able to establish selling price based on TPE.

BESP. When it is unable to establish selling price using VSOE or TPE, the Company uses BESP in its allocation of arrangement consideration. The objective of BESP is to determine the price at which the Company would transact a sale if the service were sold on a stand-alone basis. The Company determines BESP for deliverables by considering multiple factors including, but not limited to, prices it charged for similar offerings, market conditions, specification of the services rendered and pricing practices.

The Company has vendor specific objective evidence of fair value for its wealth management distribution services and fund formation services as it provides such services on a stand-alone basis. The Company has not sold its recurring services or fund management fees on a stand-alone basis. However, the recurring fund management fee or recurring service fee the Company charges is consistent with the fee at which the Company would transact if the recurring services were sold regularly on a stand-alone basis. As such, the Company believes the fee it charges represents their best estimate of the selling price for its recurring services and other services. The Company allocates arrangement consideration based on fair value, which is equivalent to the fees charged for each of the respective units of accounting, as described above. Revenue for the respective units of accounting is also recognized in the same manner as described above.

One-time commissions

The Company enters into financial advisory service agreements with product providers, which specifies the key terms and conditions of the arrangement. Such agreements do not include rights of return, credits or discounts, rebates, price protection or other similar privileges. Upon establishment of a financial product, the Company earns a one-time commission from product providers, calculated as a percentage of the value of the financial products purchased by its clients. The Company defines the “establishment of a financial product” for its revenue recognition purpose as the time when both of the following two criteria are met: (1) the Company’s client has entered into a purchase or subscription contract with the relevant product provider and, if required, the client has transferred a deposit to an escrow account designated by the product provider and (2) the product provider has issued a formal notice to confirm the establishment of financial product or loan issuance. Revenue is recorded upon the establishment of the financial product, when the provision of service concludes and the fee becomes fixed and determinable, assuming all other revenue recognition criteria have been met, and there are no future obligations or contingencies.

Subscription fees

A one-time subscription fee is charged on funds that the Company manages as stipulated in the fund agreement for fund formation services the Company provides and for distribution of products. These subscription fees are computed as a percentage of the investment received in the funds and recognized upon the establishment of the funds.

Recurring service fees

Recurring service fee arises from on-going services provided to product providers after the distribution of financial product including investment relationship maintenance and coordination and product reports distribution. It is calculated as a percentage of either the contribution received or daily asset value of investments in the financial products purchased by the Company’s clients, calculated from the establishment date of the financial product. As the Company provides these services throughout the contract term, revenue is recognized over the contract term, assuming all other revenue recognition criteria have been met. Recurring service agreements do not include rights of return, credits or discounts, rebates, price protection or other similar privileges.

Recurring management fees

Recurring management fee arises from the fund management services provided to funds the Company manages. Management fees are computed as a percentage of the investment received in a fund per annum or a percentage of daily asset value and are recognized as earned over the specified contract period. Management fee received in advance of the specified contract period are recorded as deferred revenues. Management fees received in advance of the specified contract period are recorded as deferred revenues.

F-13

Performance-based income

In a typical arrangement in which the Company serves as fund manager, the Company is entitled to a performance-based fee or carried interest based on the extent by which the fund’s investment performance exceeds a certain threshold at the end of the contract term. Such performance-based fee is typically calculated and distributed at the end of the contract term when the cumulative return of the fund can be determined, and is not subject to clawback provisions. The Company does not record any performance-based income until the end of the contract term.

Other service fees

Other service fee refers to revenue generated from consulting services provided to peers in asset management industry as well as recruiting services provided to companies that are looking for qualified candidates. Service fees are negotiated on a case by case basis, and are specified in agreements before services are provided. Revenue is recognized upon completion of the services and when collectability is reasonably assured.

Sales taxes: One-time commissions, recurring service fees, recurring management fees, and other service fees that are earned and received in the PRC are subject to a Chinese value-added tax (“VAT”) at a rate of 3% to 6% of the gross proceeds or at a rate approved by the Chinese local government. One-time commissions, recurring service fees, recurring management fees, and other service fees that are earned and received in the PRC are also subject to various miscellaneous sales taxes at a rate of 7% of the VAT.

Cash

Cash consists of demand deposits placed with banks which are unrestricted as to withdrawal and use.

Accounts receivables

Accounts receivables represented accounts due from the Company’s product providers. An allowance for doubtful accounts may be established and recorded based on management’s assessment of potential losses based on the credit history and relationships with the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was required as of June 30, 2018 and 2017.

Short-term investments

The Company invests in debt securities and equity securities and accounts for the investments based on the nature of the products invested and the Company’s intent and ability to hold the investments to maturity.

The Company accounts for investments in debt securities as held-to-maturity when it has both the positive intent and ability to hold them until maturity. Investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value with changes in fair value recognized in earnings. Investments that do not meet the criteria of held-to-maturity or trading securities are classified as available-for-sale, and are reported at fair value with changes in fair value deferred in other comprehensive income.

The Company records investments in equity securities at their fair value. Whereas readily determinable fair value is not available, the Company measures the investment by using the investment cost minus any impairment, if necessary. Gains or losses are realized when such investments are sold. If the Company has influence in the private equity funds as in a general partner in a limited partnership, equity method is used where investments are recorded at fair value.

The Company reviews its investments, for other-than-temporary impairment based on the specific identification method and considers available quantitative and qualitative evidence in evaluating potential impairment. If the cost of an investment exceeds the investment’s fair value, the Company considers, among other factors, general market conditions, government economic plans, the duration and the extent to which the fair value of the investment is less than cost and the Company’s intent and ability to hold the investment to determine whether another-than-temporary impairment has occurred.

If the investment’s fair value is less than the cost of an investment and the Company determines the impairment to be other-than-temporary, the Company recognizes an impairment loss based on the fair value of the investment. The Company recorded impairment charges of $78,984, $0 and $0 for the years ended June 30, 2018, 2017 and 2016, respectively.

Investment in affiliates

Affiliated companies are entities over which the Company does not have control. The Company accounts for equity investments in entities over which it has significant influence but does not own a majority voting interest or otherwise control using the equity method. Under this method, the Company’s share of profits or losses of affiliated companies is recognized in the statements of operations. The Company generally considers an ownership interest of 20% or higher to represent significant influence. The Company accounts for the investments in entities over which it has neither control nor significant influence, and no readily determinable fair value is available, using the investment cost minus any impairment, if necessary.

F-14

The Company also considers whether it has control over the funds that it serves as general partner or fund manager, and the Company also hold equity interest in those funds to the extent the risk and return is deemed acceptable.

Equity interest of more than 3-5% has generally been viewed as more than minor so that may imply significant influence. These funds are not consolidated by the Company based on the facts that the Company is not the primary beneficiary of these funds, or substantive kick-out rights exist which are exercisable by a simple-majority of non-related limited partners of these funds to dissolve (liquidate) the funds or remove the Company as the general partner of the funds without cause. The equity method of accounting is accordingly used for investments by the Company in these funds.

Other receivables

Other receivables include non-trade related, such as employee advances, rental and other deposits. An allowance for doubtful accounts is established and recorded based on managements’ assessment of potential losses based on the credit history and relationships with the parties. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was required as of June 30, 2018 and 2017.

Prepaid expenses

Prepaid expenses represented advance payments made to its vendors for certain services such as refundable deposit, consulting, communication, rent, and property management fee.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with a 0% - 5% residual value. The estimated useful lives are as follows:

Useful Life
Office equipment and furnishing	3-5 years
Leasehold improvements	Shorter of the remaining lease terms or estimated useful lives

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income (loss). Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Impairment for long-lived assets

Long-lived assets, including property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of June 30, 2018, 2017 and 2016, no impairment of long-lived assets was recognized.

Customer deposits

Customer deposits represent the funds received from preferred investors to be invested in targeted financial products. These funds will be returned to investors with the contracted investment returns from the financial products upon maturity or exit of the investments. Pursuant to agreements with clients, the client pays an 1.5% service fee to the Company. If the total return of the investment is lower than 10%, clients will receive all proceed from liquidation of the investment. If the total return of the investment is higher than 10% upon liquidation of the investment, the Company is entitled to a contingent fee of 40% of the proceeds exceeding 10% of total return on investment. The Company is not obligated to provide any specific return. Any subsequent change in fair value of the investment held for on behalf of the customers will be attributable to the investors and adjusted through customer deposit.

F-15

Noncontrolling Interests

Noncontrolling interest consists of an aggregate of 9.7923% of the equity interests of Puhui Beijing and subsidiaries held by Beijing Synergetic and 40% interest of Beijing Haipeng, Beijing Jiahe, Shanghai Hengshi, Shanghai Shengshi, Shanghai Shangying and 43% interest of Beijing Haidai held by other investors. Excess of contribution received from noncontrolling shareholders over carrying value of the entity is recorded in additional paid in capital. The noncontrolling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the face of the consolidated statement of operations as an allocation of the total income or loss for the year between non-controlling interest holders and the shareholders of the Company.

Noncontrolling interest consist of the following:

	June 30,	June 30,
	2018	2017
Beijing Synergetic	$376,681	$-
Beijing Haipeng	(71,624)	-
Beijing Jiahe	(142,493)	-
Shanghai Hengshi	(20,978)	-
Shanghai Shengshi	(113,631)	-
Beijing Shanying	(26,418)	-
Beijing Haidai	(4,050)	-
Total noncontrolling interest	(2,513)	-

Operating lease

The Company leases offices and dormitories under operating lease agreements. Certain lease agreements contain scheduled rent increases, tenant improvement allowances or free rent clauses during the term of the lease which are recorded as deferred rent liabilities. Deferred rent liabilities represent the cumulative amount charged to operations under these leases in excess of the amounts paid. Rent expense is amortized on a straight-line basis to operating expense over the applicable lease term.

Income taxes

The Company accounts for income taxes in accordance with U.S. GAAP. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets is for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes is accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2018, 2017 and 2016. As of June 30, 2018, the Company’s income tax returns filed for December 31, 2017, 2016 and 2015 are subject to examination by applicable taxing authorities.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements. The Company considers the carrying amount of cash, accounts receivable, other receivables, short term held-to maturity investments, other payable and accrued liabilities, based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

F-16

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●        Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●        Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

Basic earnings (loss) per share are computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. As of June 30, 2018, there was no diluted shares.

Defined contribution plan

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were $393,242, $614,923 and $1,687,725 for the years ended June 30, 2018, 2017 and 2016, respectively.

Recently issued accounting pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018 (including interim reporting periods within those periods), which means it will be effective for the Company’s fiscal year beginning August 1, 2018. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. In December 2016, the FASB further issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers” (“ASU 2016-20”), which makes minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard. These amendments have the same effective date as the new revenue standard. Preliminarily, the Company plans to adopt Topic 606 in the first quarter of its fiscal 2019 using cumulative effect transition method, and is continuing to evaluate the impact of its pending adoption of Topic 606 will have on its financial statements.  The Company believes that its current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASU 2014-09.  Potential adjustments to input measures are not expected to be pervasive to the majority of the Company’s contracts.  While no significant impact is expected upon adoption of the new guidance, the Company will not be able to make that determination until the time of adoption based upon outstanding contracts at that time.

In November 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The update requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The update applies to all entities that present a classified statement of financial position. For public business entities, the ASU is effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted as of the beginning of an interim or annual reporting period. The Company has elected to adopt the ASU, and its effects are reflected in the Company’s consolidated financial statements.

F-17

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The update requires equity investments (except those accounted for under the equity method or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. It eliminated the requirement for public entities to disclose the method(s) and significant assumptions used to estimate the fair value that is require to be disclosed for financial instruments measured at amortized cost on the balance sheet. In February 2018, the FASB issued a separate update for technical corrections and improvements related to Update 2016-01 to increase stakeholders’ awareness of the amendments and to expedite the improvements. For public entities, the ASU is effective for the fiscal years beginning after December 15, 2017, including interim periods within those fiscal years beginning after June 15, 2018. The Company plans to adopt ASU 2016-01 in the first quarter of its fiscal 2019. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In February 2016, the Financial Accounting Standard Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Amendments to the ASC 842 Leases. This update requires lessee to recognize the assets and liability (the lease liability) arising from operating leases on the balance sheet for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Within twelve months or less lease term, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. If a lessee makes this election, it should recognize lease expense on a straight-line basis over the lease term. In transition, this update will be effective for public entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Management is evaluating the effect, if any, on the Company’s consolidated financial statements.

In August 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The amendments provide guidance on the following eight specific cash flow issues: (1) Debt Prepayment or Debt Extinguishment Costs; (2) Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing; (3) Contingent Consideration Payments Made after a Business Combination; (4) Proceeds from the Settlement of Insurance Claims; (5) Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned; (6) Life Insurance Policies; (7) Distributions Received from Equity Method Investees; (8) Beneficial Interests in Securitization Transactions; and Separately Identifiable Cash Flows and Application of the Predominance Principle. The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests held through related parties that are under common control. The amendments in this ASU require that the reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). This Accounting Standards Update adds SEC paragraphs pursuant to an SEC Staff Announcement made at the July 20, 2017 Emerging Issues Task Force meeting. The Company is currently evaluating the effect, if any, on the Company’s consolidated financial statements.

In November 2017, the FASB issued ASU 2017-14, Income Statement-Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606). This Accounting Standards Update supersedes various SEC paragraphs and amends an SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 116 and SEC Release No.33-10403. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

F-18

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.\

In June 2018, the FASB issued ASU 2018-07 – Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which to include share-based payment transactions for acquiring goods and services from non-nonemployees, which nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. The definition of the term grant date is amended to generally state the date at which a grantor and a grantee reach a mutual understanding of the key terms and conditions of a share based payment award. The amendments are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 – Variable interest entity

On January 30, 2018, Puhui WFOE entered into Contractual Arrangements with Puhui Beijing and its Participating Shareholders. The significant terms of these Contractual Arrangements are summarized in “Note 1 - Nature of business and organization” above. As a result, the Company classifies Puhui Beijing as a VIE. Puhui Qingdao is the general partner in ten limited partnerships and consolidated nine partnerships as disclosed in Note 1.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Puhui WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Puhui Beijing because it has both of the following characteristics:

(1)         The power to direct activities at Puhui Beijing that most significantly impact such entity’s economic performance, and

(2)         The obligation to absorb losses of, and the right to receive benefits from Puhui Beijing that could potentially be significant to such entity.

Pursuant to the Contractual Arrangements, Puhui Beijing pays service fees equal to 90.2077% of its net income to Puhui WFOE. At the same time, Puhui WFOE is obligated to absorb 90.2077% of Puhui Beijing’s losses. The Contractual Arrangements are designed so that Puhui Beijing operates for the benefit of Puhui WFOE and ultimately, the Company.

Accordingly, the accounts of Puhui Beijing are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in the Company’s financial statements.

The carrying amount of the VIE’s consolidated assets and liabilities are as follows:

	June 30, 2018	June 30, 2017
Current assets	$10,224,663	$1,116,007
Property and equipment, net	135,682	83,921
Other noncurrent assets	782,911	620,265
Total assets	$11,143,256	$1,820,193

F-19

	June 30, 2018	June 30, 2017
Current liabilities:
Customer deposits	$250,529	$-
Other payables and accrued liabilities	677,215	122,188
Due to related party	196,300	368,765
Due to Puhui Cayman	3,915,964	-
Deferred revenues	303,637	-
Taxes payable	356,440	41,416
Current portion of long-term debt	302,001	-
Long-term debt	1,208,003	-
Total liabilities	$7,210,089	$532,369

The summarized operating results of the VIEs are as follows:

	For the year ended June 30, 2018	For the year ended June 30, 2017	For the year ended June 30, 2016
Operating revenues	$4,139,181	$6,649,536	$14,467,937
Income from operations	303,767	1,173,131	651,550
Net income	$125,827	$957,222	$454,645

Note 4 – Short-term investments and fair value measurement

Short-term investments consist of the following:

	June 30, 2018	June 30, 2017
Available for sale securities(1)	$278,365	$-
Investments at cost (2)	445,451	-
Equity investment (3)	377,501
Total investments	$1,101,317	$-

Fair value disclosure:

	June 30, 2018	June 30, 2018 Fair Value Level 1	Level 2	Level 3
Available for sale securities	278,365	278,365	-	-

There is no transfer between the levels for the periods presented.

(1)	As of June 30, 2018, Puhui Beijing invested in a SSLJ.com Limited’s convertible note in the amount of RMB 7 million, which is equivalent to $1,057,003, of which, approximately $105,700 was invested by Puhui Beijing and approximately $951,303 was invested on behalf of and funded by investors. The notes are automatically convertible to the note issuer’s common stock upon its successful listing on NASDAQ. Puhui Beijing is not obligated to provide any specific return on the investment. The issuer’s registration statement for its initial public offering was approved by the U.S. Securities and Exchange Commission and the issuer’s shares have commenced trading on NASDAQ on February 5, 2018 (SSLJ.com Ltd Tickler SSLJ). The Company received 213,642 shares of common stock valued at $5 per share on February 8, 2018, of which the fair value totaled the principal of the convertible note. Due to SSLJ.com was reported negative market news in July 2018, its stock price has subsequently been declining for months. Management concluded the price decline was significant and other than temporary, accordingly, recorded impairment of $778,638 against the investment cost as at June 30, 2018, among which $78,984 were recorded as impairment loss, $700,773 were recorded against customer deposits, and $1,119 were caused by exchange rate difference.

(2)	As June 30, 2018, the fund completed its registration with the Asset Management Association of China on May 25, 2018 and is in the process of finalizing the investment terms with product providers. The Company also invested a total of $445,451 in three U.S. publicly listed companies, two of which are publicly traded on Nasdaq in July and August 2018. The third one is still at funding stage, the cost approximates fair value as of June 30, 2018.

(3)	As of June 30, 2018, the Company invested in a private equity fund which is not publicly traded in the amount of $377,501. The Company accounted for the private equity fund using the equity method since the Company is the general partner and owns around 8.3% of the fund after the fund completed the second funding stage and was established on May 25, 2018, thus the Company has significant influence. The underlying assets of the fund will be invested in the medical and life sciences industry.

F-20

Note 5 – Other receivables

Other receivables consist of the following:

	June 30, 2018	June 30, 2017
Security deposits	$206,054	$302,161
Employee advances	777	9,736
Total other receivables	$206,831	$311,897

Note 6 – Prepaid expenses

Prepaid expenses consist of the following:

	June 30, 2018	June 30, 2017
Consulting fees	$144,286	$104,773
Rent	89,566	10,440
Housing provident fund	14,175	-
Refundable deposit (1)	416,761	-
Others	17,111	9,931
Total prepaid expenses	$681,899	$125,144

(1)	On April 12, 2018, the Company entered into a Memorandum of Understanding with a Hong Kong based financial services company. Pursuant to the Memorandum of Understanding, the Company has initiated due diligence to determine whether or not to proceed to enter into a binding agreement to acquire such company. The Company has made an approximately $420,000 refundable down payment to date. In the event that the Company determines to proceed with the acquisition, the Company expects to use cash currently available on our balance sheet to consummate the transaction. The total cost of such acquisition would amount to HKD26,600,000 (approximately $3.4 million).

Note 7 – Property and equipment, net

Property and equipment consist of the following:

	June 30, 2018	June 30, 2017
Office equipment and furniture	$284,422	$298,220
Leasehold improvements	110,466	-
Less: accumulated depreciation and amortization	(259,206)	(214,299)
Total	$135,682	$83,921

Depreciation and amortization expense for the years ended June 30, 2018, 2017 and 2016 amounted to $78,514, $93,403 and $110,683, respectively. The Company disposed of fixed assets with a basis of $3,748, $101,714 and $6,332 in the years ended June 30, 2018, 2017 and 2016 and incurred a loss from disposal in the amount of $280, $62,556 and $5,565, respectively.

Note 8 – Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	June 30, 2018	June 30, 2017
Salary	$127,128	$82,435
Professional fees	-	35,903
Childbirth insurance	20,138	-
Interest	120,635	-
Rent	31,813	3,850
Advances from former shareholder (1)	377,501	-
Total	$677,215	$122,188

(1)	The advances are provided by former shareholder, Shanghai Fengshui. The fund is bearing no interest and due on demand. Since Shanghai Fengshui quited its investment in the Company in August 2017, the amount was reclassified from due to related parties to other payables. As of June 30, 2018, Shanghai Fengshui did not request repayment of the fund.

F-21

Note 9 - Long term debt

In November 2017, Puhui Beijing entered into two loan agreements for a total amount of $1,510,004 with two individuals, which mature in November 2020. The interest rate is 13.5% per annum. Twenty percent of the principal is due in one year from the loan origination date.

Interest expense for the years ended June 30, 2018, 2017 and 2016 amounted to $122,806, $0 and $0, respectively. The interest is paid annually according to the loan agreements thus no interest payment has been made as of June 30, 2018.

Note 10 – Taxes

Income tax

Cayman Islands and BVI

Under the current laws of the Cayman Islands and BVI, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no withholding tax will be imposed.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, our subsidiary established in Hong Kong is subject to 16.5% income tax on taxable income generated from operations in Hong Kong. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any Hong Kong withholding tax. The Company did not generate any revenue from operations in Hong Kong since its inception, and therefore is not subject to any income taxes in Hong Kong.

PRC

Under the Income Tax Laws of the PRC, the Company’s VIE and the subsidiaries of the VIE are subject to income tax at a rate of 25%.

The Company’s income tax benefit (expense) is as follows:

	For the years ended June 30,
	2018	2017	2016
Current
China	$298,935	$-	$-

Deferred
China	(150,615)	175,435	209,923
Total income tax expense	$148,320	$175,435	$209,923

The following table reconciles China statutory rates to the Company’s effective tax rate:

	For the years ended June 30,
	2018	2017	2016

China income tax rate	25.0%	25.0%	25.0%
Effect of permanent difference	9.6%	3.1%	5.5%
Change in valuation allowance	19.5%	(12.6)%	1.1%
Effective tax rate	54.1%	15.5%	31.6%

F-22

Deferred tax assets - China

The Company’s Chinese VIE and subsidiaries incurred operating losses of $8,918,079 in the period from its inception in December 31, 2013 to June 30, 2015, resulting in $2,244,188 of deferred tax assets from the operating losses.

According to Chinese tax regulations, net operating losses can be carried forward to offset operating income for the next five years. Significant components of deferred tax assets were as follows:

	June 30, 2018	June 30, 2017
Net operating losses	$1,685,498	$1,543,718
Deferred revenues	75,909	-
Impairment loss	19,391	-
Total deferred tax assets	$1,780,798	$1,543,718
Valuation allowance	(997,887)	(923,453)
Deferred tax assets, net	$782,911	$620,265

The following table summarizes the changes in deferred tax assets:

	June 30, 2018	June 30, 2017
Deferred tax assets – beginning balance	$1,543,718	$1,902,877
NOL recognized (utilized)	103,056	(318,356)
Temporary differences addition	100,117	-
Exchange rate difference	33,907	(40,803)
Total deferred tax assets	$1,780,798	$1,543,718
Valuation allowance	(997,887)	(923,453)
Deferred tax assets, net	$782,911	$620,265

The Company evaluated the recoverable amounts of deferred tax assets, and provided a valuation allowance to the extent that future taxable profits will be available against which the net operating loss and temporary difference can be utilized. The Company considers both positive and negative factors when assessing the future realization of the deferred tax assets and applied weigh to the relative impact of the evidences to the extent it could be objectively verified.

The Company’s NOL resides with different tax reporting entities. Management has provided 100% allowances for those NOL incurred by all its PRC VIE and subsidiaries except for Puhui Beijing because these entities either had historical losses or were in set up stage thus are not probable to generate adequate taxable income in next five years. Puhui Beijing incurred NOL of $8.6 million resulting in $2.2 million of deferred tax assets as of June 30, 2015. It started to make profits and utilize the NOL carryforwards in the fiscal year of 2016 and 2017. Management has provided partial allowances for Puhui Beijing’s NOL to the extent that the NOL will be utilized to offset future taxable income. At June 30, 2018, after the valuation allowance, Puhui Beijing has net operating loss carryforwards for income tax purposes of $2.5 million which are available to offset future taxable income through 2020, resulting in $782,911 of deferred tax assets.

Puhui Beijing’s tax year is based on calendar year from January 1 to December 31. It has generated pre-tax income (net of permanent differences) since both fiscal year and tax year of 2016. Puhui Beijing also generated pre-tax income for tax year of 2017 from January 1, 2017 to December 31, 2017 and utilized a portion of the NOL carryforwards. Puhui Beijing generated taxable income to realize portion of its NOL for tax year 2018 (which is based on calendar year) with the remaining NOL to be realized in 2019-2020. As such management believes current level of valuation allowance is sufficient for the Company’s deferred tax assets.

As such, the Company believes Puhui Beijing’s continuing utilization of NOL and internal forecast of future taxable income based on existing products outweighs the negative evidences of decrease in revenue and net income for the year ended June 30, 2018. The Company subsequently re-evaluated the valuation allowance for deferred tax assets by PRC entity annually, and made any additions or reversals based the results of the re-evaluation.

F-23

The following table summarizes the changes in valuation allowance for deferred tax assets:

	June 30, 2018	June 30, 2017
Beginning balance	$923,453	$1,089,284
Additions	358,140	258,408
Reversals	(305,582)	(401,329)
Exchange difference	21,876	(22,910)
Ending balance	997,887	923,453

Taxes payable consisted of the following:

	June 30, 2018	June 30, 2017
VAT taxes payable	$62,366	$26,662
Income taxes payable	266,417	-
Other taxes payable	27,657	14,754
Totals	$356,440	$41,416

Note 11 – Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. As of June 30, 2018 and 2017, $4,809,040 and $322,518 were deposited in banks located in the PRC, respectively.

Customer concentration risk

For the year ended June 30, 2018, four customers accounted for 17.2%, 15.7%, 13.7% and 13.0% of the Company’s revenues. For the year ended June 30, 2017, one customer accounted for 66% of the Company’s revenues. For the year ended June 30, 2016, one customer accounted for 99.5% of the Company’s revenues.

Note 12 – Segment reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280, which is value-added wealth management services.

The following table presents revenue by major service categories (from third parties and related parties) for the years ended June 30, 2018, 2017 and 2016, respectively:

	June 30, 2018	June 30, 2017	June 30, 2016
Investment advisory	$4,020,791	$6,591,971	$14,563,170
Fund management	139,070	92,674	-
Sales taxes	(20,680)	(35,109)	(95,233)
Total revenues	$4,139,181	$6,649,536	$14,467,937

All of the Company’s revenue are derived from, and its assets are located in the PRC.

F-24

Note 13 – Related party transaction

Accounts receivables – related party consisted of the following:

	Relationship	June 30, 2018	June 30, 2017

Beijing Dongfang Puzhong Consulting Center (Limited Partnership)	Shareholder of Puhui Beijing	$372,216	$-
Beijing Dongfang Henghui Consulting Center (Limited Partnership)	Shareholder of Puhui Beijing	679,502	-
Total		$1,051,718	$-

These accounts receivables will be collected by the end of October 2018.

Other payables – related party consisted of the following:

	Relationship	June 30, 2018	June 30, 2017

Ru Peng Limited	Shareholders of Puhui Cayman	$196,300	$-

Shanghai Fengsui Investment Management Co., Ltd	Former shareholder	-	368,765
Total		$196,300	$368,765

Revenues – related party consisted of the following:

		For the years ended June 30,
	Relationship	2018	2017

Finup Co., Ltd.	Former shareholder	$-	$4,414,124
Shanghai Fengsui Investment Management Co., Ltd.	Former Shareholder	-	332,886
Huzhou Meiyu Investment and Management Limited Partnership	Under common control of Shanghai Fengsui	-	427,454
Beijing Dongfang Henghui Consulting Center (Limited Partnership)	Shareholder of Puhui Beijing	652,578	-
Beijing Dongfang Puzhong Consulting Center (Limited Partnership)	Shareholder of Puhui Beijing	357,468	-
Beijing Synergetic SIFT Asset Management Co. Ltd.	Minority shareholder of Puhui Beijing	171,555	-
Xinyu Jiji Investment Center (Limited Partnership)	Company’s investee under equity method	169,914	-
Total		$1,351,515	$5,174,464

Note 14 – Equity

Capital contribution

For the year ended June 30, 2016, Puhui Beijing received $0 of capital contributions from controlling interest shareholders. For the year ended June 30, 2017, Puhui Beijing received $434,631 of capital contributions from controlling interest shareholders. For the year ended June 30, 2018, the Company received $3,957,752 and $2,511,927 of capital contributions from controlling and non-controlling interest shareholders, respectively.

Ordinary shares issuances

On November 30, 2017, 10,000,000 ordinary shares of the Company were issued to the Participating Shareholders in connection with the restructuring of the Company. The financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-25

On May 18, 2018, the Company’s Board of Directors approved a 10-for-1 forward stock split. Upon completion of the split, 1,000,000 authorized but unissued ordinary shares are re-designated as preferred shares with par value of $0.001. All shares and per share amounts in the consolidated financial statements have been retroactively restated to reflect the stock split and re-designation of shares.

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by Puhui WFOE, Puhui Beijing and its fully owned subsidiaries only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Puhui WFOE, Puhui Beijing and its wholly owned subsidiaries.

Puhui WFOE, Puhui Beijing and its wholly owned subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Puhui WFOE, Puhui Beijing and its wholly owned subsidiaries may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange.

As of June 30, 2018 and 2017, no statutory reserve has been attributed by Puhui WFOE, Puhui Beijing and its wholly owned subsidiaries.

As a result of the foregoing restrictions, Puhui WFOE, Puhui Beijing and its wholly owned subsidiaries are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulation in the PRC may further restrict Puhui WFOE, Puhui Beijing and its wholly owned subsidiaries from transferring funds to the Company in the form of dividends, loans and advances. As of June 30, 2018 and 2017, amounts restricted are the net assets of Puhui WFOE, Puhui Beijing and its wholly owned subsidiaries, which amounted to $7,849,131 and $1,287,824, respectively.

Employee Stock Compensation

The Puhui Wealth Investment Management Co., Ltd. 2018 Equity Incentive Plan (“Incentive Plan”) was approved by the board of directors on June 15, 2018 by unanimous written consent. The Incentive Plan, which will be administered by the Compensation Committee of our Board of Directors, allows for awards up to a maximum of 1,500,000 restricted ordinary shares. Under the Incentive Plan, the Compensation Committee may grant ordinary shares to directors, officers, managers, employees, consultants and advisors of our company or our affiliates; provided, that the Compensation Committee may not grant to any one person in any one calendar year awards for more than 150,000 ordinary share in the aggregate. No shares have been granted as of the date of this report.

Note 15 – Commitments and contingencies

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity. As of June 30, 2018, the Company was not aware of any litigations or lawsuits against them.

Commitments

On April 12, 2018, the Company entered into a Memorandum of Understanding with a Hong Kong based financial services company. Pursuant to the Memorandum of Understanding, the Company has initiated due diligence to determine whether or not to proceed to enter into a binding agreement to acquire such company. The Company has made an approximately $420,000 refundable down payment to date. In the event that the Company determines to proceed with the acquisition, the Company expects to use cash currently available on our balance sheet to consummate the transaction. The total cost of such acquisition would amount to HKD26,600,000 (approximately $3.4 million).

The Company has entered into operating lease agreements for seven office units and two residential units. The Company has a lease agreement for one office unit in Beijing which will expire on November 30, 2018, with monthly payment including property management fees of approximately $23,000. The Company has a lease agreement for one residential unit in Beijing which will expire on October 25, 2018, with monthly payment of approximately $1,000. The Company has a lease agreement for an office unit in Shanghai that will expire on October 31, 2019, with a monthly payment including property management fees of approximately of $12,000. The Company has lease agreements for two office units in Beijing and Qingdao that will expire on November 30, 2019 and February 5, 2020, with monthly payments including property management fees of approximately $10,000 and $3,000, respectively. The Company has a lease agreement for an office in Beijing that will expire on February 29, 2020, with monthly payment including property management fees of approximately $10,000. The Company has lease agreements for an office and a residential unit in Suzhou that will expire on March 15, 2019 and February 28, 2019, with monthly payment of approximately $2,000 and $1,000, respectively. The Company has a lease agreement for one office unit in Beijing which will expire on July 31, 2020, with monthly payment including property management fees of approximately of $16,000.

F-26

Total operating lease expenses for the years ended June 30, 2018, 2017 and 2016 were approximately $572,000, $1,179,000, and $1,774,690, respectively. The Company’s commitments for minimum lease payment under these operating leases with a term of one year or more are as follow:

Twelve months ending June 30,	Minimum lease payment
2019	$775,339
2020	432,930
2021	17,837
Total minimum payments required	$1,226,106

Note 16 - Subsequent events

For purpose of preparing these consolidated financial statements, the Company considered events through October 29, 2018, which is the date the consolidated financial statements were available for issuance. Except for those disclosed above, there were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements.

F-27

Minimum Offering: $8,000,000                                                      (1,333,334 Ordinary Shares)

Maximum Offering: $12,000,000                                                    (2,000,000 Ordinary Shares)

Maximum Offering with Over-Subscription:      $13,800,000     (2,300,000 Ordinary Shares)

Puhui Wealth Investment Management Co., Ltd.

Until December 17, 2018 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Joseph Stone Capital, LLC

The date of this prospectus is November 6, 2018